UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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TEVA PHARMACEUTICAL INDUSTRIES LIMITED

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From Our Chairman of the Board

Dear Shareholder,
Dr. Sol J. Barer

I am writing this letter at a critical time for all our stakeholders, as we face the global effects of the coronavirus (COVID-19) crisis. This is a moment when the importance of a strong and resilient pharmaceutical industry is paramount to the wellbeing of all of us. I will cover my customary annual review of Teva’s activity over the past year in the following paragraphs, but first it is important for all those reading these words and the accompanying proxy statement to be aware that Teva is fully committed and engaged in assisting all its stakeholders in dealing with the public health challenges that lay ahead in recognition of the critical role we play as the leading generic pharmaceutical company in the world.

During 2019, our comprehensive two-year restructuring plan achieved its goals, including a $3 billion reduction to Teva’s total cost base. We reduced our net debt to less than $26 billion from $34 billion at the end of 2017 and we successfully refinanced some near-term debt, which stabilized our debt horizon for the coming years. Despite the conclusion of our formal restructuring plan, we continue to evaluate opportunities to further optimize our manufacturing and supply network to achieve additional operational efficiencies.

We have been increasingly concentrating efforts on our growth for the future. We refocused the strategy of our generics business to concentrate on products with higher profitability. We are also seeing stability in our U.S. generics business, where we continue to lead in total prescriptions and new prescriptions, as well as growth in Europe. AUSTEDO® for Huntington’s disease and other movement disorders continues to grow rapidly. Our proprietary biologic migraine drug AJOVY® is expanding with launches in the European Union and has also received FDA and European approval for an auto-injector device, which is expected to contribute further to the success of this product and provide much needed relief for migraine sufferers worldwide. We also continued to manage the decline of COPAXONE® in the face of increased competition. We recently launched TRUXIMA®, the first rituximab biosimilar to be approved in the U.S., and HERZUMA® is expected to be available in the United States in the first quarter of 2020. TRUXIMA® and HERZUMA® are also expected to be available in Canada in the first quarter of 2020.

We achieved our 2019 business and financial targets and are implementing plans to return Teva to growth through disciplined execution of our strategy. These accomplishments will hopefully translate into an improvement in our share price, despite the overhang from major litigations. Undoubtedly, there are still many challenges ahead but the Board of Directors and I have full confidence in our management team, led by our President and CEO Kåre Schultz, to provide stable growth over the long-term and position Teva as a leading global pharmaceutical company. As you will see in our proxy statement, I am pleased that we have been able to reach an agreement to secure Kåre in his position for an additional year in a manner intended to further align his interests with our stakeholders, and I’m heartened that Teva will continue to benefit from his leadership for an extended period.

We continue our efforts to attract the highest quality talent to our Board and in that regard we are pleased to present for shareholder consideration the nomination of Janet Vergis, a veteran pharma executive with many years of experience, who, if elected, will bring important talent and new perspectives to the Board. At the same time, on behalf of the entire Board of Directors, I would like to offer our heartfelt thanks to Murray Goldberg, who has chosen not to submit his candidacy for reelection after three years of meaningful service on the Board. As part of our ongoing quest to ensure that our Board is comprised of the most qualified and talented directors, we are proposing an amendment to our articles of association that will give us the flexibility to attract talent worldwide, while still maintaining Teva’s identification with its Israel-based corporate heritage.

Although our independent compliance monitor period has ended, our commitment to compliance and good corporate governance is steadfast, from the Board of Directors and its committees through all levels of the organization. A strong emphasis on compliance as part of Teva’s company culture ensures that we execute our strategy and conduct our business in the right way.

This year Teva published a global economic impact report, showing the billions of dollars saved by our affordable generic medicines. In 2018, Teva’s generic medicines were responsible for nearly $55 billion in savings across 18 countries, including $42 billion in the U.S. and $9 billion across 12 European countries. Teva’s generic medicines improve access to quality, critical treatment for patients and contribute to the economic sustainability of healthcare systems worldwide. This is just one aspect of our focus on contributing to healthy communities and leading a responsible business.

Teva believes it has a responsibility as a corporate citizen to play a constructive role along with other stakeholders in addressing the opioid crisis across the United States. Toward the close of 2019, the Board published a report on opioid-related governance measures taken by Teva, in response to feedback from our shareholders that opioid-related risks deserve greater attention from the healthcare industry. We continue to engage with investors on this subject and have settled some initial opioid trials. The legal team is working intensely toward a framework aimed at resolving the remaining litigation in a manner that will truly benefit and improve the lives of people suffering from opioid addiction.

We continued to strengthen our relationships with shareholders this year through shareholder outreach efforts to receive feedback on our corporate governance, ESG and executive compensation programs as well as the continual discussions we have regarding our business and strategic initiatives. These conversations are a priority and we believe this dialogue has been and will continue to be very productive, and has impacted and will continue to influence our approach to issues that matter to our investors and other stakeholders.

I would like to personally thank Teva’s many dedicated employees for their dedication and contribution to Teva’s success around the world. It cannot be overstated how committed Teva is to proactively minimizing the potential impact of coronavirus on our employees, patients, customers and business throughout the world. Management is working closely with the relevant authorities to find ways where our resources can be of assistance to governments and health authorities worldwide, while protecting our employees and stakeholders, including the communities where we operate and do business. I receive regular updates on these matters and our full Board is also being kept regularly apprised of the situation.

On behalf of the Board of Directors and the management team, we thank you, our shareholders, for your faith and belief in Teva. We would not be able to execute on our important mission without your continued support.

Sincerely, Dr. Sol J. Barer Chairman of the Board of Directors April 22, 2020

                                 Notice of 2020 Annual Meeting of Shareholders

DATE AND TIME:	Tuesday, June 9, 2020, at 4:30 p.m., Israel time

PLACE:	Teva’s executive offices at 5 Basel Street Petach Tikva, 4951033 Israel

ITEMS OF BUSINESS:

Proposal 1: To appoint the following persons to the Board of Directors: Dr. Sol J. Barer, Jean-Michel Halfon, Nechemia (Chemi) J. Peres and Janet S. Vergis to serve until our 2023 annual meeting of shareholders.

Proposal 2: To approve, on a non-binding advisory basis, the compensation for Teva’s named executive officers.

Proposal 3: To approve Teva’s 2020 Long-Term Equity-Based Incentive Plan, substantially in the form attached as Appendix A to this Proxy Statement.

Proposal 4: To approve an amendment to the terms of office and employment of Teva’s President and Chief Executive Officer.

Proposal 5: To approve an amendment to Teva’s Articles of Association.

Proposal 6: To appoint Kesselman & Kesselman, a member of PricewaterhouseCoopers International Ltd., as Teva’s independent registered public accounting firm until Teva’s 2021 annual meeting of shareholders.

In addition, shareholders will consider Teva’s annual consolidated financial statements for the year ended December 31, 2019.

The Board of Directors recommends that you vote FOR all proposals.

Teva urges all of its shareholders to review its annual report (“Annual Report”) on Form 10-K for the year ended December 31, 2019.

PRELIMINARY NOTICE UNDER ISRAELI LAW:

On March 19, 2020, Teva filed a preliminary notice and proxy statement with the U.S. Securities and Exchange Commission and the Israeli Securities Authority, which notice served as a preliminary notice regarding our 2020 annual meeting of shareholders, pursuant to Section 5C of the Israeli Companies Regulations (Notice and Announcement of a General Meeting and a Class Meeting in Public Company and Adding Subjects to the Agenda), 5760-2000.

RECORD DATE:	Only holders of ordinary shares (or American Depositary Shares representing such ordinary shares) of record at the close of business on April 30, 2020 will be entitled to vote at the Annual Meeting. Two holders of ordinary shares who are present at the Annual Meeting, in person or by proxy or represented by their authorized persons, and who hold in the aggregate twenty-five percent or more of such ordinary shares, shall constitute a legal quorum. Should no legal quorum be present one-half hour after the scheduled time, the Annual Meeting shall be adjourned to one week from that day, at the same time and place.

By Order of the Board of Directors,

Dov Bergwerk

Senior Vice President,

Company Secretary

April 22, 2020

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on June 9, 2020

The accompanying Proxy Statement and our Annual Report are available at www.tevapharm.com/2020proxymaterials. We expect the proxy materials to be mailed and/or made available on or before April 29, 2020.

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Questions and Answers About the Annual Meeting

The Meeting

When and where will the Annual Meeting be held?

The 2020 Annual Meeting of Shareholders (the “Annual Meeting”) of Teva Pharmaceutical Industries Limited (“we,” “us,” “our”, “Teva” or the “Company”) will be held at Teva’s executive offices at 5 Basel Street, Petach Tikva, 4951033 Israel, on Tuesday, June 9, 2020, at 4:30 p.m., Israel time.

As part of our precautions regarding the coronavirus or COVID-19, we are preparing for the possibility that, if necessary, the Annual Meeting may be conducted by means of remote communication. If we take this step, we will announce the decision to do so in advance as well as the manner to participate in such meeting.

Who may attend the Annual Meeting?

Attendance at the Annual Meeting, including any adjournments or postponements thereof, will be limited to holders of record as of the close of business on April 30, 2020 (the “Record Date”) who hold ordinary shares or American Depositary Shares (“ADSs”), directly in their own name, and beneficial owners who hold ordinary shares or ADSs through a broker, bank or other nominee rather than directly in their own name, and each of their legal proxy holders or their authorized persons. To gain admission to the Annual Meeting, one must have a form of government-issued photograph identification and proof of ownership as of the Record Date. Legal proxy holders and authorized persons will also need to submit a document of appointment, in accordance with Teva’s Articles of Association.

What is a quorum for the Annual Meeting?

A minimum of two holders of ordinary shares (or ADSs representing such ordinary shares) who are present at the Annual Meeting, in person or by proxy or represented by their authorized persons, and who hold in the aggregate twenty-five percent or more of such ordinary shares (or ADSs representing such ordinary shares), will constitute a legal quorum. At the close of business on March 10, 2020, 1,095,316,221 ordinary shares were outstanding and entitled to vote. Ordinary shares held in treasury will not be included in the calculation to determine if a quorum is present. Abstentions and broker non-votes will be considered present and entitled to vote for the purpose of determining the presence of a quorum. Should no legal quorum be present one half hour after the scheduled time, the Annual Meeting will be adjourned to one week from that day, at the same time and place. Should such legal quorum not be present one half hour after the time set for the Annual Meeting, as adjourned, any two holders of ordinary shares present, in person or by proxy, who jointly hold twenty percent or more of such ordinary shares (or ADSs representing ordinary shares) will then constitute a legal quorum.

Who may vote at the Annual Meeting?

Ordinary Shares

Holders of record of ordinary shares as of the Record Date may vote at the Annual Meeting.

Beneficial owners who hold ordinary shares through a broker, bank or other nominee rather than directly in their own name have the right to direct their broker, bank or other nominee how to vote using the instructions provided by the broker, bank or nominee, but may not vote their shares in person at the Annual Meeting unless they obtain a legal proxy giving them the right to vote their shares at the Annual Meeting from the broker, bank or other nominee holding their shares in street name.

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Questions and Answers About the Annual Meeting

ADSs

As an ADS holder, you will not be entitled to vote in person at the Annual Meeting. To the extent you provide the Depositary (as defined below) or your broker, bank or other nominee, as applicable, with voting instructions, the Depositary has advised us that it will vote the ordinary shares underlying your ADSs in accordance with your instructions.

You also may exercise the right to vote the ordinary shares underlying your ADSs by surrendering your ADSs to Citibank, N.A., as depositary for the ADSs (the “Depositary”) for cancellation and withdrawal of the corresponding ordinary shares pursuant to the terms described in the Second Amended and Restated Deposit Agreement (the “Deposit Agreement”), dated as of December 4, 2018, by and among the Company, the Depositary, and the holders and beneficial owners of ADSs. In order to be able to attend, and vote at the Annual Meeting, you must complete the ADS cancellation process and become a holder of the corresponding ordinary shares by the Record Date. However, it is possible that you may not have sufficient time to withdraw your ordinary shares and vote them at the upcoming Annual Meeting as a holder of record of ordinary shares as of the Record Date. Holders of ADSs may incur additional costs associated with the ADS cancellation process.

Voting

How can I vote my ordinary shares or ADSs?

Your vote is very important and we encourage you to vote your shares and submit your proxy regardless of whether or not you plan to attend the Annual Meeting in person. Each issued and outstanding ordinary share (or ADS representing an ordinary share) shall entitle its holder to one vote on each matter properly submitted at the Annual Meeting. Ordinary shares held in treasury by Teva do not entitle Teva to vote in respect thereof at the Annual Meeting.

Ordinary Shares

Record holders of ordinary shares: If you are the record holder of ordinary shares as of the Record Date, you have the right to (i) vote in person at the Annual Meeting, (ii) vote by submitting your proxy card by mail, (iii) grant your voting proxy to an authorized person, or (iv) if you are a Non-Registered Holder (as defined below), vote by submitting your proxy card and proof of ownership by mail or by submitting your voting instructions through the electronic voting system of the Israeli Securities Authority.

If you choose to submit your proxy card by mail, mark the enclosed proxy card in accordance with the instructions, date, sign and return it to Teva. To be taken into account, your proxy card must be received by Teva by 4:30 p.m., Israel time, on June 5, 2020, unless determined otherwise by the chairman of the Annual Meeting.

If you appoint another person to act as your authorized proxy, such proxy must be written and made known to Teva by 4:30 p.m., Israel time, on June 5, 2020, unless determined otherwise by the chairman of the Annual Meeting.

Non-registered holders of ordinary shares: If you held ordinary shares as of the Record Date pursuant to Section 177(1) of the Israeli Companies Law, 5759-1999, as amended (the “Israeli Companies Law”), whose shares are held through a nominee company (a “Non-Registered Holder”), you may submit your vote (i) by submitting your proxy card by mail, together with a proof of share ownership as of the Record Date, by 4:30 p.m., Israel time, on June 5, 2020, unless determined otherwise by the chairman of the Annual Meeting; or (ii) through the electronic voting system of the Israeli Securities Authority. In order to vote through such electronic voting system, you will need to identify yourself with a personal access code obtained from a member of the Tel Aviv Stock Exchange (“TASE”), which is usually the bank where you

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Questions and Answers About the Annual Meeting

held your ordinary shares as of the Record Date. To be taken into account, your vote must be submitted at least six hours prior to the Annual Meeting (i.e., before 10:30 a.m., Israel time, on June 9, 2020). You can access the voting system at https//:votes.isa.gov.il, or through the hyperlink included in Teva’s filing with respect to this Annual Meeting as publicized on MAGNA, the Israeli Securities Authority’s electronic filing system, at www.magna.isa.gov.il, or on the TASE’s website, at www.maya.tase.co.il. A Non-Registered Holder may contact the TASE member holding the shares for instructions on how to vote the ordinary shares and should carefully follow the voting procedures provided.

ADSs

The Deposit Agreement sets out the rights of ADS holders as well as the rights and obligations of the Depositary. Each ADS represents the right to receive one ordinary share deposited with Citibank Tel Aviv, as custodian for the Depositary under the Deposit Agreement or any successor custodian.

Record holders of ADSs: If you are a record holder of ADSs as of the Record Date, you will receive instructions from the Depositary for the ordinary shares underlying your ADSs to be voted. If you held ADSs directly as of the Record Date, you have the right to instruct the Depositary how to vote. So long as the Depositary receives your voting instructions by 8:00 a.m., Eastern time, on June 8, 2020, it will, to the extent practicable and subject to Israeli law and the terms of the Deposit Agreement, vote the underlying ordinary shares as you instruct.

Beneficial owners of ADSs that are registered in the name of a broker, bank or other agent: If you beneficially own ADSs as of the Record Date through a broker, bank or other nominee, such intermediary will provide you instructions on how you may vote the ordinary shares underlying your ADSs. Please check with your broker, bank or other nominee, as applicable, and carefully follow the voting procedures provided to you.

How will my ordinary shares or ADSs be voted if I do not vote?

Ordinary Shares

If you hold ordinary shares and do not (i) vote in person at the Annual Meeting, (ii) vote by submitting your proxy card by mail, (iii) grant your voting proxy to an authorized person or (iv) as a Non-Registered Holder, vote by submitting your proxy card and proof of ownership by mail or through the electronic voting system of the Israeli Securities Authority, your ordinary shares will not be counted as votes cast and will have no effect on the outcome of the vote with respect to any matter.

ADSs

If you are a record holder of ADSs and do not instruct the Depositary how to vote the ordinary shares underlying your ADSs, the ordinary shares underlying your ADSs will not be counted as votes cast and will have no effect on the outcome of the vote with respect to any matter.

If you are a beneficial owner whose ADSs are held of record by a broker, your broker has “discretionary voting” authority under the New York Stock Exchange (“NYSE”) rules to vote the shares represented by your ADSs on “routine” matters, such as the ratification of appointment of Kesselman & Kesselman, a member of PricewaterhouseCoopers International Ltd., as our independent registered public accounting firm, even if the broker does not receive voting instructions from you. However, your broker does not have discretionary authority absent specific instructions from you to vote on the following “non-routine” matters: the election of directors, the advisory vote on the compensation of our named executive officers, the approval of Teva’s 2020 Long-Term Equity-Based Incentive Plan, the approval of an amendment to the terms of office and employment of Teva’s President and Chief Executive Officer and the approval of an amendment to Teva’s Articles of Association, in which case a broker non-vote will occur and the shares represented by your ADSs will not be voted on these matters.

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Questions and Answers About the Annual Meeting

What are the voting requirements to elect the directors and to approve each of the proposals discussed in this Proxy Statement?

According to the Israeli Companies Law, our Articles of Association and the resolutions of Teva’s Board of Directors (the “Board of Directors” or the “Board”) to allow a simple majority for the approval of Proposal 5 (Amendment to Teva’s Articles of Association) pursuant to Article 106 of our Articles of Association, the affirmative vote of the holders of a majority of Teva ordinary shares participating and voting at the Annual Meeting, in person or by proxy or through their representatives, is required to adopt Proposal 5 as well as each of the other proposals. Cumulative voting is not permitted. Under the terms of the Deposit Agreement, the Depositary shall endeavor (insofar as is practicable and in accordance with our Articles of Association) to vote or cause to be voted the number of ordinary shares represented by ADSs in accordance with the instructions provided by the holders of ADSs to the Depositary by the deadline set. If instructions are not received by the Depositary by the deadline, the ordinary shares represented by such uninstructed ADSs shall not be voted at the Annual Meeting. If instructions are signed and timely returned to the Depositary, but no specific voting instruction is marked for a proposal, the holder shall be deemed to have directed the Depositary to give voting instructions “FOR” the unmarked proposal.

Can I change my vote?

Ordinary Shares

If you hold ordinary shares of record and submit your proxy card to vote by mail or appoint a proxy in advance of the Annual Meeting, you may change your vote by delivering a valid later-dated proxy within the time limitations set forth above, or voting in person at the Annual Meeting.

If you are a Non-Registered Holder of ordinary shares and vote through the electronic voting system of the Israeli Securities Authority, you may revoke your vote through such voting system at least six hours prior to the Annual Meeting (i.e., before 10:30 a.m., Israel time, on June 9, 2020), or by voting in person at the Annual Meeting. If you are a Non-Registered Holder of ordinary shares and submit your proxy card to vote by mail or appoint a proxy in advance of the Annual Meeting, you may change your vote by delivering a valid later-dated proxy within the time limitations set forth above, or voting in person at the Annual Meeting.

Attendance at the Annual Meeting will not cause your previous vote to be revoked unless you specifically so request.

ADSs

If you are the record owner of ADSs, you must follow the instructions provided by the Depositary in order to change your vote. If you hold your ADSs through a broker, bank or other nominee, you must follow the instructions provided by your broker, bank or other nominee, in order to change your vote. The last instructions you submit prior to the deadline indicated by the Depositary or the broker, bank or other nominee, as applicable, will be used to instruct the Depositary how to vote the ordinary shares underlying your ADSs. Attendance at the Annual Meeting will not cause your previous vote to be revoked.

Proxy Materials

Why did I receive a “Notice of Internet Availability of Proxy Materials” but no proxy materials?

We distribute our Notice of Annual Meeting of Shareholders, Proxy Statement and Annual Report (collectively, the “proxy materials”) to certain shareholders via the Internet under the “Notice and Access” approach permitted by rules of the U.S. Securities and Exchange Commission (the “SEC”). This approach conserves natural resources and reduces our distribution costs, while providing a timely and convenient

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Questions and Answers About the Annual Meeting

method of accessing the materials and voting. On or by April 29, 2020, we expect to have mailed a “Notice of Internet Availability of Proxy Materials” to participating shareholders containing instructions on how to access the proxy materials on the Internet.

Can I access the proxy materials on the Internet?

The proxy materials are available on our website at www.tevapharm.com/2020proxymaterials. Information on our website is not part of the proxy materials and is not incorporated into the proxy statement by reference. Record owners of our ADSs may also access the proxy materials at www.investorvote.com/teva by following the instructions provided by the Depositary. Beneficial owners of our ADSs may also access the proxy materials at www.proxyvote.com by following the instructions provided by your broker, bank or other nominee. Instead of receiving future proxy statements and accompanying materials by mail, most shareholders and ADS holders can elect to receive an e-mail that will provide electronic links to them. Opting to receive your proxy materials online will conserve natural resources and will save us the cost of producing documents and mailing them to you. The proxy materials are also available through Teva’s public filing on MAGNA (the Israeli Securities Authority’s electronic filing system) at www.magna.isa.gov.il, on the TASE’s website at www.maya.tase.co.il, or on the SEC’s website at www.sec.gov.

How do I request paper copies of the proxy materials at no charge?

You may contact Investor Relations by sending an email to TevaIR@tevapharm.com, or you may contact our proxy solicitor, MacKenzie Partners, Inc., by sending an email to proxy@mackenziepartners.com, by May 22, 2020.

If you are a record owner of ADSs, you may request proxy materials at www.investorvote.com/teva, by calling toll-free within the U.S. at (866) 641-4276 or by sending an email to investorvote@computershare.com, by May 22, 2020 and following the instructions provided by the Depositary.

If you are a beneficial owner of ADSs, you may request proxy materials by following the instructions at www.proxyvote.com or by calling toll free within the U.S. at (800) 579-1639 or by sending an email to sendmaterial@proxyvote.com by May 22, 2020 and following the instructions provided by your broker, bank or other nominee.

Other Questions

Could other matters be decided at the Annual Meeting?

The only items of business that our Board of Directors intends to present at the Annual Meeting are set forth in this Proxy Statement. As of the date of this Proxy Statement, no shareholder has advised us of the intent to present any other matter, and we are not aware of any other matter to be presented at the Annual Meeting. The Annual Meeting notice, which was attached to our preliminary proxy statement and filed on March 19, 2020 with the SEC and the Israeli Securities Authority, served as a preliminary notice regarding the Annual Meeting pursuant to Section 5C of the Israeli Companies Regulations (Notice and Announcement of a General Meeting and a Class Meeting in Public Company and Adding Subjects to the Agenda), 5760-2000. No shareholder proposals were received with respect to the Annual Meeting during the fourteen day proposal period that ended on April 2, 2020. For more information, please see “Shareholder Proposals for the 2020 Annual Meeting and the 2021 Annual Meeting” below.

Who will pay for the cost of this proxy solicitation?

Teva will bear the entire cost of solicitation of proxies, including preparation, assembly, printing, and mailing of this Proxy Statement, the voting instruction card and any additional information furnished to shareholders. Teva may reimburse brokerage firms and other persons representing beneficial owners of ordinary shares or ADSs for reasonable expenses incurred by them in forwarding proxy soliciting materials

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Questions and Answers About the Annual Meeting

to such beneficial owners. We retained MacKenzie Partners, Inc. to assist with the solicitation of proxies for a fee in the amount of $20,000, plus reimbursable expenses. In addition to solicitation by mail, certain of our directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, facsimile or personal contact.

Who can I contact if I require further assistance?

If you need assistance in submitting your proxy or have questions regarding the Annual Meeting, please contact our Investor Relations department by email at TevaIR@tevapharm.com or by mail at Teva Pharmaceutical Industries Ltd., 5 Basel Street, Petach Tikva, 4951033 Israel, attention: Investor Relations, or by telephone at +972-3-914-8171. You may also contact our proxy solicitor, MacKenzie Partners, Inc., by email at proxy@mackenziepartners.com or by calling toll free within the U.S. at +1 (800) 322-2885 or outside the U.S. at + 1 (212) 929-5500.

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Proposal 1: Election of Directors

In recent years, we strengthened our Board of Directors with the addition of new highly qualified and talented directors, including several directors with global pharmaceutical experience and other qualifications, adding expertise as well as diversity to our Board of Directors. The average tenure of our current directors is 4.5 years of service and their average age is 63 years old. We currently have two female directors serving on our Board of Directors. Subject to the approval of shareholders of this Proposal 1, we will have three female directors serving on our Board of Directors and the average age of our directors will be reduced to 61. Dr. Barer, our Chairman of the Board, is an independent director under NYSE regulations. Kåre Schultz, our President and Chief Executive Officer (the “President and CEO”) serves on the Board, which facilitates collaboration between the Board of Directors and management. Corporate governance remains a high priority and we continue to evaluate the size and composition of the Board to ensure that it maintains dynamic, exceptionally qualified leadership.

Following the recommendation of our Corporate Governance and Nominating Committee, and in consideration of Proposal 5 to this Proxy Statement, the Board of Directors recommends that shareholders approve the appointment of Dr. Sol J. Barer, Jean-Michel Halfon, Nechemia (Chemi) J. Peres and Janet S. Vergis to serve as directors until our 2023 annual meeting of shareholders. Dr. Sol J. Barer, Jean-Michel Halfon and Nechemia (Chemi) J. Peres are currently members of the Board of Directors and all nominees qualify as independent directors under NYSE regulations. If reappointed as a director at this Annual Meeting, Dr. Barer is expected to continue to serve as Chairman of the Board of Directors.

In accordance with the Israeli Companies law, all nominees for election as directors at the Annual Meeting have declared in writing that they possess the requisite skills and expertise, as well as sufficient time, to perform their duties as directors.

The Board of Directors recommends that shareholders vote FOR the appointment of Dr. Sol J. Barer, Jean-Michel Halfon, Nechemia (Chemi) J. Peres and Janet S. Vergis, each to serve as directors until Teva’s 2023 annual meeting of shareholders.

Directors

The following table sets forth information regarding the directors and director nominees of Teva as of April 22, 2020:

Name	Age	Director Since	Term Ends
Dr. Sol J. Barer—Chairman	72	2015	2020
Kåre Schultz	58	2017	(1)
Rosemary A. Crane	60	2015	2021
Amir Elstein	64	2009	2022
Murray A. Goldberg (2)	75	2017	2020
Jean-Michel Halfon	68	2014	2020
Gerald M. Lieberman	73	2015	2021
Roberto A. Mignone	48	2017	2022
Dr. Perry D. Nisen	64	2017	2022
Nechemia (Chemi) J. Peres	61	2017	2020
Prof. Ronit Satchi-Fainaro	48	2018	2021
Janet S. Vergis	55	—	—

(1)	Mr. Schultz’s term ends contemporaneously with his term as President and CEO.
(2)	Mr. Goldberg has decided not to submit his candidacy for reelection at the Annual Meeting.

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Proposal 1: Election of Directors

Persons Being Considered for Election at this Annual Meeting

Dr. Sol J. Barer Chairman of the Board Independent Director

Dr. Barer became Chairman of the Board of Directors on February 6, 2017, after joining Teva’s Board of Directors in January 2015. Dr. Barer is Managing Partner at SJ Barer Consulting. He also serves as an advisor to the Israel Biotech Fund. From 1987 to 2011, he served in top leadership roles at Celgene Corporation, including as Executive Chairman from 2010 to 2011, Chairman and CEO from 2007 to 2010, CEO from 2006 to 2010, President and Chief Operating Officer from 1994 to 2006 and President from 1993 to 1994. Prior to that, he was a founder of the biotechnology group at the chemical company Celanese Corporation, which was later spun off as Celgene. Dr. Barer serves on the board of directors of Cerecor, Inc. (formerly Aevi Genomic Medicine, Inc.) and on the board of directors of Contrafect as lead director. He served as Chairman of the Board of Edge Therapeutics from 2013 to March 2019, on the board of Aegerion Pharmaceuticals from 2011 to 2016, on the board of Amicus Therapeutics from 2009 to February 2017 and as Chairman of the Board of InspireMD from 2011 to June 2017. Dr. Barer is Founding Chair of the Center for Innovation and Discovery at the Hackensack Meridian Medical School. Dr. Barer received his Ph.D. in organic and physical chemistry from Rutgers University and his B.S. in chemistry from Brooklyn College of the City University of New York.

Qualifications:

With his long career as a senior pharmaceutical executive and leadership roles in various biopharmaceutical companies, Dr. Barer provides broad and experienced knowledge of the global pharmaceutical business and industry as well as extensive scientific expertise.

Jean-Michel Halfon Independent Director Committees: – Compliance (Chair) – Corporate Governance and Nominating

Mr. Halfon joined the Board of Directors in 2014. He currently serves as an independent consultant, providing consulting services to pharmaceutical, distribution, healthcare IT and R&D companies. From 2008 to 2010, Mr. Halfon served as President and General Manager of Emerging Markets at Pfizer Inc., after serving in various senior management positions since 1989. From 1987 to 1989, Mr. Halfon served as Director of Marketing in France for Merck & Co., Inc. Mr. Halfon received a B.S. from Ecole Centrale des Arts et Manufactures and an M.B.A. from Institut Supérieur des Affaires.

Qualifications:

With his years of experience in senior management at leading pharmaceutical companies, particularly his experience with emerging markets, Mr. Halfon provides expertise in international pharmaceutical operations and marketing.

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Proposal 1: Election of Directors

Nechemia (Chemi) J. Peres Independent Director Committees: – Corporate Governance and Nominating – Human Resources and Compensation

Mr. Peres joined the Board of Directors in July 2017. Mr. Peres serves as the managing general partner and co-founder of Pitango Venture Capital, Israel’s largest venture capital group. Pitango invests in technology companies across technology sectors, from IT to healthcare, with over 220 portfolio company investments since its inception in 1996. Mr. Peres serves on the board of directors of numerous Pitango portfolio companies. Mr. Peres is also the founder of Mofet Israel Technology Fund, one of Israel’s first venture capital funds, founded in 1992. Mr. Peres is chairman of the Peres Center for Peace and Innovation. He co-founded and chaired the Israel Venture Association (IATI—Israel Advanced Technology Industries) and he chaired the Israel America Chamber of Commerce from 2008 to 2011. He received a Bachelor of Science in industrial engineering and management and an M.B.A. from Tel Aviv University.

Qualifications: With his pioneering financial and entrepreneurial background, Mr. Peres provides the Board with a forward-thinking view on financial and strategic matters.

Janet S. Vergis Independent Director Nominee

Ms. Vergis served from 2013 to 2019 as an executive advisor to various private equity firms, including, Warburg Pincus, Deerfield Mgmt., Water Street Healthcare Partners and Vatera Healthcare Partners. From 2011 to 2012, she served as the Chief Executive Officer of OraPharma, Inc., a specialty pharmaceutical company. From 2004 to 2009, she served as President of Janssen Pharmaceuticals LP, McNeil Pediatrics, Inc. and Ortho-McNeil Neurologics, Inc., subsidiaries of Johnson & Johnson. Ms. Vergis contributed to a number of Johnson & Johnson companies during her career, holding positions of increasing responsibility in research and development, new product development, sales and marketing. Ms. Vergis has served on the Board of Directors of Church and Dwight Co., Inc. since 2014, MedDay Pharmaceuticals since 2016 and Dentsply-Sirona, Inc. since 2019. She previously served on the board of Amneal Pharmaceutical until 2019, as well as Lumara Health and OraPharma, Inc. Ms. Vergis received a Bachelor of Science in Biology and a Master’s of Science in Physiology from The Pennsylvania State University.

Qualifications:

With over 30 years of experience in many aspects of the healthcare industry, including research and development, new product development, sales, and various executive roles, as well as her experience as a board member of public pharmaceutical companies, Ms. Vergis will provide the Board with broad global business experience in the pharmaceutical industry.

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Proposal 1: Election of Directors

Continuing Directors

Kåre Schultz Director and President and Chief Executive Officer

Mr. Schultz became Teva’s President and CEO and a member of the Board of Directors on November 1, 2017. From May 2015 to October 2017, Mr. Schultz served as President and Chief Executive Officer of H. Lundbeck A/S. Prior to that, Mr. Schultz worked for nearly three decades at Novo Nordisk, where he served in a number of leadership roles, including Chief Operating Officer, Vice President of Product Supply and Director of Product Planning and Customer Services in the Diabetes Care Division. Mr. Schultz has also held positions at McKinsey and Anderson Consulting. Mr. Schultz has served as a member of the Board of Directors of LEGO A/S since 2007. From 2010 to 2017, he served as Chairman of the Board of Directors of Royal Unibrew A/S and during 2017 he served on the Board of Directors of Bitten og Mads Clausens Fond, the holding vehicle for Danfoss A/S. Mr. Schultz received a master’s degree in economics from the University of Copenhagen.

Qualifications:

With his leadership positions in various healthcare corporations, including his experience as a chairman and a director of several international corporations and his service as the President and Chief Executive Officer of Teva, Mr. Schultz provides unique global perspective on the healthcare and pharmaceutical industries.

Rosemary A. Crane Independent Director Committees: – Human Resources and Compensation (Chair) – Science and Technology

Ms. Crane joined the Board of Directors in September 2015. Ms. Crane served as President and Chief Executive Officer of MELA Sciences, Inc. from 2013 to 2014. Ms. Crane was Head of Commercialization and a partner at Appletree Partners from 2011 to 2013. From 2008 to 2011, she served as President and Chief Executive Officer of Epocrates Inc. Ms. Crane served in various senior executive positions at Johnson & Johnson from 2002 to 2008, including as Group Chairman, OTC & Nutritional Group from 2006 to 2008, as Group Chairman, Consumer, Specialty Pharmaceuticals and Nutritionals from 2004 to 2006, and as Executive Vice President of Global Marketing for the Pharmaceutical Group from 2002 to 2004. Prior to that, she held various positions at Bristol-Myers Squibb from 1982 to 2002, including as President of U.S. Primary Care from 2000 to 2002 and as President of Global Marketing and Consumer Products from 1998 to 2000. Ms. Crane has served on the board of directors of Catalent Pharma Solutions, Inc. since 2018. From 2015 to 2019, she served as Vice Chairman of the Board of Zealand Pharma A/S. From 2017 to March 2019, she served on the board of directors of Edge Therapeutics. Ms. Crane received an M.B.A. from Kent State University and a B.A. in communications and English from the State University of New York.

Qualifications:

With over 30 years of experience in commercialization and business operations, primarily in the pharmaceutical and healthcare industries, and more than 25 years of therapeutic and consumer drug launch expertise, Ms. Crane provides broad experience and knowledge of the global pharmaceutical business and industry.

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Proposal 1: Election of Directors

Amir Elstein Independent Director Committees: – Corporate Governance and Nominating (Chair) – Audit – Finance and Investment

Mr. Elstein rejoined the Board of Directors in 2009. From January 2014 to July 2014, he served as Vice Chairman of the Board of Directors of Teva. Mr. Elstein serves as Chairman of the Board of Tower Semiconductor Ltd. and Chairman of the Israel Democracy Institute. Mr. Elstein also serves as Chairman or as a member of the board of directors of several academic, scientific, educational, social and cultural institutions. Mr. Elstein served as Chairman of the Board of Governors of the Jerusalem College of Engineering from 2009 to 2018 and as Chairman of the Board of Directors of Israel Corporation from 2010 to 2013. From 2004 to 2008, Mr. Elstein was a member of Teva’s senior management, most recently as Executive Vice President, Global Pharmaceutical Resources. From 1995 to 2004, Mr. Elstein served on Teva’s Board of Directors. Prior to joining Teva as an executive in 2004, Mr. Elstein held a number of executive positions at Intel Corporation, most recently as General Manager of Intel Electronics Ltd., an Israeli subsidiary of Intel Corporation. Mr. Elstein received a B.Sc. in physics and mathematics from the Hebrew University in Jerusalem, an M.Sc. in solid state physics from the Hebrew University and a diploma in senior business management from the Hebrew University.

Qualifications:

With leadership positions in various international corporations, including his experience as chairman of international public companies and his service as an executive officer at Teva and other companies, Mr. Elstein provides global business management and pharmaceutical expertise.

Gerald M. Lieberman Independent Director Committees: – Audit (Chair) – Human Resources and Compensation – Finance and Investment

Mr. Lieberman joined the Board of Directors in September 2015. Mr. Lieberman is currently a special advisor at Reverence Capital Partners, a private investment firm focused on the middle-market financial services industry. From 2000 to 2009, Mr. Lieberman was an executive at AllianceBernstein L.P., where he served as President and Chief Operating Officer from 2004 to 2009, as Chief Operating Officer from 2003 to 2004 and as Executive Vice President, Finance and Operations from 2000 to 2003. From 1998 to 2000, he served as Senior Vice President, Finance and Administration at Sanford C. Bernstein & Co., Inc., until it was acquired by Alliance Capital in 2000, forming AllianceBernstein L.P. Prior to that, he served in various executive positions at Fidelity Investments and at Citicorp. Prior to joining Citicorp, he was a certified public accountant with Arthur Andersen. Mr. Lieberman serves as Chairman of the board of directors of Entera Bio Ltd. He previously served on the board of directors of Forest Laboratories, LLC from 2011 to 2014, Computershare Ltd. from 2010 to 2012 and AllianceBernstein L.P. from 2004 to 2009. Mr. Lieberman received a B.S. Beta Gamma Sigma with honors in business from the University of Connecticut.

Qualifications:

With his many years of experience as an executive in leading financial services companies, including his knowledge and experience in human capital development, succession planning and compensation, Mr. Lieberman provides finance, risk management, operating and human capital expertise for large, complex organizations.

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Proposal 1: Election of Directors

Roberto A. Mignone Independent Director Committees: – Finance and Investment (Chair) – Audit – Science and Technology

Mr. Mignone joined the Board of Directors in July 2017. Mr. Mignone is the Founder and Managing Partner of Bridger Management LLC, a multi-billion dollar investment management firm founded in 2000 and specializing in long-term equity strategies. Since inception, Bridger Management has focused on the healthcare sector and has developed considerable research expertise in support of its investments. In addition to healthcare, Bridger Management invests in global consumer, technology and financial services companies. Prior to Bridger Management, Mr. Mignone co-founded and served as a partner of Blue Ridge Capital LLC from 1996 to 2000, an investment management firm specialized in health care, technology, media, telecommunications and financial services. Mr. Mignone serves as a trustee and member of the Finance Committee and Nominating Committee of the New York University Langone Medical Center. He received a Bachelor of Arts degree in classics from Harvard College and an M.B.A. from Harvard University Graduate School of Business Administration.

Qualifications:

With his long career as a global investment professional focused on healthcare, Mr. Mignone provides the Board with finance and management expertise with respect to large, complex pharmaceutical organizations.

Dr. Perry D. Nisen Independent Director Committees: – Science and Technology (Chair) – Compliance

Dr. Nisen joined the Board of Directors in July 2017. In 2018 he joined Soffinova Investments as Executive Partner, Private Equity. From 2014 to 2017, Dr. Nisen served as Chief Executive Officer and the Donald Bren Chief Executive Chair of Sanford Burnham Prebys Medical Discovery Institute. From 2004 to 2014, Dr. Nisen held various roles at GlaxoSmithKline, most recently as Senior Vice President, Science and Innovation. From 1997 to 2004, Dr. Nisen served as Divisional Vice President, Global Oncology Development, and as Divisional Vice President, Cancer Research, at Abbott Laboratories. Previously, he was the Lowe Foundation Professor of Neuro-Oncology at the University of Texas Southwestern Medical Center. Dr. Nisen has served as a director of Mirna Therapeutics since 2016. He received a B.S. from Stanford University, a Master’s degree in molecular biology, and an M.D. and PhD from Albert Einstein College of Medicine.

Qualifications:

With extensive experience in medical research and development and management positions in leading pharmaceutical companies, Dr. Nisen provides a unique perspective on business and R&D activities.

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Proposal 1: Election of Directors

Prof. Ronit Satchi-Fainaro Independent Director Committees: – Science and Technology – Compliance

Prof. Satchi-Fainaro joined the Board of Directors in June 2018. Prof. Satchi-Fainaro has been a professor at Tel Aviv University since 2015, where she has served as Head of the Cancer Research and Nanomedicine Laboratory since 2006, Chair of the Department of Physiology and Pharmacology at the Sackler Faculty of Medicine since 2014, Chair of The Kurt and Herman Lion Cathedra in Nanosciences and Nanotechnologies since 2017 and a member of the Preclinical Dean’s Committee since 2015. She served as President of The Israel Controlled Release Society from 2010 to 2014. In 2003, she was appointed Instructor in Surgery at Children’s Hospital in Boston and Harvard Medical School, where she has been a Visiting Professor since 2005. Prof. Satchi-Fainaro also serves as a consultant to several biotech and pharmaceutical companies, and is a member of the scientific advisory board of the Blavatnik Center for Drug Discovery, The Israel Cancer Association and Vall d’Hebron University Hospital Foundation—Research Institute. She is also a member of several editorial boards of scientific journals. Prof. Satchi-Fainaro received her B.Pharm. from the Hebrew University in Jerusalem in 1995 and her Ph.D. in Polymer Chemistry and Cancer Nanomedicine from the University of London in 1999. She spent two years as a postdoctoral research fellow on biochemistry and protein delivery at Tel Aviv University and two years as a postdoctoral research fellow on vascular and cancer biology at Harvard University and Children’s Hospital in Boston.

Qualifications: With extensive experience in clinical medicine and research, Prof. Satchi-Fainaro provides in-depth knowledge of medicine and science.

Director whose Service is Concluding at the Annual Meeting

Murray Goldberg has decided not to submit his candidacy for reelection at the Annual Meeting. We sincerely thank Mr. Goldberg for his contribution, leadership and efforts on behalf of Teva throughout his term of service.

Family Relationships

There are no family relationships among any of our executive officers or directors.

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Corporate Governance and Director Compensation

Board and Corporate Governance Highlights

Our Board of Directors continually evaluates Teva’s corporate governance policies and practices, focusing on ensuring effective oversight of Teva’s business and management. We have established a strong and effective framework to monitor the risks of our business.

Board and Corporate Governance

∎	Board refreshment and succession planning (nine new directors appointed over the last five years)

∎	10 out of 11 directors are independent

∎	Rigorous annual Board evaluation process

Board Oversight of Risk

∎	Full Board and individual Committees focus on understanding and assessing Company risks

∎	Board reviews risk management policies of our operations and business strategy and Board committees review risk in their areas of expertise

∎	The Audit Committee assists the Board with the oversight of our financial reporting, independent auditors, internal controls, internal audit function and cybersecurity risks

∎

The Compliance Committee oversees our policies and practices for legal, regulatory and internal compliance (other than regarding financial reporting) and reviews policies and practices that may seriously impact our reputation

∎

The Finance and Investment Committee reviews our financial risk management policies, including our investment guidelines, financings and foreign exchange and currency hedging, as well as financial risk of certain transactions

∎	The Human Resources and Compensation Committee (the “Compensation Committee”) oversees compensation, retention, succession and other human resources-related issues and risks

∎	The Science and Technology Committee oversees risks relating to our intellectual property and research and development activities

∎	The Corporate Governance and Nominating Committee oversees risks relating to our governance policies and initiatives

Director Alignment with Shareholder Interests

∎	In 2019, directors had a perfect meeting attendance of 100%

∎

In 2019, we established director stock ownership guidelines requiring stock ownership of five times the annual cash fee paid to directors, which must be achieved within the later of six years of first becoming subject to these guidelines and January 1, 2025

Shareholder Engagement

∎

Active shareholder engagement efforts, led by our Chairman of the Board and the Chair of the Compensation Committee, are focused on responding to feedback received from shareholders on corporate governance and executive compensation matters

Social Impact and Responsibility

∎	Teva is committed to helping patients around the world to access affordable medicines and benefit from innovations to improve their health

∎	Our Social Impact and Responsibility efforts are focused on contributing to healthy communities and leading a responsible business

∎	In 2019, we improved our performance in most of the leading ESG ratings and rankings, and we will continue to measure our performance going forward

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Corporate Governance and Director Compensation

Board Practices

Under our Articles of Association, the Board of Directors must consist of three to 18 directors (including our President and CEO and two statutory independent directors, if required). Our Board of Directors consists of 11 persons, including our President and CEO. The Board of Directors has determined that all of the directors that currently serve and that will serve on the Board of Directors following the Annual Meeting are independent, except for Kåre Schultz, our President and CEO.

We currently maintain a policy to have at least two directors qualify as financial and accounting experts under Israeli law. Accordingly, the Board of Directors has determined that Gerald M. Lieberman and Roberto A. Mignone are financial and accounting experts under such criteria.

Our directors are generally entitled to review and retain copies of our documentation and examine our assets, as required to perform their duties as directors and to receive assistance, in special cases, from outside experts at our expense.

Board Diversity*

*	Following the departure of Mr. Goldberg and the election of Ms. Vergis.

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Corporate Governance and Director Compensation

The chart below summarizes the notable skills, qualifications and experience of each of our directors and director nominees (in addition to requisite skills and expertise to perform their duties as directors) and highlights the balanced mix of skills, qualifications and experience of the Board as a whole. These are the same attributes that the Board considers as part of its ongoing director succession planning process. This high-level summary is not intended to be an exhaustive list of each director’s and director nominee’s skills or contributions to the Board.

SKILLS/QUALIFICATIONS/ EXPERIENCE	S. Barer	K. Schultz	R. Crane	A. Elstein	M. Goldberg	J. M. Halfon	G. Lieberman	R. Mignone	P. Nisen	N. Peres	R. Satchi- Fainaro	J. Vergis

Accounting and financial reporting experience					✓		✓	✓

CEO / executive management leadership skills	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓		✓

Human resource management and executive comp. knowledge and experience			✓			✓	✓

Pharmaceutical industry	✓	✓	✓	✓	✓	✓			✓		✓	✓

Commercial and operations management		✓	✓	✓		✓

Risk oversight and risk management		✓					✓	✓		✓

Science / medical research / innovation	✓		✓						✓		✓	✓

Finance and investment markets					✓		✓	✓		✓

Academia/Education									✓		✓

Global perspective, international	✓	✓	✓	✓		✓	✓		✓			✓

ADDITIONAL QUALIFICATIONS AND INFORMATION

Audit committee financial expert / financial expert under Israeli law					✓		✓	✓

Other public boards	✓	✓	✓	✓	✓		✓					✓

Director Terms and Education. Our directors are generally elected in three classes for terms of approximately three years. Due to the complexity of our businesses and our extensive global activities, we value the insight and familiarity with our operations that a director is able to develop over his or her service on the Board of Directors. Because we believe that extended service on our Board enhances a director’s ability to make significant contributions to Teva, we do not believe that arbitrary term limits on directors’ service are appropriate. At the same time, it is the policy of the Board that directors should not expect to be renominated automatically.

In recent years, we strengthened our Board of Directors with the addition of new highly qualified and talented directors, adding expertise as well as diversity to our Board of Directors. The average tenure of our current directors is 4.5 years of service and the average age is 63 years. We currently have two female directors serving on our Board of Directors. Subject to the approval of shareholders of Proposal 1, we will have three female directors serving on our Board of Directors and the average age of our directors will be reduced to 61. Our Chairman of the Board is independent under NYSE regulations, and 10 out of 11 of our

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Corporate Governance and Director Compensation

directors are independent under NYSE regulations. Our only non-independent director is our President and CEO, which facilitates collaboration between the Board of Directors and management. We continue to evaluate the size and composition of our Board of Directors to ensure it maintains dynamic, exceptionally qualified members.

We provide an orientation program and a continuing education process for our directors, which include business and industry briefings, provision of materials, sessions from leading experts and professionals, meetings with key management and visits to Teva facilities. We evaluate and improve our education and orientation programs on an ongoing basis to ensure that our directors have the knowledge and background needed for them to best perform their duties.

Board Meetings. The Board of Directors holds at least six meetings each year to review significant developments affecting Teva and to consider matters requiring approval of the Board, with additional meetings scheduled when important matters require Board of Directors action between scheduled meetings. A majority of the meetings convened, but not fewer than four, must be in Israel. Members of senior management regularly attend Board meetings to report on and discuss their areas of responsibility. Information regarding the number of Board committee meetings and attendance rates for 2019 is presented in the table below under “—Committee Composition and Board and Committee Attendance in 2019.”

Executive Sessions of the Board. Our directors meet in executive session (i.e., without the presence of management, including our President and CEO) generally in connection with each regularly scheduled Board meeting and additionally as needed. Executive sessions are chaired by Dr. Barer, the Chairman of the Board.

Annual Meetings. We do not have a formal policy requiring members of the Board to attend our annual meetings, although all directors are strongly encouraged to attend. All of our directors attended the 2019 annual meeting of shareholders.

Board Leadership. The Board of Directors recognizes that one of its key responsibilities is to establish and evaluate an appropriate leadership structure for the Board of Directors so as to provide effective oversight of management. The Board of Directors has separate roles for the Chief Executive Officer and Chairman of the Board of Directors, with Dr. Sol Barer serving as independent Chairman and Mr. Kåre Schultz as President and CEO. Dr. Barer’s long career as a senior pharmaceutical executive and leadership roles in various biopharmaceutical companies, as well as his extensive scientific expertise and knowledge of the global pharmaceutical business, have made him an invaluable resource to both the Board of Directors and the Chief Executive Officer. The Board of Directors has determined that this leadership structure is appropriate for Teva at this time.

Board of Directors Role in Risk Oversight. Management is responsible for assessing and managing risk, subject to oversight by the Board of Directors. Our annual risk assessment process includes both a top-down review of strategic risks and a bottom-up review of operational risks, which are presented to the Board of Directors. The Board of Directors fulfills its oversight responsibility for risk assessment and management by reviewing risk management policies and the risk appetite of our operations and business strategy and by instructing its committees to assist and advise in their areas of expertise, as described below. Each committee provides regular updates to the full Board regarding its activities.

∎

The Board oversees our risk management policies and risk appetite, including operational risks and risks relating to our business strategy and transactions. Various committees of the Board assist the Board in this oversight responsibility in their respective areas of expertise.

∎

The Audit Committee assists the Board with the oversight of our financial reporting, independent auditors, internal controls, internal audit function and cybersecurity risks. It is charged with identifying any flaws in business management and recommending remedies, detecting fraud risks and

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Corporate Governance and Director Compensation

implementing anti-fraud measures. The Audit Committee further discusses our policies with respect to risk assessment and management with respect to our financial reporting and cyber risks.

∎

The Compliance Committee oversees our policies and practices for legal, regulatory and internal compliance (other than regarding financial reporting) and reviews policies and practices that may seriously impact our reputation.

∎

The Finance and Investment Committee reviews our financial risk management policies, including our investment guidelines, financings and foreign exchange and currency hedging, as well as financial risk of certain transactions.

∎	The Compensation Committee oversees compensation, retention, succession and other human resources-related issues and risks.

∎	The Science and Technology Committee oversees risks relating to our intellectual property and research and development activities.

∎	The Corporate Governance and Nominating Committee oversees risks relating to our governance policies and initiatives.

Director Service Contracts. Except for equity awards that accelerate upon termination, we do not have any contracts with any of our non-employee directors that provide for benefits upon termination of services. Information regarding director compensation can be found under “Non-Employee Director Compensation” below.

Communications with the Board. Shareholders, employees and other interested parties can contact any director or committee of the Board of Directors by writing to them care of Teva Pharmaceutical Industries Ltd., 5 Basel Street, Petach Tikva, 4951033, Israel, Attn: Company Secretary or Internal Auditor. Comments or complaints relating to our accounting, internal controls or auditing matters may also be referred to members of the Audit Committee, as well as other appropriate Teva departments. The Board of Directors has adopted a global “whistleblower” policy, which provides employees and others with an anonymous means of communicating with the Audit Committee.

Nominees for Directors. In accordance with the Israeli Companies Law, a nominee for service as a director must submit a declaration to us, prior to his or her election, specifying that he or she has the requisite qualifications to serve as a director and the ability to devote the appropriate time to performing his or her duties as such and that he or she is not restricted from serving as director under the Israeli Companies Law. All of our directors, including those nominated for appointment as directors at the Annual Meeting, have provided such declaration. A director who ceases to meet the statutory requirements to serve as a director must notify us to that effect immediately and his or her service as a director will terminate upon submission of such notice.

Our Board of Directors believes that it should be composed of directors with diverse, complementary backgrounds and that directors should, at a minimum, exhibit proven leadership capabilities and possess experience at a high level of responsibility within their chosen fields. When considering a candidate for director, our Corporate Governance and Nominating Committee considers whether the directors, both individually and collectively, can and do provide the experience, judgment, commitment, skills and expertise appropriate to lead Teva in the context of its industry. In addition, our Corporate Governance and Nominating Committee considers a nominee’s expected contribution to the diversity of skills, background, experiences and perspectives, as well as whether such nominee could provide added value to any of the committees of the Board of Directors, given the then existing composition of the Board of Directors as a whole. When seeking new candidates, the Corporate Governance and Nominating Committee also strives to maintain gender diversity on Teva’s Board of Directors. Our Corporate Governance and Nominating Committee also provides input and guidance regarding the independence of directors, for formal review and approval by our Board of Directors.

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Corporate Governance and Director Compensation

When seeking candidates for directorships, our Corporate Governance and Nominating Committee may solicit suggestions from incumbent directors, management, shareholders and others. Additionally, the Board of Directors has in the past used and may continue to use the services of third party search firms to assist in the identification and analysis of appropriate candidates. After conducting an initial evaluation of a prospective candidate, members of the Board of Directors will interview that candidate if they believe the candidate may be suitable. The Chairman of the Board of Directors may also ask the candidate to meet with certain members of executive management.

If our Corporate Governance and Nominating Committee believes a director should be re-approved or a candidate would be a valuable addition to the Board of Directors, it may recommend to the Board of Directors that candidate’s appointment or election, who, in turn, can submit the candidate for consideration by the shareholders.

The Israeli Companies Law provides a process by which one or more shareholders holding 1% or more of the voting rights of Teva may propose the nomination of a candidate to the Board of Directors. See “Shareholder Proposals for the 2020 Annual Meeting and the 2021 Annual Meeting” below.

Non-Employee Director Compensation

As required by the Israeli Companies Law, we have adopted a Compensation Policy for Executive Officers and Directors (the “Compensation Policy”), which is presented for shareholder approval at least once every three years. Pursuant to the Israeli Companies Law and regulations promulgated thereunder, any arrangement between Teva and a director relating to his or her compensation as a director or other position with Teva must generally be consistent with Teva’s Compensation Policy and approved by the Compensation Committee, the Board and by a simple majority of Teva’s shareholders.

As approved at our 2019 annual general meeting of shareholders, our non-employee director annual compensation program (applicable to all non-employee directors except for the Chairman of the Board) is comprised of:

(i)	an annual Board membership fee of $130,000 paid in cash;

(ii)	additional annual cash fees for service on Board committees:

a.	$20,000 per annum to serve as a member of the Audit Committee; and $40,000 per annum to serve as chairperson of the Audit Committee;

b.	$15,000 per annum to serve as a member of the Compensation Committee; and $30,000 per annum to serve as chairperson of the Compensation Committee;

c.	$20,000 per annum to serve as a member on a special or ad-hoc committee of the Board; and $30,000 to serve as chairperson of such special or ad-hoc committee; and

d.	$10,000 per annum to serve as a member of any other standing Board committee that is not listed in sub-sections (a)-(b); and $20,000 per annum to serve as chairperson on such committee; and

(iii)	an annual equity-based award in the form of restricted share units (“RSUs”) with an approximate aggregate grant date fair value of $160,000 and a one year cliff vesting.

As approved at our 2019 annual general meeting of shareholders, the annual compensation for the Chairman of the Board is comprised of:

(i)	an annual Board membership fee of $255,000 paid in cash;

(ii)	an annual equity-based award in the form of RSUs with an approximate aggregate grant date fair value of $285,000 and a one year cliff vesting; and

(iii)	office and secretarial services at Teva’s offices.

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Corporate Governance and Director Compensation

The Chairman of the Board is not entitled to additional annual cash fees for service on Board Committees.

Fees for Board and committee service are payable over the period of time during which the individual serves as a non-employee director. In the event that a non-employee director serves as a member of the Board during only part of the year, a pro-rated amount of the annual board membership fee and standing committee fees will be paid. In the event of an appointment to the Board between annual meetings of shareholders, the annual equity-based award shall be prorated. Upon completion of a non-employee director’s service as a director, other than removal pursuant to a shareholder resolution due to a breach of fiduciary duties, any unvested awards granted to such director by virtue of such position and held by such director will immediately become vested.

We purchase directors’ and officers’ liability insurance for our directors and executive officers, as approved by our shareholders and consistent with the Compensation Policy. In addition, we release our directors from liability and indemnify them to the fullest extent permitted by law and our Articles of Association, and provide them with indemnification and release agreements for this purpose, substantially in the form approved by our shareholders at our 2012 annual meeting.

In addition, Teva reimburses or covers its non-employee directors’ expenses (including travel expenses) incurred in connection with attending meetings of the Board and its committees or in performing other services for Teva in their capacity as non-employee directors, in accordance with Israeli law and the Compensation Policy.

Any director elected to serve as a member of our Board and all directors currently serving on our Board will be compensated in the manner described above and will benefit from the insurance, indemnification and release discussed above.

No additional compensation is received for attendance at a Board or committee meeting.

Director Stock Ownership Guidelines

In 2019, we established director stock ownership guidelines requiring ownership of five times the annual cash fee paid to directors for board membership (excluding committees fees), which must be achieved within the later of six years of first becoming subject to these guidelines and January 1, 2025.

2019 Director Compensation

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)	Total ($)
Dr. Sol J. Barer (3)	255,000	285,003	540,003
Rosemary A. Crane	170,000	159,999	329,999
Amir Elstein	180,509	159,999	340,508
Murray A. Goldberg	170,000	159,999	329,999
Jean-Michel Halfon	160,453	159,999	320,452
Gerald M. Lieberman	195,000	159,999	354,999
Roberto A. Mignone	180,000	159,999	339,999
Dr. Perry D. Nisen	160,000	159,999	319,999
Nechemia (Chemi) J. Peres	195,763	159,999	355,762
Prof. Ronit Satchi-Fainaro	150,425	159,999	310,424
(1)	The amounts shown include the paid cash portion of the annual fee for the Chairman of the Board and Board membership fees and committee service fees for other non-employee directors.

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(2)

In June 2019, each non-employee director serving at that time was granted 17,621 RSUs, and the Chairman of the Board was granted 31,388 RSUs, based on the grant date fair value of a share of $9.08. The amounts shown in the Stock Awards column represent the aggregate grant date fair values of RSUs computed in accordance with FASB Accounting Standards Codification Topic 718 (“Topic 718”). Valuations of RSUs were determined based on the fair market value of a Teva share on the grant date, less the net present value of dividends. For information regarding assumptions, factors and methodologies used in our computations pursuant to Topic 718, see note 14c. to our consolidated financial statements set forth in our Annual Report on Form 10-K for the year ended December 31, 2019. These RSUs vest one year from the grant date. As of December 31, 2019, the aggregate number of unvested RSUs held by each current non-employee director was as follows: Dr. Sol J. Barer: 74,556; Rosemary A. Crane: 31,618; Amir Elstein: 31,618; Murray A. Goldberg: 31,618; Jean-Michel Halfon: 31,618; Gerald M. Lieberman: 31,618; Roberto A. Mignone: 31,618; Dr. Perry D. Nisen: 31,618; Nechemia J. Peres: 31,618; and Prof. Ronit Satchi-Fainaro: 23,662. Upon completion of a non-employee director’s service as a director, other than removal pursuant to a shareholder resolution due to a breach of fiduciary duties, any unvested awards granted to such director in virtue of such position and held by such director will immediately become vested.

(3)	During his service as Chairman of the Board, Dr. Barer is entitled to an annual fee of $255,000 and an annual equity-based award with an approximate grant date fair value of $285,000.

Mr. Schultz was not and will not be entitled to any compensation in his capacity as a member of the Board or any committee thereof.

Committees of the Board

Our Articles of Association provide that the Board of Directors may delegate its powers to one or more committees as it deems appropriate to the extent such delegation is permitted under the Israeli Companies Law. The Board of Directors has appointed the standing committees listed below, as well as ad-hoc committees appointed from time to time for specific purposes determined by the Board.

We have adopted charters for all of our standing committees, formalizing the committees’ procedures and duties. These committee charters are available on our website at www.tevapharm.com.

Committee Composition and Board and Committee Attendance in 2019

Name	Audit	Human Resources and Compensation	Corporate Governance and Nominating	Finance and Investment	Compliance	Science and Technology

Rosemary A. Crane		Chair				∎

Amir Elstein	∎		Chair	∎

Murray A. Goldberg	∎			∎	∎

Jean-Michel Halfon			∎		Chair

Roberto A. Mignone	∎			Chair		∎

Dr. Perry D. Nisen					∎	Chair

Nechemia (Chemi) J. Peres		∎	∎

Gerald M. Lieberman	Chair	∎		∎

Prof. Ronit Satchi-Fainaro					∎	∎

No. of meetings in 2019	8	7	4	5	4	5

Average attendance rate	100%	100%	100%	100%	100%	100%

In 2019, our Board of Directors met 9 times, with an attendance rate of 100%. In 2019, each of our current directors attended 100% of the meetings of the Board and Board committees on which he or she served. In

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2019, our Board of Directors and various Board committees met frequently to review and approve the important strategic activities throughout the year.

Audit Committee

The Israeli Companies Law mandates publicly held Israeli companies to appoint an audit committee. As a NYSE-listed company, Teva’s Audit Committee must be comprised solely of independent directors, as defined by SEC and NYSE regulations.

The responsibilities of our Audit Committee include, among others: (a) identifying flaws in the management of our business and making recommendations to the Board of Directors as to how to correct them and providing for arrangements regarding employee complaints with respect thereto; (b) making determinations and considering providing approvals concerning certain related party transactions and certain actions involving conflicts of interest; (c) reviewing the internal auditor’s performance and approving the internal audit work program and examining our internal control structure and processes; (d) examining the independent auditor’s scope of work and fees; and (e) providing for arrangements regarding employee complaints regarding questionable accounting or auditing matters and monitoring compliance with and investigating alleged violations and enforcing provisions of Teva’s Code of Conduct. Furthermore, the Audit Committee discusses the financial statements and the disclosure under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” (the “MD&A”) and presents to the Board of Directors its recommendations with respect to the proposed financial statements and MD&A.

In accordance with the Sarbanes-Oxley Act and NYSE requirements, the Audit Committee is directly responsible for the appointment, compensation and oversight of the work of our independent auditors. In addition, the Audit Committee is responsible for assisting the Board of Directors in monitoring our financial statements, the effectiveness of our internal controls and our compliance with legal and regulatory requirements. The Audit Committee also discusses our policies with respect to risk assessment and risk management with respect to financial reporting and risks that may be material to us and major legislative and regulatory developments that could materially impact Teva’s contingent liabilities and risks.

The Audit Committee charter sets forth the scope of the committee’s responsibilities, including its structure, processes and membership requirements; the committee’s purpose; its specific responsibilities and authority with respect to, among others, registered public accounting firms; complaints relating to accounting, internal accounting controls or auditing matters; and its authority to engage advisors as determined by the Audit Committee.

The Audit Committee also reviews and receives briefings concerning Teva’s information security and technology risks, including cybersecurity, and has been briefed on Teva’s information security and risk management programs. Teva’s information security office leads our cybersecurity risk management program.

All of the Audit Committee members have been determined to be independent as defined by SEC and NYSE regulations.

The Board of Directors has determined that, of the directors on this committee, Gerald M. Lieberman (chair) and Roberto A. Mignone are “audit committee financial experts” as defined by applicable SEC regulations.

Human Resources and Compensation Committee

Publicly held Israeli companies are required to appoint a compensation committee. Our Compensation Committee includes only independent directors, as defined by SEC and NYSE regulations.

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The Compensation Committee is responsible for establishing annual and long-term performance goals and objectives for our executive officers, as well as reviewing our compensation philosophy and policies (including our Compensation Policy).

The Compensation Committee is responsible for reviewing plans for the succession of our chief executive officer and other senior members of executive management.

The Compensation Committee also evaluates the performance of our chief executive officer and other executive officers, makes recommendations to the Board of Directors regarding the compensation of our executive officers and directors, reviews any organizational restructuring pertaining to the roles, responsibilities and selection of executive officers and oversees our labor practices.

Corporate Governance and Nominating Committee

The role of our Corporate Governance and Nominating Committee is to (i) identify individuals who are qualified to become directors; (ii) recommend to the Board of Directors director nominees for each annual meeting of shareholders; and (iii) assist the Board of Directors in establishing and reviewing Teva’s statement of corporate governance principles and promoting good corporate governance in Teva.

All of the committee members must be, and have been determined to be, independent as defined by NYSE regulations.

Finance and Investment Committee

The role of our Finance and Investment Committee is to assist the Board of Directors in fulfilling its responsibilities with respect to our financial and investment strategies and policies, including determining policies on these matters and monitoring implementation. It is also authorized to approve certain financial transactions (such as material loans and other financing arrangements), review our financial risk management policies and evaluate the execution, financial results and integration of Teva’s completed acquisitions, as well as various other finance-related matters, including our global tax structure and allocation policies. According to the committee’s charter, at least one of the committee’s members must be qualified as a financial and accounting expert under SEC regulations and/or the Israeli Companies Law.

The Board of Directors has determined that, of the directors on this committee, Gerald M. Lieberman and Roberto A. Mignone are financial and accounting experts under Israeli law.

Compliance Committee

The role of our Compliance Committee is to oversee our: (i) policies and practices for complying with laws, regulations and internal procedures; (ii) policies and practices regarding issues that have the potential to seriously impact our business and reputation; (iii) global public policy positions; and (iv) social responsibility and community outreach.

A majority of committee members must be determined to be independent as defined by NYSE regulations. The chairperson of the Audit Committee shall be invited by the committee chairperson to participate in the Compliance Committee, as deemed relevant to the committee’s agenda.

Science and Technology Committee

The Science and Technology Committee oversees our overall strategic direction and investment in research and development and technological and scientific initiatives. As part of this responsibility, it reviews scientific and R&D strategy and priorities, scientific aspects of business development activities and

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technological trends. It assists the Board of Directors in risk management oversight relating to R&D and our intellectual property, advises on our intellectual property strategy, reviews new technology in which Teva is, or is considering, investing and reviews the efficacy and safety profile of new pharmaceuticals.

All of the committee members must be determined to have scientific, medical or other related expertise. A majority of committee members must be determined to be independent as defined by NYSE regulations.

Code of Business Conduct

Teva has adopted a code of business conduct applicable to its directors, executive officers, and all other employees. A copy of the code is available to every Teva employee on Teva’s internet site, upon request to its human resources department, and to investors and others on Teva’s website at www.tevapharm.com or by contacting Teva’s investor relations department, legal department or the internal auditor. If we make any amendment or grant any waiver to this code that applies to our chief executive officer, chief financial officer, chief accounting officer or controller, or persons performing similar functions, and that relates to an element of the SEC’s “code of ethics” definition, then we will disclose the nature of the amendment or waiver on Teva’s website. The Board of Directors has approved a whistleblower policy which functions in coordination with Teva’s code of business conduct and provides an anonymous means for employees and others to communicate with various departments of Teva, including the Audit Committee. Teva has also implemented a training program for new and existing employees concerning the code of business conduct and whistleblower policy.

Principles of Corporate Governance

We have adopted a set of corporate governance principles, which is available on our website at www.tevapharm.com. We place great emphasis on maintaining high standards of corporate governance and continuously evaluate and seek to improve our governance standards. These efforts are expressed in our corporate governance principles, our committee charters and the policies of our Board of Directors. Teva is in compliance with all corporate governance standards currently applicable to Teva under Israeli and U.S. laws, SEC regulations and NYSE listing standards.

Insider Trading Policy

Our directors, executive officers and employees, as well as their immediate family members, persons living in their home and entities controlled by any of the foregoing persons are subject to Teva’s insider trading policy (the “Policy”). The Policy prohibits insider trading and certain speculative transactions (including short sales, buying put and selling call options and other hedging or derivative transactions in Teva’s securities), and establishes a regular blackout period schedule during which directors, executive officers and certain employees may not trade in Teva’s securities. In addition, the Policy establishes pre-clearance procedures that directors and executive officers must observe prior to effecting any transaction in Teva’s securities. The Policy applies not only to Teva’s ADSs and ordinary shares, but also to its debt securities and other securities for which Teva securities serve as underlying assets.

Board Evaluation Process

Our Board of Directors is committed to continuous improvement and recognizes the fundamental role a robust Board of Directors and committee evaluation process play in ensuring that our Board of Directors maintains optimal composition and functions effectively.

In the annual self-evaluation process, the members of the Board of Directors conduct a confidential oral assessment of the performance, risk oversight and composition of the Board and any committees of which he or she is a member with the Company Secretary. As part of the evaluation process, the Board of Directors, in conjunction with the Corporate Governance and Nominating Committee, reviews the effectiveness and overall composition, including director tenure, board leadership structure, diversity and

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skill sets, of the Board of Directors to ensure the Board of Directors serves the best interests of shareholders and positions the company for future success. The results of the oral assessments are then summarized and communicated back to each committee, committee chair and the entire Board of Directors. After the evaluations, each committee, committee chair and the entire Board of Directors and management work to improve upon any issues presented during the evaluation process and to identify opportunities that may lead to further improvement. The Corporate Governance and Nominating Committee also uses this process to assess and determine the characteristics and skills required of prospective candidates for election to the Board of Directors.

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Shareholder Engagement

Similar to 2018, in 2019 and early 2020, the Board engaged with our shareholders in order to demonstrate our commitment to strong corporate governance and our effort to gather input from our shareholders, which we believe enables us to better understand the perspectives of our shareholders. During this time, we contacted shareholders representing approximately 36% of our outstanding shares, as well as the research teams at proxy advisory firms Institutional Shareholder Services Inc. and Glass Lewis & Co. Our Chairman of the Board and the Chair of our Compensation Committee participated in discussions with shareholders representing approximately 23% of our outstanding shares. In addition, we participated in a discussion with one of the proxy advisory firms.

The Board and management continue to engage regularly in dialogue with many of the Company’s largest shareholders, and the Compensation Committee will continue to consider shareholder feedback and the results of the advisory vote on executive compensation in connection with its determinations of executive compensation. Through our shareholder outreach, we have established important feedback channels that provide a valuable way to receive ongoing input from our shareholders.

In response to feedback from our shareholders that opioid-related risks deserve greater attention from the healthcare industry, we published a report related to opioid-related governance measures taken by the Company in November 2019.

See also “Executive Compensation—Compensation Discussion & Analysis—2019 Say-on-Pay Vote and Shareholder Engagement.”

Social Impact and Responsibility

Teva is committed to helping patients around the world to access affordable medicines and benefit from innovations to improve their health. We have a rich history of providing innovative, high-quality generic and specialty drugs, and health solutions to patients around the world. At Teva, Social Impact means aligning our corporate resources and expertise with relevant areas of social need. We are dedicated to promoting health and increasing access to treatment for patients. Teva has participated in the United Nations Global Compact since 2010, which encourages companies around the world to adhere to principles of responsible business.

We are committed to partnering with others to help achieve the UN Sustainable Development Goals (“SDG”), which were adopted by all United Nations member states in 2015. As a pharmaceutical company, we have decided to strategically focus our efforts in advancing the achievement of “SDG 3 – good health and well-being,” by prioritizing two main targets: “SDG 3.4 – reduce premature mortality from non-communicable diseases (“NCDs”),” and “SDG 3.8 – ensure access to quality essential health-care services and access to safe, effective, quality and affordable essential medicines.” We are focusing on these areas through our portfolio and global health efforts, including those focused on people with multiple chronic conditions.

We remain actively engaged with our shareholders and other key stakeholders on our Environmental, Social and Governance (“ESG”) performance relative to our financial results. Based on engagement with key stakeholders and our internal analysis, we strategically prioritized the improvement of our ESG performance and transparency. Our Board of Directors remains actively engaged on these issues with oversight of our social impact and responsibility initiatives by our Compliance Committee.

Our Social Impact and Responsibility efforts are focused in the following areas, among others:

Contributing to Healthy Communities. For Teva, a healthy community is one in which individuals have access to resources and conditions that enable them to live their healthiest lives. Cultivating healthier

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communities allows us to support people around the world on their individual paths toward wellness, thereby creating value for society and our business.

Leading a Responsible Business. At Teva, a responsible business is one that enacts and enforces strong practices and controls to ensure all activities are carried out reliably, ethically, and transparently. As a global company that influences the health and safety of millions of people, we recognize our responsibility to conduct our business with integrity. Operating in this manner helps ensure our long-term sustainability, allowing us to focus on what matters most—improving health.

Reporting and Disclosures. Teva reports its Social Impact and Responsibility efforts using the Global Reporting Initiative (GRI) Standards and publishes the results of such efforts in our annual Social Impact reports.

In 2019, we improved our performance in most of the leading ESG ratings and rankings, and we will continue to measure our performance going forward. We also achieved external recognition for our social impact programs to address NCDs and help patients with multiple chronic conditions.

For more information about Teva’s Social Impact and Responsibility practices, including our most recent annual Social Impact report, as well as positions and policy statements on issues relating to ESG issues, please see Teva’s website at https://www.tevapharm.com/our-impact/. Information on our website is not part of the proxy materials and is not incorporated into the proxy statement by reference.

Executive Officers

The following table sets forth information regarding our executive officers as of April 22, 2020:

Name	Age	Executive Officer Since	Position

Kåre Schultz	58	2017	President and Chief Executive Officer

Richard Daniell	53	2017	Executive Vice President, European Commercial

Sven Dethlefs	51	2017	Executive Vice President, Global Marketing & Portfolio

Eric Drapé	58	2019	Executive Vice President, Global Operations

Dr. Hafrun Fridriksdottir	58	2017	Executive Vice President, Global R&D

Eli Kalif	47	2019	Executive Vice President, Chief Financial Officer

Gianfranco Nazzi	51	2017	Executive Vice President, International Markets Commercial

Brendan O’Grady	53	2017	Executive Vice President, North America Commercial

Mark Sabag	50	2013	Executive Vice President, Chief Human Resources Officer and Global Communications and Brand

David M. Stark	51	2016	Executive Vice President, Chief Legal Officer

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Kåre Schultz President and Chief Executive Officer	The biography of Kåre Schultz, our President and Chief Executive Officer, and one of our directors, appears under “—Directors” above.

Richard Daniell Executive Vice President, European Commercial	Mr. Daniell was appointed Executive Vice President, European Commercial in November 2017. From December 2016 to November 2017, he served as President and CEO, Teva Europe Generics. From 2015 to 2016, he served as Chief Integration Officer, leading the integration of the Actavis Generics business into Teva. From 2015 to 2016, he served as Chief Operating Officer, Growth Markets (now International Markets). From 2011 to 2015 he served as Cluster General Manager, United Kingdom and Ireland. Mr. Daniell received a B.Sc. degree in chemistry from the University of Auckland, New Zealand.

Sven Dethlefs Executive Vice President, Global Marketing & Portfolio	Mr. Dethlefs was appointed Executive Vice President, Global Marketing & Portfolio in November 2017. From 2016 to 2017, he served as Global Head of Respiratory Medicines, at Teva’s Global Specialty Medicines business. From 2013 to 2016, he served as Chief Operating Officer of Teva Global Operations. Mr. Dethlefs joined Teva as General Manager, Teva Germany in 2008. Prior to joining Teva, he served as a partner at McKinsey & Company. Mr. Dethlefs received his Ph.D. in biochemistry from the FU Berlin/Pasteur Institute Paris.

Eric Drapé Executive Vice President, Global Operations	Mr. Drapé was appointed Executive Vice President, Global Operations in October 2019. From 2015 to 2019, he served as Teva’s Executive Vice President and Chief Quality Officer. From 2014 to 2017 he also served as head of Teva’s Biologics Operations, and from 2014 to 2015 he served as Senior Vice President, Technical Operations Steriles, Respiratory and Biologics at Teva. Prior to joining Teva, Mr. Drapé served as Executive Vice President, Technical Operations of Ipsen Pharma and in several leading positions at Novo Nordisk. Mr. Drapé holds a Doctorate degree in Pharmacy and a DESS in Analytical Control of Drugs from the Université Paris XI. He also received his Executive MBA from the Scandinavian International Management Institute in Copenhagen.

Dr. Hafrun Fridriksdottir Executive Vice President, Global R&D	Dr. Fridriksdottir became Executive Vice President, Global R&D in November 2017. From February 2017 to November 2017, she served as Executive Vice President, President of Global Generics R&D, after serving as Senior Vice President and President of Global Generics R&D from 2016. Prior to joining Teva, from 2015 to 2016, Dr. Fridriksdottir served as Senior Vice President and President of Global Generics R&D in Allergan plc. From 2002 to 2015, she held positions of increasing responsibility within the Actavis Group, including Senior Vice President, R&D. From 1997 to 2002, Dr. Fridriksdottir served as Divisional Manager of Development at Omega Pharma, until its merger with Actavis. Dr. Fridriksdottir received an MS degree in pharmacy and a Ph.D. in physical pharmacy from the University of Iceland.

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Eli Kalif Executive Vice President, Chief Financial Officer	Mr. Kalif was appointed Executive Vice President, Chief Financial Officer in December 2019. From 2001 to 2019 he held various leadership and senior executive finance positions at Flex Ltd., a Nasdaq listed global technology, design and manufacturing service provider. From 2010 to 2019, Mr. Kalif served as Flex Ltd.’s Senior Vice President, Finance, leading its finance organization. From 1996 to 2001, Mr. Kalif worked for Deloitte Israel in various positions as a certified public accountant. Mr. Kalif received his bachelor degree in accounting and economics from the College of Management Academic Studies in Israel and is a Certified Public Accountant.

Gianfranco Nazzi Executive Vice President, International Markets Commercial	Mr. Nazzi was appointed Executive Vice President, International Markets Commercial in November 2017. From March 2017 to November 2017, he served as President and CEO of International Markets, Global Generic Medicines Group. Mr. Nazzi joined Teva as Senior Vice President, Specialty Medicines Europe in 2014. Prior to joining Teva, he served seven years at AstraZeneca in various senior roles, including Sales and Marketing Vice President Europe, Global Vice President Respiratory, General Manager of the Balkans and Vice President Primary Care in Italy. Prior to that, he served for two years as BU Director Metabolic & Cardiovascular at GlaxoSmithKline and five years in various sales and marketing roles at Eli Lilly and Company in both Italy and the United States. Mr. Nazzi received his BA degree in economics from the University of Udine, and his master’s degree in management studies from SDA Bocconi.

Brendan O’Grady Executive Vice President, North America Commercial	Mr. O’Grady was appointed Executive Vice President, North America Commercial in November 2017. From 2016 to November 2017, he served as Chief Commercial Officer, Global Specialty Medicines and served as interim head of Teva’s European Specialty business. Prior to that, he held various senior roles since joining Teva in 2011 as Regional Account Manager, and from 2015 to 2016, he served as President and CEO, Teva North America Generics. Prior to joining Teva, Mr. O’Grady spent ten years with Sanofi predecessor companies in a variety of commercial and medical affairs roles that began in field sales. Mr. O’Grady has been serving on the science and technology committee and on the policy committee of the Association for Accessible Medicines since 2017 and, in September 2019, he was appointed to serve on the U.S. Investment Advisory Council. He received his B.S. from Geneseo State University, NY in management science/marketing and holds an M.B.A. from Baker University in Baldwin City, Kansas.

Mark Sabag Executive Vice President, Chief Human Resources Officer and Global Communications and Brand	Mr. Sabag became Executive Vice President, Global Human Resources in November 2017 and in October 2019, he assumed the role of Executive Vice President, Chief Human Resources Officer and Global Communications and Brand. From 2013 to November 2017, he served as Group Executive Vice President, Human Resources. From 2012 to 2013, Mr. Sabag served as Global Deputy Vice President, Human Resources. From 2010 to 2012, he served as Vice President, Human Resources for Teva’s International Group. From 2006 to 2010, he served as Vice President, Human Resources International Group and Corporate Human Capital. Prior to joining Teva, Mr. Sabag held senior human resources roles with Intel Corporation. Mr. Sabag received a B.A. in economics and business management from Haifa University.

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David M. Stark Executive Vice President, Chief Legal Officer	Mr. Stark became Executive Vice President, Chief Legal Officer in November 2017. From November 2016 to November 2017, he served as Group Executive Vice President, Chief Legal Officer. From 2014 to 2015, Mr. Stark was Senior Vice President and General Counsel, Global Specialty Medicines. Since joining Teva in 2002, Mr. Stark served in a series of roles with increasing responsibilities in Teva North America and Teva Americas, including as Senior Director, Deputy General Counsel, and Vice President and General Counsel. Prior to joining Teva, Mr. Stark was an associate attorney in the litigation departments at Willkie Farr & Gallagher LLP between 1998 and 2002, Chadbourne & Parke between 1997 and 1998 and Haight, Gardner, Poor & Havens between 1994 and 1997. Mr. Stark received a J.D. from New York University School of Law and a B.A. in political science from Northeastern University, summa cum laude.

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Executive Compensation

COMPENSATION DISCUSSION AND ANALYSIS

This compensation discussion and analysis (“CD&A”) describes the philosophy, objectives, process, components and additional aspects of our 2019 executive compensation program. This CD&A is intended to be read in conjunction with the tables that immediately follow this section, which provide further historical compensation information for the following named executive officers (“NEOs”):

Name	Position
Kåre Schultz (1)	President and Chief Executive Officer (“CEO”)
Eli Kalif (2)	Executive Vice President, Chief Financial Officer (“CFO”)
Dr. Hafrun Fridriksdottir	Executive Vice President, Global R&D
Brendan O’Grady	Executive Vice President, North America Commercial
Gianfranco Nazzi	Executive Vice President, International Markets Commercial
Michael McClellan (3)	Former Executive Vice President, CFO
Dr. Carlo de Notaristefani (4)	Former Executive Vice President, Global Operations
(1)

Mr. Schultz, in addition to his role as President and CEO, performed the functions of the CFO from the date of Mr. McClellan’s departure on November 8, 2019 until Mr. Kalif began employment with the Company on December 22, 2019.

(2)	Mr. Kalif commenced employment with the Company on December 22, 2019.
(3)	Mr. McClellan resigned as CFO on November 8, 2019.
(4)	Dr. de Notaristefani stepped down from this role effective October 2, 2019.

Quick CD&A Reference Guide

Executive Summary	Section I
Compensation Governance	Section II
Compensation Philosophy and Objectives	Section III
Compensation Determination Process	Section IV
Components of Our Compensation Program	Section V
Additional Compensation Policies and Practices	Section VI

I. Executive Summary

Compensation Objectives

In order to accomplish our key corporate objectives, we must attract, motivate and retain highly skilled and experienced people to execute our corporate strategy and lead our team. To that end, our executive officer compensation program is designed to:

(i)	link pay to performance;

(ii)	align executive officers’ interests with those of Teva and its shareholders over the long term;

(iii)	provide competitive compensation to attract and retain talent; and

(iv)	encourage balanced risk management.

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Executive Compensation

2019 Select Business Highlights

In 2019, we made significant progress on our strategic plan to reduce costs and return to growth, as detailed below.

Strategic Developments

∎	We successfully achieved our goal of reducing our total spend base by $3 billion as a result of our comprehensive two-year restructuring plan.

∎

In connection with the restructuring plan, we have reduced our global headcount by approximately 13,000 full-time-equivalent employees, reduced the number of manufacturing facilities by 13, with 10 more in process, and reduced the number of additional offices and laboratories by 40, all while maintaining full operational capacity.

∎	We reduced our net debt by 21% to $24.9 billion at the end of 2019, compared to $31.5 billion at the end of 2017.

∎	Sales of AUSTEDO® for Huntington’s disease and other movement disorders continue to grow rapidly, with $412 million in revenues in the U.S. in 2019, an increase of 102% compared to 2018.

∎	After we launched AJOVY® for the preventive treatment of migraines in adults in the U.S. in 2018, we launched it in Europe in 2019, and we secured auto-injector approval in the U.S and Europe.

∎	In November 2019, we launched TRUXIMA®, our first oncology biosimilar product in the U.S. and the first rituximab biosimilar to be approved in the U.S.

Financial Results

∎

Our revenues in 2019 were $16.9 billion, a decrease of 8% in U.S. dollars, or 5% in local currency terms, compared to 2018, which was above our February 2019 financial guidance (when adjusted for the revision related to the Israeli distribution business. See note 1b to our consolidated financial statements set forth in our Annual Report on Form 10-K for the year ended December 31, 2019). The decline in revenues was mainly due to generic competition to COPAXONE®, a decline in revenues from our U.S. generics business, BENDEKA®/TREANDA® and Japan, partially offset by higher revenues from AUSTEDO®, AJOVY® and QVAR® in the U.S.

∎	Operating loss was $443 million in 2019, compared to an operating loss of $1.6 billion in 2018, mainly due to higher impairment charges recorded in 2018.

∎

As of December 31, 2019, our gross debt was $26.9 billion, compared to $28.9 billion as of December 31, 2018. This decrease was mainly due to senior notes repaid at maturity or prepaid with cash generated during the year.

∎

GAAP Loss Per Share was $0.91 in 2019, compared to GAAP Loss Per Share of $2.35 in 2018; non-GAAP Earnings Per Share (“EPS”) were $2.40 in 2019, compared to non-GAAP EPS of $2.92 in 2018. Please see “Item 7—Management’s Discussion and Analysis of Financial Condition and Results of Operations—Supplemental Non-GAAP Income Data” of our Annual Report on Form 10-K for the year ended December 31, 2019 for a reconciliation of non-GAAP EPS.

∎

During 2019, we generated free cash flow of $2.05 billion, which we define as comprising $748 million in cash flow generated from operating activities, $1.5 billion in beneficial interest collected in exchange for securitized trade receivables and $343 million in proceeds from sale of property, plant and equipment and intangible assets, partially offset by $525 million in cash used for capital investments.

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Executive Compensation

Leadership Transitions

∎

On December 22, 2019, Eli Kalif joined Teva as Executive Vice President, CFO. He succeeded Michael McClellan, who stepped down on November 8, 2019, after serving as Executive Vice President, CFO from November 2017.

∎

On October 2, 2019, Eric Drapé was appointed Executive Vice President, Global Operations, after serving as Executive Vice President, Chief Quality Officer since 2015. He succeeded Dr. Carlo de Notaristefani, who served as Executive Vice President, Global Operations from August 2012.

Multi-Year Restructuring Largely Completed in 2019 to Position Teva for Future Growth

In September 2017, our Board appointed Mr. Schultz as CEO based on his strong track record in corporate turnarounds and driving growth. At the time of Mr. Schultz’s appointment in 2017, we had approximately $34 billion of debt and COPAXONE, a product that generated a significant amount of our revenue, was losing patent protection around the world and we anticipated lower product revenue amid competition from generic versions.

Shortly after his appointment, Mr. Schultz initiated a two-year Company restructuring plan designed to reduce our spend base significantly, which would provide cash flow to service debt and stabilize earnings, while still maintaining full operational capacity. In 2019, we essentially concluded the plan. Under Mr. Schultz’s leadership, the Company’s executive officers succeeded in reducing our spend base by $3 billion since 2017, reducing our net debt by 21% since 2017, and optimizing our manufacturing operations, enabling us to lay the foundation for future growth.

In order to focus our executive officers on these most critical strategic priorities during the restructuring period, the Compensation Committee and the Board selected non-GAAP EPS and Free Cash Flow as performance metrics in the 2019 annual cash incentive plan and non-GAAP Operating Profit and Net Debt Reduction in the 2019-2021 long-term incentive equity plan. Even in the midst of the restructuring and despite facing significant market headwinds, our CEO and our executive officers led the Company in achieving the 2019 non-GAAP EPS and Free Cash Flow goals. See “—Key Highlights of 2019 Executive Compensation—3. 2019 Targets, Performance Achievement and Annual and Long-Term Incentive Compensation Payouts” below for additional information on the target and achievement levels of performance for these metrics.

We believe that our success in 2019 in steadying our earnings performance and in bringing new specialty products to market around the world have positioned the Company for future growth. As such, for 2020, the Compensation Committee and the Board began to shift the focus of incentives by incorporating Net Revenue and top line growth into the 2020-2022 long-term incentive equity metrics.

Key Highlights of 2019 Executive Compensation

1.

2019 CEO Compensation—Unchanged, Majority Performance-Based (Total and Equity): There was no increase to the target total direct compensation of the CEO as compared to 2018, and no increase in the value of the equity component. Approximately 82% of CEO compensation was variable and at-risk, with the majority being performance-based. 50% of the long-term incentive equity grants were performance-based. Specifically, 50% of such grants were in the form of performance share units (“PSUs”) that are subject to new three-year performance metrics tied to our key goals and with a relative TSR modifier (now +/- 20%), and that will vest at the end of the performance period. The other 50% were in the form of time-based restricted share units (“RSUs”).

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2019 CEO Target Total Direct Compensation

Executive	Principal Position	Base Salary	Target Annual Incentive	2019 PSUs	2019 RSUs	Total
Kåre Schultz	CEO	$2,000,000	$2,800,000	$2,999,985	$2,999,992	$10,799,977
% of Total		18%	26%	28%	28%	100%
% of Long-Term				50%	50%

2.

2019 Long-Term Incentives—Increased the Allocation to Performance-Based Equity to 50% for all NEOs; High Threshold Performance Level; Three-Year Performance Goal; Reduced Maximum Earning Percentage: The Compensation Committee and the Board raised the portion of equity granted to the executive officers that is subject to performance-based vesting conditions to 50% by allocating 50% of the value of the target equity grant to PSUs and the other 50% to time-based RSUs. Previously, in 2018, the Compensation Committee and the Board had raised the CEO’s allocation to PSUs to 50%. This change was extended to executive officers in order to further enhance the link between pay and performance for executive officers and the alignment of the interests of the executive officers with those of Teva and its shareholders.

In order to earn any of the PSUs, a minimum of 85% of target performance must be achieved, which is a rigorous and challenging level of achievement that must be met before any PSUs are earned. In addition, the Compensation Committee and the Board established three-year goals up-front for the chosen metrics and communicated them to grant recipients, clearly articulating the targets from the outset of the performance period. For the grants in the form of PSUs, the Compensation Committee and the Board reduced the maximum potential number of PSUs to be earned from 300% to 240% of the target number of PSUs for maximum performance.

3.

2019 Targets, Performance Achievement and Annual and Long-Term Incentive Compensation Payouts: At the beginning of 2019, we established annual cash incentive plan goals aligned with the high end of our 2019 outlook as communicated to investors in February 2019. These goals were considered rigorous, aggressive and challenging, attainable only with strong performance, and took into account the relevant opportunities and risks, including the significant continuing headwinds we were facing. While the 2019 non-GAAP EPS goal remained the same as the goal for 2018, the Free Cash Flow goal decreased, based on the assumptions communicated to investors in February 2019, including:

∎	Anticipated continued decline in COPAXONE revenue of over 37% from $2.4 billion in 2018 to approximately $1.5 billion in 2019 due to an expected increase in generic competition;

∎	Anticipated decrease in ProAir HFA revenue in 2019 due to the introduction of generic Albuterol;

∎	Anticipated slight decline in our North American generics business revenue due to erosion and volume declines, offset by new launches; and

∎	Anticipated decline in International Generics revenue from the adverse impact in Japan, due to a National Health Insurance price revision, as well as from continued erosion of long listed products.

In spite of the challenges we faced, we made exceptional progress. For the 2019 annual incentive plan, the Compensation Committee and the Board determined that the Company’s achievement was 96% of our 2019 non-GAAP EPS target and 103% of our 2019 Free Cash Flow target, both of which were aligned to the high end of our 2019 outlook as communicated to investors in February 2019. Based on achievement of these corporate objectives, along with determination of the NEOs’ individual performance achievement, the Compensation Committee and the Board approved an annual incentive plan payout of 102% of target for the CEO, and between 93% and 118% of target for the other NEOs.

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In addition, for 2017-2019 PSUs, the Compensation Committee and the Board determined that the achievement for the combined three-year performance period was 100% of the non-GAAP EPS target, resulting in an earning percentage of 100%, and achievement of 111% of the Free Cash Flow target, resulting in an earning percentage of 154%. The average of these earning percentages, 127%, was then subject to a relative TSR modifier, which adjusted the earning percentage downward by 20%, resulting in a modified earning percentage of 102%. The Compensation Committee and the Board then exercised negative discretion to reduce the final earning percentage to 100% of the target number of PSUs.

4.

Eliminated Overlapping Metrics in Short- and Long-Term Awards: The Compensation Committee and the Board eliminated overlapping metrics in short- and long-term performance-based awards in 2019 by using non-GAAP EPS and Free Cash Flow metrics for the short-term incentive plan goals and non-GAAP Operating Profit and Net Debt Reduction, with a relative TSR modifier, for the long-term incentive plan goals. The new long-term metrics were selected in order to focus executive officers on long-term profitability and debt reduction objectives and to differentiate the long-term metrics from the metrics under the annual incentive plan.

5.

Assessed and Updated Peer Group Criteria to Reflect Current Organizational Status: Each year, the Compensation Committee reassesses the Peer Group used as a reference point for evaluating executive compensation. In connection with determining the 2019 compensation of the CEO and executive officers, the Compensation Committee conducted a review of our peer group to ensure its continued appropriateness. In light of changes in our revenues, the Compensation Committee revised the peer group selection criteria for company size by reducing the revenue range to $10-$40 billion from $10-$70 billion, which resulted in the removal of five of the largest companies by revenue and the addition of one new company, as compared to our 2018 peer group.

6.	Implemented More Robust Stock Ownership Guidelines: The Compensation Committee enhanced the stock ownership guidelines to strengthen alignment with Teva and our shareholders. Changes included:

∎	increasing the CEO ownership guideline to 6x base salary from 4x base salary;

∎	increasing the ownership guideline for other executive officers to 3x base salary from 2x base salary;

∎	adopting stock ownership guidelines for members of the Board equal to 5x the annual cash retainer fee for Board membership (excluding committee fees); and

∎	discontinuing the use of unvested PSUs to satisfy stock ownership guidelines.

Realizable Pay Demonstrates Pay for Performance Alignment

Realizable pay reflects the actual value of annual incentives and equity awards received or to be received by our NEOs, and fluctuates with performance and with increases or decreases in share price. For this reason, contrasting target pay with realizable pay provides a meaningful demonstration of pay for performance alignment.

When the Company does not meet performance targets and/or the share price decreases, an executive’s realizable pay is affected. The following charts demonstrate the relationship between the target and realizable pay values, in each of the past three years, of our NEOs’: (1) annual incentive, and (2) annual equity grants, including PSUs, RSUs, and stock options, as applicable, following the conclusion of the applicable three-year PSU performance period (December 31) and RSU and option values from the same annual grant as of that date. The equity grants to the NEOs in 2015 and 2016 included PSUs and stock options and in 2017 included PSUs, RSUs and stock options. The realizable value of this equity has been calculated by multiplying the number of earned shares for each PSU grant and the number of vested and unvested RSUs

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(for the 2017 grant) by the stock price per share on the last trading day of the relevant performance period, and by determining the intrinsic (or “in the money”) value of vested and unvested stock options on these dates.

With respect to PSUs, for 2015 grants, the Company’s three-year performance did not achieve the threshold level, and no PSUs were earned. For 2016 grants, the Company’s three-year performance produced an earning percentage of 75.09%, but because of the decrease in the share price, the realizable value of such PSUs represented just 22% of the target value. For NEOs that received a grant in February 2017, the Company’s three-year performance produced an earning percentage of 100%, but because of the decrease in the share price, the realizable value of such PSUs represented just 35% of the target value and the realizable value of RSUs represented just 31% of the grant value. Per the terms of Mr. Schultz’s employment agreement, he received a 2017 grant upon commencing employment in November 2017, and as the share price had already declined by that time resulting in a lower fair value per unit, the CEO’s realizable value of such PSUs represented 104% of the target value and the realizable value of RSUs represented 94% of the grant value. With respect to stock options granted in 2015, 2016 and 2017, because of the decrease in the share price, no stock options granted had any intrinsic value at the conclusion of the respective PSU performance periods.

Average NEO Annual Cash Incentive Payout as % of Target	Average NEO Annual Equity Grant Realizable Value as % of Target Value

* The average NEO 2017 grant realizable value is 22% excluding the CEO’s annual equity award granted in November 2017, which had a lower fair value per unit when it was granted.

2019 Say-on-Pay Vote and Shareholder Engagement

At the 2019 annual meeting of shareholders, our shareholders approved, on an advisory basis, the compensation of our NEOs, with approximately 89% of the votes cast on the matter “For” such approval, an improvement from 2018’s advisory vote. The Compensation Committee viewed the approval by shareholders of the executive compensation program at such a level as evidence that a substantial majority of shareholders have a favorable view of the Company’s executive compensation program.

In addition, our shareholders approved our amended compensation policy, as required by Israeli law, with approximately 90% of the votes cast on the matter “For” such approval.

Similar to 2018, in 2019 and early 2020, the Board engaged with our shareholders in order to demonstrate our commitment to strong corporate governance and our effort to gather input from our shareholders, which we believe enables us to better understand the perspectives of our shareholders. During this time,

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we contacted shareholders representing approximately 36% of our outstanding shares, as well as the research teams at proxy advisory firms Institutional Shareholder Services Inc. and Glass Lewis & Co. Our Chairman of the Board and the Chair of our Compensation Committee participated in discussions with shareholders representing approximately 23% of our outstanding shares. In addition, we participated in a discussion with one of the proxy advisory firms.

The Board and management continue to engage regularly in dialogue with many of the Company’s largest shareholders, and the Compensation Committee will continue to consider shareholder feedback and the results of the advisory vote on executive compensation in connection with its determinations of executive compensation. Through our shareholder outreach, we have established important feedback channels that provide a valuable way to receive ongoing input from our shareholders.

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II. Compensation Governance

Compensation Governance

As part of the efforts of the Compensation Committee to ensure that our compensation program, which includes our policies and practices, aligns our executive officers’ interests with those of Teva and its shareholders, the Compensation Committee assesses the effectiveness of our compensation program periodically and reviews risk mitigation and governance matters. We do this by maintaining the following best practices:

	What We Do		What We Don’t Do
✓	Engage with shareholders to understand and address their perceptions and concerns regarding our executive compensation program	X

No immediate vesting (“single trigger”) of equity-based awards if awards are assumed or substituted in connection with a change-in-control; following a change-in-control, equity-based awards would only accelerate and vest in the event of a subsequent qualifying employment termination (“double trigger”)

✓	Adopt a Compensation Policy that is approved by shareholders	X	“No hedging” policy regarding our shares applicable to directors and executive officers
✓	Design our incentive compensation programs to align pay and performance	X	“No pledging” policy regarding pledging of shares applicable to directors and executive officers
✓	Review compensation benchmark data from peer companies whose industry, revenues, and global footprint share similarities with Teva	X	No guaranteed performance bonuses
✓	Use equity for long-term incentive awards that have a minimum period for full vesting of three years (partial vesting can occur before)	X	No repricing of underwater stock options or backdating of stock options
✓	Maintain an appropriate balance between short- and long-term compensation, which discourages short-term risk-taking at the expense of long-term results	X	No discounted stock options
✓	Cap annual cash incentive payouts, annual equity grant date fair values at target, and the number of PSUs that may be earned under an award, pursuant to the Compensation Policy	X	No highly leveraged incentive plans that encourage excessive risk-taking
✓	Require executive officers and directors to maintain meaningful levels of share ownership in compliance with our share ownership guidelines	X	No excise tax gross-up provisions in employment agreements
✓	Maintain a clawback policy designed to recoup cash and equity-based incentives paid to executive officers based on erroneously prepared financial statements or other misconduct
✓	Engage an independent compensation advisor to the Compensation Committee, who performs no other consulting work for Teva
✓	Conduct annual risk assessments of our compensation program

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Compensation Policy under the Israeli Companies Law

Due to our unique position as an Israeli company with an extensive global footprint, we aim to adopt compensation policies and practices that match those of similar global companies, but we must also comply with applicable Israeli law, including the requirement that Israeli publicly traded companies adopt a compensation policy which is brought for shareholders’ approval and contains certain limits on elements of compensation. All executive compensation decisions must generally be consistent with that policy.

As approved at our 2019 annual meeting of shareholders, and as required by the Israeli Companies Law, we have adopted a Compensation Policy regarding the terms of office and employment of our “Office Holders” (as defined under the Israeli Companies Law, which includes directors, the CEO, other executive officers and any other managers directly subordinate to the CEO), including cash compensation, equity-based awards, releases from liability, indemnification and insurance, severance, and other benefits (the “Terms of Office and Employment”). Each of our NEOs is or was an Office Holder within the meaning of the Israeli Companies Law. The Compensation Policy is reviewed from time to time by the Compensation Committee and the Board to ensure its alignment with our compensation philosophy and objectives and to consider its appropriateness for Teva. Under the Israeli Companies law, we are required to bring the compensation policy to shareholders at least once every three years for approval.

Pursuant to the Israeli Companies Law, arrangements between Teva and its Office Holders must generally be consistent with the Compensation Policy. However, under certain circumstances, we may approve an arrangement that is not consistent with the Compensation Policy, if the arrangement is approved by a majority of our shareholders who participate and vote, provided that (i) the majority includes a majority of the votes cast by shareholders who participate and vote (abstentions are disregarded) who (A) are not controlling shareholders and (B) do not have a personal interest in the matter, or (ii) the votes cast against the arrangement by shareholders who are not controlling shareholders and who do not have a personal interest in the matter who participate and vote constitute two percent or less of the voting power of the Company (a “special majority”).

In addition, pursuant to the Israeli Companies Law, the Terms of Office and Employment of Office Holders generally require the approval of the Compensation Committee and the Board. The Terms of Office and Employment as applicable to directors, including with respect to other positions in the Company, further require the approval of the shareholders by a simple majority. The Terms of Office and Employment with respect to a CEO (who is not a director) generally require the approval of the shareholders by the special majority referenced in the immediately preceding paragraph.

Under certain circumstances, if the Terms of Office and Employment of Office Holders who are not directors are not approved by the shareholders, where such approval is required, the Compensation Committee and the Board may nonetheless approve such terms. In addition, non-material amendments of the Terms of Office and Employment of Office Holders who are not directors may be approved by the Compensation Committee only and non-material amendments of the Terms of Office and Employment of Office Holders who are not directors and excluding the CEO may be approved by the CEO only, provided such approvals are permitted under the Compensation Policy and consistent therewith.

Accordingly, pursuant to our Compensation Policy, the Compensation Committee can authorize our CEO to approve changes in terms for any other executive officer with respect to any calendar year, provided that it does not exceed the value of such executive officer’s one-month base salary.

III. Compensation Philosophy and Objectives

We are committed to transparent and ethical business practices. Maintaining high standards of corporate governance and legal compliance are key factors in our success. This allows us to create long-term value for our shareholders as well as all of our other stakeholders, including employees, customers, suppliers and, above all, patients worldwide.

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Our executive officer compensation philosophy also values the following principles:

∎	promotion of our goals and supporting our business strategy and work plan;

∎

paying executive officers equitably relative to one another based on their roles and responsibilities, educational background, skills, expertise, prior professional experience, achievements, seniority and location;

∎	embedding a culture of strong performance with high integrity; and

∎	encouraging good corporate governance and compliance practices.

Our objectives with respect to executive officer compensation, as summarized below, are designed to: (i) link pay to performance; (ii) align executive officers’ interests with those of Teva and its shareholders over the long term; (iii) provide competitive compensation packages that motivate our executive officers; and (iv) encourage balanced risk management.

∎

Pay-for-performance: We aim to incentivize our executive officers by creating a strong link between their performance and compensation. Therefore, a significant portion of the total compensation package provided to our executive officers is based on measures that reflect both our short- and long-term goals and performance, as well as the executive officer’s individual performance and impact on shareholder value. In order to strengthen this link, we define clear and measurable quantitative and qualitative objectives that, in combination, are designed to improve our results and returns to shareholders.

∎

Alignment of executive officers’ interests with those of Teva and its shareholders: In order to promote retention and motivate executive officers to focus on long-term objectives and the performance of Teva’s shares, a significant portion of the compensation packages of our executive officers is granted in the form of equity-based compensation, which creates a direct link between the interests of executive officers and the interests of Teva and its shareholders. By making executive officers shareholders with a personal stake in the value of Teva, we are motivating them to create and enabling them to share in Teva’s growth and success, while also fostering an ownership culture among executive officers. We further strengthen this link by requiring our executive officers to maintain meaningful levels of share ownership.

∎

Provide competitive compensation to attract and retain talent: We compete with global companies to attract and retain highly talented professionals with the necessary capabilities to promote creativity, encourage high achievement, manage our complex business and worldwide operations and execute our strategy. For these reasons, the total compensation package for our executive officers is generally targeted at the median range of the peer group, which includes global pharmaceutical companies, as well as other companies which compete with Teva for similar talent, and may also include companies in relevant geographical locations. Executive officers’ total compensation may deviate from the target level as required to attract or retain certain individuals or reflect their respective characteristics or performance.

∎

Risk management: Compensation is structured in a manner that creates an incentive to deliver high performance (both short- and long-term) while taking into account our compliance and risk management philosophy and avoiding undue pressure on executive officers to take excessive risks, thereby encouraging a balanced and effective risk-taking approach. Our compensation elements are designed with this in mind, by including mechanisms that reduce incentives to expose Teva to imprudent risks that may harm the Company or our shareholders in the short- and long-term. This is achieved by using tools such as (i) placing maximum limits on short- and long-term incentives; (ii) measuring performance with key performance indicators that are designed to reduce incentives to take excessive risks; (iii) using compensation vehicles with diverse performance measures; (iv) granting a mix of equity-based compensation types that have long-term vesting schedules, which tie the awards

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to a longer performance cycle; (v) requiring clawback of compensation payments in certain circumstances; and (vi) requiring compliance with meaningful stock ownership guidelines.

IV. Compensation Determination Process

The Compensation Committee and the Board design the executive compensation program with the intention of accomplishing the goals described above. In determining executive compensation, the Compensation Committee obtains input and advice from its independent compensation consultant and reviews recommendations from our CEO with respect to the performance and compensation of our other executive officers. The Compensation Committee and, if applicable, the Board, review and approve the compensation and the performance-based metrics and goals of the CEO and executive officers and consider financial, operational and share price performance to determine appropriate executive compensation parameters, amounts and forms.

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Key Participants

The roles and responsibilities of all parties involved with the compensation determination process are set forth below:

Participant	Responsibilities
Shareholders

∎   Approve the Compensation Policy as required under the Israeli Companies Law, including caps for cash incentives and equity, at least once every three years, and any changes thereto

∎  Cast advisory vote on proposal(s) regarding executive compensation under U.S. law

∎  Approve any compensation that deviates from the Compensation Policy

∎  Approve compensation of the CEO

∎  Approve compensation of directors

∎  Approve equity plans, material changes to equity plans and share reserve increases

∎  Provide direct feedback and input to Teva and our Board

Board of Directors

∎  Evaluate performance of the CEO and executive officers, including the NEOs

∎  Review and approve (subject to shareholder approval in certain cases):

∎  Equity plans, material changes to equity plans and share reserve increases

∎  CEO and executive officer compensation, with input and recommendation from, and prior approval of, the Compensation Committee

∎  Changes to the Compensation Policy

Human Resources and Compensation Committee

∎  Consider shareholder feedback and all other factors to help align our executive compensation program with the interests of Teva and our shareholders and long-term value creation

∎  Review and approve (subject to Board and shareholder approval in certain cases):

∎  CEO and executive officer compensation, including adjustments to executive officers’ base salaries, cash incentives and equity compensation, as well as other components of compensation

∎  Performance-based metrics and goals under the annual cash incentive plan and PSU plan

∎  Achievement of performance-based goals under the annual cash incentive plan and associated with PSUs

∎  Equity plans and awards

∎  The Compensation Policy and its continued appropriateness (periodically)

∎  The CD&A and the compensation tables and accompanying narrative descriptions

Independent Compensation Consultant

∎  Advise the Compensation Committee on various director and executive officer compensation and governance topics, including:

∎  Compensation Policy, pay philosophy, best practices and market trends

∎  Selection of peer group companies

∎  Director and executive officer compensation practices and levels at peer group companies

∎  Design of annual cash incentive plan and performance and other equity plans, and awards and grants under each plan

∎  Stock ownership guidelines

∎  Review and provide an independent assessment of the data and materials presented by management to the Compensation Committee

∎  Participate in Compensation Committee meetings as requested

CEO

∎   Evaluate the performance of other executive officers, including the other NEOs, and recommend adjustments to base salaries, annual cash incentives and long-term equity compensation

∎  Develop business goals, which are evaluated and incorporated by the Compensation Committee and the Board in the design of our executive officer compensation program

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Role of Independent Compensation Consultant

The Compensation Committee has the authority to retain independent compensation consultants to assist it in the performance of its duties and responsibilities without consulting or obtaining the approval of management of the Company. The Compensation Committee has retained Semler Brossy Consulting Group LLC (“Semler Brossy”) as its independent compensation consultant. Semler Brossy reported directly to, and was directly accountable to, the Compensation Committee. While the Compensation Committee took into consideration the review and recommendations of this independent advisor when making decisions about the Company’s executive officer and director compensation practices and governance related topics, the Compensation Committee ultimately made its own independent decisions about these matters.

The Compensation Committee assessed the independence of Semler Brossy pursuant to the rules of the SEC and the NYSE. In doing so, the Compensation Committee considered each of the factors set forth by the SEC and NYSE with respect to a compensation consultant’s independence. The Compensation Committee also considered the nature and amount of work performed for the Compensation Committee and the fees paid for those services in relation to the firm’s total revenues. After these reviews, the Compensation Committee concluded that there were no conflicts of interest, and that Semler Brossy was independent pursuant to SEC and NYSE rules.

Compensation Peer Group and Peer Selection Process

In setting compensation for our CEO and executive officers, the Compensation Committee and the Board consider comparative compensation information from a relevant group of peer companies (the “Peer Group”) as one point of reference.

Update to 2019 Peer Group: Periodically, the Compensation Committee reassesses the Peer Group used as a reference point for evaluating executive officer compensation. In connection with determining the 2019 compensation of the CEO and other NEOs, the Compensation Committee conducted a review of our Peer Group to ensure its continued appropriateness. In light of changes in our revenues, the Compensation Committee revised the Peer Group selection criteria for company size by reducing the revenue range to $10-$40 billion from $10-$70 billion and by placing an upper limit on market capitalization of $160 billion. This resulted in the addition of Biogen Inc. and the removal of five of the largest companies from our 2018 peer group: GlaxoSmithKline Plc, Merck & Co., Inc., Novartis AG, Pfizer Inc. and Roche Holding AG.

The Peer Group was selected based on certain primary selection criteria, including:

∎	Industry: Pharmaceutical sector/subsector;

∎	Company size: $10 billion to $40 billion of revenues, market capitalization of $10 billion to $160 billion, and a similar number of employees as Teva; and

∎

Global presence and geography: Global footprint and breadth, with focus on U.S. and European markets; we made a conscious decision to include both U.S. and non-U.S. companies (in terms of headquarters and country of primary exchange listing) in order to reflect Teva’s international presence and competition in the global talent market.

Company revenues are considered a primary factor in determining the Peer Group, which has been constructed so that our revenues are generally in the middle of the revenue range of the Peer Group companies. The Compensation Committee believes that the Peer Group companies are the companies with which we compete for talent.

The Compensation Committee and the Board consider data from the Peer Group companies in reviewing market pay levels, allocations and practices. Other factors considered when setting the compensation of

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our CEO and executive officers include sustained performance, criticality of contributions to Teva, and the executive officer’s role, skills, experience and development. The Compensation Committee retains discretion in determining the nature and extent of the use of Peer Group data.

The Peer Group established for setting 2019 compensation consisted of the following companies:

Company	Headquarters	Revenues (1) ($ in millions)	Market Cap (1) ($ in millions)	Employees (1)
AbbVie, Inc.	United States	$28,216	$142,009	29,000
Allergan Plc	Ireland	$15,941	$63,680	17,800
Amgen, Inc.	United States	$22,784	$133,636	20,800
Astellas Pharma, Inc.	Japan	$10,557	$34,371	16,617
AstraZeneca Plc	United Kingdom	$26,367	$96,596	61,100
Bayer AG	Germany	$37,648	$83,085	99,762
Biogen, Inc. (2)	United States	$10,990	$68,823	7,300
Bristol-Myers Squibb Co.	United States	$20,776	$100,883	23,700
Celgene Corp.	United States	$12,822	$61,593	7,467
Eli Lilly & Co.	United States	$22,871	$113,521	40,655
Gilead Sciences, Inc.	United States	$26,135	$97,213	10,000
Merck KGaA	Germany	$16,480	$45,039	52,880
Mylan NV	United Kingdom	$11,907	$19,396	35,000
Novo Nordisk A/S	Denmark	$16,097	$118,752	42,076
Sanofi	France	$37,691	$110,053	106,566
Shire plc	Ireland	$17,794	$54,367	23,044
Takeda Pharmaceutical Co., Ltd.	Japan	$14,374	$33,493	27,230

	Revenues ($ in millions)	Market Cap ($ in millions)	Employees
Teva Pharmaceutical Industries Ltd. Percentile Rank	53rd 53rd	6th	76th
Median	$17,794	$83,085	27,230
(1)	Source (revenue, market capitalization and employee number information): Dow Jones (September 2018).
(2)	New peer company added for 2019.

Internal Considerations

Internal fairness: The Company reviews relevant internal ratios between executive officer compensation and the compensation of other employees, specifically the average and median values of other employee compensation, and its potential effect on the Company’s labor relations in connection with the review and approval of compensation to executive officers.

In addition, see “Additional Compensation Information—2019 Pay Ratio” set forth below.

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Risk Considerations

While the Board has overall responsibility for risk oversight, each of the standing committees of the Board regularly assesses risk in its area of oversight in connection with executing its responsibilities. Thus, the Compensation Committee assesses the potential risks arising from our compensation program, policies and practices. The Compensation Committee coordinates with our legal, human resources and other departments, considers shareholder feedback and interests and consults with its compensation consultant. The Compensation Committee reviewed and discussed the assessment for 2019. The Compensation Committee determined that our compensation program, policies and practices do not create risks that are reasonably likely to have a material adverse effect on Teva.

V. Components of Our Compensation Program

2019 Components in General

The Compensation Committee, Board and shareholders each participated in the selection of the components of compensation set forth in the chart below to achieve our stated executive officer compensation program objectives. The majority of the compensation of each executive officer is variable, at-risk and subject to the achievement of performance goals in order to be earned. The Compensation Committee and the Board review all components of the compensation of executive officers in order to verify that each executive officer’s total compensation is consistent with our compensation philosophy and objectives and within the parameters set by our shareholder-approved Compensation Policy.

Element	Description	Additional Detail
Base Salary	Fixed cash compensation Determined based on each executive officer’s role, individual skills, experience, performance, external market value and internal equity	Base salaries are intended to provide stable compensation to executive officers, allow Teva to attract and retain qualified global executive talent and maintain a stable leadership team
Short-Term Incentives: Annual Cash Incentive Opportunities

Variable cash compensation based on the level of achievement relative to Company and individual performance objectives that are pre-determined annually

Weighted performance against goals must be at least 85% of target (90% for the CEO) and other predetermined thresholds must be met in order for any payout to occur

Cash incentives are capped at a maximum of 200% of base salary if achievement level is at least 120% of performance goal

Per the Compensation Policy, target cash award as a percentage of base salary is capped at 100% (150% for the CEO)

Annual cash incentive opportunities are designed to ensure that our executive officers are incentivized to reach Teva’s annual goals; payout levels are determined based on actual financial and operational results, as well as individual performance

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Element	Description	Additional Detail
Long-Term Incentives: Annual Equity-Based Compensation

Variable equity-based compensation

Performance Share Units (PSUs): Restricted share units that are earned only upon the attainment of 3-year performance goals

Corporate performance against goals must be at least 85% of target in order for award to be earned for that metric

Awards capped at 240% of target number of shares if achievement level is at least 120% of performance goal and 75th percentile relative TSR

Restricted Share Units (RSUs): Restricted share units that are time-based

Per the Compensation Policy, maximum monetary grant value of the annual equity award is $11.0 million at target for the CEO and $4.5 million at target for executive officers

Equity-based compensation is used to foster a long-term link between executive officers’ interests and the interests of Teva and its shareholders, as well as to attract, motivate and retain executive officers for the long term

In 2019, all executive officers received 50% of the value granted in the form of PSUs and 50% in the form of RSUs

2019 Target Pay Mix

The target pay mix supports the core principles of our executive officer compensation philosophy of compensating for performance and aligning executive officers’ interests with those of Teva and its shareholders, by emphasizing short- and long-term incentives.

The following charts outline the Compensation Committee and the Board’s allocation of annual target total direct compensation payable to the CEO and to other NEOs. The Compensation Committee and the Board allocated compensation among (i) base salary, (ii) the target amount payable under the short-term annual cash incentive plan and (iii) the target value of long-term annual equity, as determined using the fair value of PSUs at target level and RSUs granted under our long-term equity incentive plan. The Compensation Committee and the Board determined these allocations and amounts with reference to, and consistent with, the allocations among such elements at the Peer Group companies and within the maximum limits set forth in the Compensation Policy. A sizeable majority of annual target total direct compensation is variable at-risk pay, consistent with our pay-for-performance philosophy. Specifically, in 2019, 82% of Mr. Schultz’s annual target total direct compensation was at-risk compensation, and 78%, on average, of the annual target total direct compensation of our other NEOs was at-risk compensation. We consider compensation to be “at risk” if it is subject to performance-based payment or vesting conditions or if its value depends on stock price appreciation.

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Target Pay Mix

Percentage of annual target total direct compensation as calculated above is based on the annualized 2019 base salary, the 2019 annual cash incentive compensation opportunity (assuming achievement at the target level), and the grant date fair value of the annual equity grant made in March 2019, which included PSUs (assuming vesting at the target achievement level) and RSUs. Each compensation element is outlined in more detail in the 2019 Summary Compensation Table and 2019 Grants of Plan-Based Awards table.

Base Salary

Purpose: Base salaries provide stable compensation to executive officers, allow Teva to attract and retain qualified global executive talent and maintain a stable management team. Base salaries vary among executive officers, and are individually determined according to each executive officer’s areas of responsibility, role and experience based on a variety of considerations, which may include, inter alia, professional background (education, skills, expertise, professional experience and achievements and previous compensation arrangements, as relevant), external competitiveness, job criticality and internal fairness.

2019 base salaries for continuing NEOs in 2019 remained unchanged: For 2019, there were no changes made to the annual base salaries for each of our continuing NEOs in 2019 (disregarding any effects of foreign exchange rates) compared to the end of 2018.

Executive	Annualized 2018 Base Salary ($)	Annualized 2019 Base Salary ($)	2018-2019 % Change
Kåre Schultz	$2,000,000	$2,000,000	0.0%
Eli Kalif	N/A	$657,494	N/A
Dr. Hafrun Fridriksdottir	$720,000	$720,000	0.0%
Brendan O’Grady	N/A	$700,000	N/A
Gianfranco Nazzi	N/A	$548,602	N/A
Michael McClellan	$700,000	$700,000	0.0%
Dr. Carlo de Notaristefani	$836,400	$836,400	0.0%

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Executive Compensation

Annual Cash Incentives

Purpose: The annual cash incentive component aims to ensure that our executive officers are incentivized to reach our annual goals. Annual cash incentives are designed to provide a significant pay-for-performance element of our executive compensation package, as payout eligibility and levels are determined based on actual financial and operational performance, as well as individual performance.

Pursuant to our Compensation Policy, executive officer target annual cash incentive is capped at 100% of annual base salary, and for the CEO, target annual cash incentive is capped at 150% of annual base salary. In addition, the maximum annual cash incentive payout cannot exceed 200% of target annual cash incentive.

2019 Annual Cash Incentives

Our annual cash incentive plan for executive officers takes the form of cash awards that are earned based on one-year performance. This structure aligns our executive officers’ interests with those of our shareholders by providing incentives to the executive officers to achieve certain short-term financial and operational goals that the Board determined to be vital to executing our business strategy.

Target cash incentive percentage opportunities for our continuing NEOs in 2019 were not changed compared to 2018 as set forth in the following table:

Executive	2018 Target Annual Cash Incentive (% of Base Salary)	2019 Target Annual Cash Incentive (% of Base Salary)
Kåre Schultz	140%	140%
Eli Kalif	N/A	100%
Dr. Hafrun Fridriksdottir	100%	100%
Brendan O’Grady	N/A	100%
Gianfranco Nazzi	N/A	100%
Michael McClellan	100%	100%
Dr. Carlo de Notaristefani	100%	100%

Annual Cash Incentive Calculation Methodology

Eligible Salary	X	Target Incentive %	X	Overall Performance Factor %	=	Annual Cash Incentive Payout

The amount of the annual cash incentive opportunity and payment for the executive officers, including the CEO and our other NEOs, is determined as follows:

First, the Compensation Committee determines a target cash incentive opportunity by taking the individual’s base salary and multiplying it by the individual’s target incentive percentage.

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Second, the Compensation Committee determines an overall performance factor percentage for each executive officer.

∎

The performance factor is based on performance measures, which consist of Company financial measures and individual performance measures. For Company financial measures, the Compensation Committee calculates a performance achievement percentage against goals. For individual performance measures, the Compensation Committee assesses performance achievement against goals and determines the individual performance rating and individual performance achievement percentage.

∎	The Compensation Committee then calculates the weighted average of the Company and the individual performance achievement percentages to determine an overall performance achievement percentage.

∎

The overall performance achievement percentage is then converted to an overall performance factor, as described below. If the overall performance factor is below the threshold, then the performance factor will be zero (and the individual will not receive an annual cash incentive payout). If the overall performance factor is between the threshold and the maximum, the individual’s overall performance factor will be determined by linear interpolation between points. If the overall performance factor is above the maximum, the maximum performance factor will be applied.

Finally, the Compensation Committee takes the target cash incentive opportunity of each executive officer and multiplies it by the applicable overall performance factor of the respective executive officer to determine the actual cash incentive to be paid. The Compensation Committee then approves and presents the Company and the individual-level performance achievements, the calculation of performance factors and the determination of incentive payout amounts to the Board for its review and approval.

Performance Measures and Goals

For the 2019 annual cash incentive, the Compensation Committee and the Board used the same performance measure categories and weightings as in 2018:

Category	Weighting	Additional Weighting

Company Financial	75%	50% Non-GAAP EPS

		25% Free Cash Flow

Individual	25%

Company Financial Measures: The Compensation Committee and the Board believe that financial measures are key performance indicators of the present and future prospects of our business and key drivers of shareholder value, and selected the following financial measures for use in the annual cash incentive plan:

∎

Non-GAAP EPS: Calculated as net income attributable to ordinary shareholders divided by the weighted average number of shares outstanding (fully diluted), this is a measure of income and represents profitability. It focuses managers on expense control in addition to revenue generation and is viewed as a strong indicator of sustained performance over the short- and long-term.

∎

Free Cash Flow: Calculated as the cash flow generated by Teva from operating activities net of capital expenditures and deferred purchase price cash component collected for securitized trade receivables, this measure serves to focus employees on generating cash in the short- and long-term to fund operations and pay debt. It focuses managers on expense control in addition to revenues and on improvement in working capital.

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Executive Compensation

These performance measures were selected because they focus management on metrics that align with our most critical strategic priorities of servicing debt, controlling expenses and improving profitability, and give a clear line of sight into how achieving operating goals drives Teva performance and generates rewards.

The Compensation Committee and the Board used non-GAAP measures as performance metrics in structuring our annual cash and our performance-based long-term equity incentive programs. The use of these measures is not intended to replace comparable GAAP measures as set forth in our consolidated financial statements. We believe that these non-GAAP measures are helpful to management and investors as measures of operating performance because they exclude various items that do not relate to or are not indicative of operating performance.

Company Performance Goals: The Compensation Committee and the Board set the 2019 threshold, target and maximum performance levels for the Company performance goals. These goals were set at levels that were considered rigorous, aggressive and challenging, attainable only with strong performance, and that took into account the relevant risks and opportunities. In developing our 2019 business plan and corresponding incentive plan performance metric targets, which were based on the business plan and were aligned to the high end of our 2019 outlook as communicated to investors in February 2019, the Compensation Committee and the Board made key assumptions, including a decline in total revenue compared to 2018, based on the assumptions communicated to investors in February 2019, including:

∎	Anticipated continued decline in COPAXONE® revenue of over 37% from $2.4 billion in 2018 to approximately $1.5 billion in 2019 due to an expected increase in generic competition;

∎	Anticipated decrease in ProAir® HFA revenue in 2019 due to the introduction of generic Albuterol;

∎	Anticipated slight decline in our North American generics business revenue due to erosion and volume declines, offset by new launches; and

∎	Anticipated decline in International Generics revenue from the adverse impact in Japan, due to a National Health Insurance price revision, as well as from continued erosion of long listed products.

After setting the targets, the Compensation Committee and the Board also set the threshold and maximum performance levels. To achieve threshold performance, 85% of target performance for each Company performance metric must be achieved, which is a rigorous and challenging level of achievement that must be met. An achievement percentage of less than 85% of target for either non-GAAP EPS or Free Cash Flow would result in no annual cash incentive payment for executive officers. The Compensation Committee and the Board set the maximum level of performance at 120% of target for each Company performance metric, a level that presented a significant challenge requiring exceptionally strong performance.

In spite of the challenges we faced, we achieved 96% of our 2019 non-GAAP EPS target and 103% of our 2019 Free Cash Flow target, both of which were aligned to the high end of our 2019 outlook.

Weighting	Performance Metric	Threshold (85%)	Target (100%)	Maximum (120%)	Actual Results	% Achievement
50%	Non-GAAP EPS	$2.13	$2.50	$3.00	$2.40	96%
25%	Free Cash Flow	$1.7B	$2.0B	$2.4B	$2.05B	103%

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Individual Measures: The remaining 25% of the measures under the 2019 annual cash incentive plan were individual performance measures established by the Compensation Committee and the Board early in the year. These measures included components specific to the nature of each executive officer’s position and area of responsibility. The Compensation Committee and the Board evaluated performance with respect to the individual measures by determining an individual performance rating and individual performance achievement percentage, which was then used as a component for determining the overall performance factor.

Executive	Individual Goals	% Achievement
Kåre Schultz	∎ Achieving global sales targets for new generics and key specialty products ∎ Achieving specialty product milestones targets ∎ Achieving generic products submissions and approvals targets ∎ Achieving targets related to improving employee engagement ∎ Compliance modifier: In addition to the above, the individual performance achievement percentage (i.e., 100%) could be decreased or increased by 20% based on performance against targets related to ensuring compliance standards are met	110%
Eli Kalif (1)	N/A	N/A
Dr. Hafrun Fridriksdottir	∎ Ensuring compliance standards are met ∎ Achieving specialty product milestones by meeting targets ∎ Achieving generic products submissions and approvals targets ∎ Completing critical business optimization targets	107%
Brendan O’Grady	∎ Ensuring compliance standards are met ∎ Achieving regional gross margin targets ∎ Achieving regional sales targets for new generics and key specialty products ∎ Completing other critical business initiatives	120%
Gianfranco Nazzi	∎ Ensuring compliance standards are met ∎ Achieving regional gross margin targets ∎ Achieving regional sales targets for new generics and key specialty products ∎ Completing other critical business initiatives	107%
Michael McClellan (2)	∎ Ensuring compliance standards are met ∎ Achieving global gross margin targets ∎ Completing other critical function initiatives	N/A
Dr. Carlo de Notaristefani	∎ Ensuring compliance standards are met ∎ Achieving global gross margin targets ∎ Achieving global sales targets for new generics and key specialty products ∎ Ensuring high product quality and compliance with Environmental Health & Safety standards ∎ Completing other critical function initiatives	100%
(1)	Mr. Kalif commenced employment with the Company on December 22, 2019 and was not eligible for an annual cash incentive opportunity.
(2)	Mr. McClellan stepped down as CFO on November 8, 2019 and was not eligible for an annual cash incentive opportunity.

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Executive Compensation

Overall Performance Factor and Payout Calculation

Overall Performance Factor: The Compensation Committee and the Board then calculated an overall performance factor for each executive officer by taking the weighted average of the achievement percentages of the Company financial measures and the individual measures and converting that weighted average to an overall performance factor based on the following table:

Weighted Average Level of Achievement of Objectives	Overall Performance Achievement % (1) (2)	Overall Performance Factor: Potential Annual Cash Incentive as a % of Annual Base Salary (3)
Below Threshold	Below 85% (below 90% for CEO)	0% (no annual cash incentive payment)
Threshold	85% (90% for CEO)	25%
Target	100%	100% (140% for CEO)
Maximum Cash Incentive	120%	200%
(1)

Payouts for performance for the CEO are determined linearly based on a straight-line interpolation of the applicable payout range (i.e., 11.5% for each percentile change in weighted average performance between threshold and target and 3.0% for each percentile change in performance between target and maximum). No additional payout is made for weighted average performance achievement in excess of 120%.

(2)

Payouts for performance for other executive officers are determined linearly based on a straight-line interpolation of the applicable payout range (i.e., 5.0% for each percentile change in performance between threshold and maximum). No additional payout is made for performance achievement in excess of 120%.

(3)

Payout as a percentage of target for the CEO at threshold is 18% and at maximum is 143%. Payout as a percentage of target for other executive officers is the same as the percentage of base salary as detailed in the table above because their target annual cash incentive is 100% of base salary.

Payout Calculation: For 2019, the Compensation Committee and the Board reviewed Company financial and individual performance against 2019 objectives in order to make determinations regarding whether any payouts were due under our 2019 executive officers’ annual incentive plan.

The table below sets forth the calculation of the overall performance achievement percentage and performance factor for our CEO and other NEOs:

Executive	Non-GAAP EPS % Achievement (50% weighting)	Free Cash Flow % Achievement (25% weighting)	Individual Performance % Achievement (25% weighting)	Overall Performance Achievement	Overall Performance Factor
Kåre Schultz	96%	103%	110%	101%	102%
Eli Kalif	N/A	N/A	N/A	N/A	N/A
Dr. Hafrun Fridriksdottir	96%	103%	107%	100%	102%
Brendan O’Grady	96%	103%	120%	104%	118%
Gianfranco Nazzi	96%	103%	107%	100%	102%
Michael McClellan	N/A	N/A	N/A	N/A	N/A
Dr. Carlo de Notaristefani	96%	103%	100%	99%	93%

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The Compensation Committee and the Board then took the target award opportunity and applied the overall performance factor to determine the total 2019 annual incentive plan payout for the CEO and each NEO. This amount is reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table presented below under the “Additional Compensation Information” section.

Executive	Eligible Base Salary ($)	Target Annual Cash Incentive (% of Base Salary)	Target Award ($)	Overall Performance Factor(*)	Payout ($)
Kåre Schultz	$2,000,000	140%	$2,800,000	102%	$2,869,720
Eli Kalif	N/A	N/A	N/A	N/A	N/A
Dr. Hafrun Fridriksdottir	$720,000	100%	$720,000	102%	$734,832
Brendan O’Grady	$676,923	100%	$676,923	118%	$800,868
Gianfranco Nazzi	$541,580	100%	$541,580	102%	$552,505
Michael McClellan	N/A	N/A	N/A	N/A	N/A
Dr. Carlo de Notaristefani	$836,400	100%	$836,400	93%	$780,445
(*)	Percentages have been rounded to the nearest whole percentage.

Equity-Based Compensation

Purpose: Equity-based compensation is intended to incentivize and reward for future long-term performance, as reflected by the market price of our shares and/or other performance criteria, and is used to foster a long-term link between executive officers’ interests and the interests of Teva and its shareholders. Equity-based compensation is also intended to attract, motivate and retain executive officers for the long term by (i) providing them with a meaningful interest in Teva’s share performance; (ii) linking equity-based compensation to potential and sustained performance; and (iii) spreading benefits over a longer performance cycle through the vesting period mechanism.

Pursuant to our Compensation Policy, the minimum full vesting period of all equity-based awards is three years from the date of grant (partial vesting can occur before), the maximum monetary grant date fair value of annual equity-based awards granted to the CEO cannot exceed $11 million at target and to any other executive officer $4.5 million at target, and the maximum number of shares settled for a performance-based equity award shall not exceed 250% of the target number of shares granted.

2019 Long-Term Equity Incentives—Annual Grant

In making determinations about 2019 long-term equity incentive grants to executive officers, the Compensation Committee and the Board considered, among other things:

∎	sustained performance;

∎	criticality of contributions to Teva;

∎	comparison against our Peer Group;

∎	the executive officer’s role, skills, experience and development;

∎	internal fairness among executive officers; and

∎	pay mix.

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Executive Compensation

The sizes of the grants to executive officers vary based on the factors above. The portion of executive officer compensation that is composed of these equity vehicles is “at risk” and directly aligned with shareholder value creation.

Change to Long-Term Incentive Equity in 2019

For the 2019 long-term incentive equity grants to executive officers, the Compensation Committee and the Board reviewed and re-evaluated the Company’s executive compensation program in light of the restructuring that is now largely behind us, and made the following changes to the long-term equity incentives:

∎

increased the weight of the performance-based PSUs to 50% for all executive officers from 33.3%, to match the change made for the CEO in 2018, in order to further enhance the link between pay and performance for executive officers and the alignment of the interests of the executive officers with those of Teva and its shareholders;

∎

changed the performance metrics from non-GAAP EPS and Free Cash Flow to non-GAAP Operating Profit and Net Debt Reduction in order to focus executive officers on long-term profitability and debt reduction objectives and to differentiate the long-term metrics from the metrics under the annual incentive plan;

∎	established the three-year goals up front for these metrics and communicated them to grant recipients, clearly articulating the long-term targets from the outset of the performance period; and

∎

reduced the maximum number of PSUs that may be issued based on the relative TSR multiplier from 300% of the target number to 240% of the target number, and modified the requisite relative TSR performance to trigger the maximum multiplier from the 100th percentile to at least the 75th percentile, in order to align more closely with market practice.

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Equity Vehicles and Mix

The Compensation Committee and the Board used the equity vehicles and mix set forth in the following table:

Type of Long- Term Incentive Vehicle	Proportion of Long- Term Incentive Grant	Vesting Schedule	Performance Metrics (Weighting)	Rationale for Use of Performance Metric
			1) 2019-2021 non-GAAP Operating Profit (50%)	1) Leading indicator of profitability, expense control and sustained long-term performance
Performance Share Units	50%	Three-year cliff vesting	2) 2019-2021 Net Debt Reduction (50%)	2) Serves to focus executive officers on reducing debt and controlling expenses
			3) 2019-2021 Relative TSR (Modifier)

3) Strong performance, as measured by the other two operating metrics, is fully rewarded only if it also results in above median shareholder returns. The relative TSR modifier for the 2019 award decreases or increases the average earning percentage by up to 20%

Restricted Share Units	50%	Three equal tranches vesting on the second, third and fourth anniversaries of the date of grant	N/A	N/A

The 2019 PSU performance measures were selected because:

∎	non-GAAP Operating Profit and Net Debt Reduction focus management on metrics that align with our most critical strategic priorities of servicing debt, controlling expenses and improving profitability;

∎

relative TSR is an important measure because TSR ties executive officer compensation with shareholder value creation, aligns the interests of executive officers with those of Teva and its shareholders and filters out macroeconomic and other factors that are not within management’s control; and

∎	all metrics give recipients a clear line of sight into how achieving operating goals drives Teva performance and generates rewards.

Before the conclusion of the three-year performance period, we do not publicly disclose our specific performance measure targets and the corresponding minimums and maximums because of the potential for competitive harm from such disclosure. These measures are competitively sensitive and would reveal information about our view of our anticipated trajectory, which is not otherwise public. The Compensation Committee and the Board believe that they have set performance goals at rigorous and challenging levels so as to require significant effort and achievement by our executive officers to be attained, and that such goals have been established in light of our internal forecast as well as the macroeconomic and industry environments. After the end of the performance period, the targets and achievement relative to such targets will be disclosed.

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Executive Compensation

The Compensation Committee and the Board utilize RSUs to encourage ownership and retention while immediately aligning executive officers’ interests with those of our shareholders.

2019 PSU Calculation Methodology

In connection with the 2019 PSU grants, the number of shares earned by the executive officers will be determined in two steps as follows.

Company Financial Measures: There are two Company financial performance measures, 2019-2021 non-GAAP Operating Profit and 2019-2021 Net Debt Reduction, each of which is weighted 50%. In step one, for each of these two measures, the Compensation Committee determines the Company’s performance achievement percentage for the three-year period. The performance achievement percentage is then converted to an earning percentage as set forth below.

Level of Achievement of Objectives(*)	Performance Achievement %	Earning Percentage
Below Threshold	Below 85%	0%
Threshold	85%	25%
Target	100%	100%
Maximum	120%	200%

(*)	Linear interpolation will be used to determine the applicable earning percentage between levels.

The Compensation Committee then calculates the average of the earning percentages for the two performance measures.

Relative TSR Modifier: The Compensation Committee and the Board introduced a TSR modifier in the PSU design beginning in 2017. They continue to view the inclusion of Total Shareholder Return as critical because it ties executive officer compensation with the creation of shareholder value and aligns the interests of executive officers with those of Teva and its shareholders. By measuring our stock performance relative to peers, it mitigates the impact of macroeconomic factors, both positive and negative, that affect the industry and/or stock price performance and are beyond the control of management, and it provides rewards that are more directly aligned with performance through different economic cycles.

In step two, the average of the earning percentages determined in the first step is multiplied by a modifier that has been determined based on our relative TSR performance for the three-year period as set forth below. The Company’s TSR is ranked relative to our Peer Group, and the Compensation Committee and the Board believe that the Peer Group is an appropriate comparator group that is broadly representative in terms of its size, industry, geographic footprint and employee base. See “—IV. Compensation Determination Process—Compensation Peer Group and Peer Selection Process” for a list of the peer group companies used for this purpose.

Level of Achievement of Relative TSR(*)	Relative TSR Ranking	Modifier
Threshold	Up to 25th percentile	80% (i.e., 20% less than unmodified average of the earning percentages)
Target	50th percentile	100%
Maximum	75thth percentile or above	120%
(*)	Linear interpolation will be used to determine the applicable modifier.

The product of (1) the average of the earning percentages and (2) the relative TSR modifier is multiplied by the target number of PSUs granted to each of the executive officers to determine the final number of PSUs

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earned by each individual. For example, if the Company’s TSR rank is less than or equal to the 25th percentile, then the average of the earning percentages is multiplied by 80% (equivalent to a reduction of 20%) to determine the final performance factor and then multiplied by the target number of PSUs to determine the final number of earned PSUs. If the Company’s TSR rank is at the 75th percentile or above, then the average of the earning percentages is multiplied by 120% (equivalent to an increase of 20%) and then incorporated into the calculation.

The Compensation Committee approves and presents the performance achievement percentages, the calculation of the average earning percentage and the TSR modifier, and the determination of the number of PSUs earned by each executive officer to the Board for its review and approval.

2019 Long-Term Incentive Award Values—Annual Grant

In connection with determinations of the appropriate level of annual equity grants for 2019, the Compensation Committee and the Board took into account the factors outlined above as well as information regarding the absolute levels and allocations at the companies in the Peer Group.

In light of the restructuring and other factors, the Compensation Committee and the Board did not recommend an increase to the aggregate equity grant value to the CEO (which was in accordance with the maximum limits provided in the compensation policy in effect at the time of grant).

The Compensation Committee and the Board determined that it was consistent with our performance-based compensation philosophy and appropriate to structure the equity grants to executive officers such that (1) 50% would be granted in PSUs that will be earned and will vest only if we achieve specified levels of performance as measured by the performance metrics at the end of the three-year performance period and (2) 50% would be granted in RSUs that will vest over four years.

The Compensation Committee and the Board increased the allocation of PSUs for the NEOs as compared to 2018 in order to further enhance the link between pay and performance and the alignment of the interests of the NEOs with those of Teva and its shareholders, similar to the change made for the CEO in 2018.

The following table sets forth the 2019 annual grant date fair values at target approved by the Compensation Committee and the Board for the NEOs.

Executive	PSUs ($)	RSUs ($)	Total ($)
Kåre Schultz	$2,999,985	$2,999,992	$5,999,977
Eli Kalif	N/A	N/A	N/A
Dr. Hafrun Fridriksdottir	$949,995	$949,993	$1,899,988
Brendan O’Grady	$949,995	$949,993	$1,899,988
Gianfranco Nazzi	$649,993	$649,984	$1,299,977
Michael McClellan	$849,999	$849,996	$1,699,995
Dr. Carlo de Notaristefani	$1,249,996	$1,249,986	$2,499,982

Consistent with historical practice, the dollar value allocated to PSUs was converted to a number of units, based on the fair market value on the grant date as determined in accordance with the Financial Accounting Standards Board Accounting Standards Codification Topic 718. The dollar amount allocated to RSUs was converted to a number of shares using the fair market value on the grant date.

As discussed below under “—2019 Potential Payments Upon Termination or Change in Control,” under the terms of their separations from service, the 2019 grants of PSUs and RSUs to Mr. McClellan were forfeited upon his resignation, and the 2019 grants of PSUs and RSUs to Dr. de Notaristefani will continue to vest in full.

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2017-2019 Performance Share Unit Payout

In 2017, the Compensation Committee and the Board granted PSUs with performance-based vesting requirements for the three-year performance period of 2017-2019. In connection with the 2017 PSU grants, the number of PSUs earned by the NEOs who were executive officers at the time of the grants has been determined in two steps as follows.

In step one, there were two Company financial performance measures, 2017-2019 non-GAAP EPS and 2017-2019 Free Cash Flow, each of which was weighted 50%. For each of these two measures, the Compensation Committee and the Board determined the Company’s performance achievement percentage for each year in the three-year period relative to the target set according to the annual business plan for each year. The Compensation Committee and the Board then calculated the average annual performance achievement percentage for the three-year period. The average three-year performance achievement percentage was then converted to an earning percentage as set forth below:

Level of Achievement of Objectives(*)	% Achievement of Target	Earning Percentage
Threshold	Up to 85%	0%
Target	100%	100%
Maximum	120%	200%

(*)	Linear interpolation was used to determine the applicable earning percentage between levels.

The Compensation Committee and the Board then calculated the average of the earning percentages for the two performance measures.

In step two, this average of the earning percentages was multiplied by a modifier that was determined based on our TSR performance relative to the companies included in the peer group used as a reference point for 2017 compensation decisions for the three-year period, as set forth below.

Level of Achievement of Relative TSR(*)	Relative TSR Ranking	Modifier
Threshold	Up to 25th percentile	80% (i.e., 20% less than unmodified average of the earning percentages)
Target	50th percentile	100%
Maximum	100th percentile	120%

(*)	Linear interpolation was used to determine the applicable modifier.

The product of (1) the average of the earning percentages and (2) the relative TSR modifier was multiplied by the target number of PSUs granted to the NEOs, to determine the final number of PSUs earned by each individual, except that the number of PSUs to be issued may not exceed 200% of the target number of PSUs.

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The Compensation Committee and the Board approved an average earning percentage of 127% which was then subject to a relative TSR modifier, which adjusted the earning percentage downward by 20%, resulting in a modified earning percentage of 102%. The Compensation Committee and the Board then exercised negative discretion to reduce the final earning percentage to 100%.

Weighting	Performance Metric	Year	Target	Actual Results	% Achievement	Earning %
		2017	$4.86	$4.01	83%
50%	Non-GAAP EPS	2018	$2.50	$2.92	117%
		2019	$2.40	$2.40	100%

		Average			99.9%	99.6%
		2017	$6.9B	$6.0B	87%
50%	Free Cash Flow (1)	2018	$2.8B	$3.7B	132%
		2019	$1.8B	$2.1B	113%

		Average			110.9%	154.3%
Weighted Average:						127.0%
Relative TSR Modifier (-20%, reflecting <25th percentile)						80.0%
Modified Earning %						101.6%
Final Earning % (after exercising negative discretion)						100.0%

(1)

The definition of Free Cash Flow for each year was based on the definition used in connection with developing the annual business plan in each relevant year. In 2017, Free Cash Flow excluded legal settlements and included divestments. In 2018 and 2019, Free Cash Flow aligned to the definition used in our Annual Report on Form 10-K for each applicable year which included legal settlements and excluded divestments.

Based on this outcome, the NEOs earned Teva PSUs in respect of their 2017-2019 PSU awards as follows:

Executive	Target Award (# of PSUs)	Final Earning Percentage	Final Award (# of PSUs)
Kåre Schultz (1)	212,314	100%	212,314
Eli Kalif (2)	N/A	N/A	N/A
Dr. Hafrun Fridriksdottir	17,850	100%	17,850
Brendan O’Grady (2)	N/A	N/A	N/A
Gianfranco Nazzi (2)	N/A	N/A	N/A
Michael McClellan (2)	N/A	N/A	N/A
Dr. Carlo de Notaristefani	30,941	100%	30,941

(1)	Per the terms of Mr. Schultz’s employment agreement, he received a PSU grant upon joining the company in November 2017.
(2)

Mr. Kalif, Mr. O’Grady, Mr. Nazzi and Mr. McClellan, were appointed as executive officers subsequent to the 2017 grant date. As such, we did not grant these executive officers PSUs as part of the 2017 equity award.

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New Hire and Legacy One-Time Grants

The Compensation Committee and the Board do not generally intend to provide one-time grants except in a very judicious and limited manner in rare circumstances as warranted by the situation. The Compensation Committee and the Board view any such grants to the NEOs as a special and exceptional nonrecurring event to meet the Company’s needs during a specific period or for a specific purpose. The Compensation Committee and the Board continue to prudently and carefully evaluate our compensation program to ensure that it accounts for the current transitional stage, aligns the interests of executive officers and shareholders and links their pay to the Company’s performance.

In 2019, the Compensation Committee and the Board did not approve any one-time grants to any NEOs, other than a modest sign-on make-whole equity grant to Mr. Kalif in connection with his appointment as CFO, which was granted in February 2020. See “Leadership Transitions” below for a description of this grant.

As previously disclosed, pursuant to a legacy Actavis Generics retention plan that we assumed in connection with our acquisition of Actavis Generics in 2016, Dr. Fridriksdottir had been granted a cash award of $1,000,000. Half of the cash award was earned in December 2018 and the remaining half was earned in December 2019. In November 2016, after the closing of our acquisition of Actavis Generics, we made a special cash retention award to Dr. Fridriksdottir of $300,000 due to her significance and key role during the transition period and the importance of securing her services after the acquisition. We paid half of the cash award in March 2018 and the remaining half was paid in March 2019. In December 2016, we made a cash retention award to Dr. Fridriksdottir of $750,000. We paid one quarter of the cash award in January 2019 and paid the remaining three quarters in January 2020. These awards were granted to Dr. Fridriksdottir prior to her appointment as an executive officer.

As previously disclosed, pursuant to a non-executive retention program adopted in September 2017 to secure the services of key employees during a period of uncertainty for our Company, we granted certain non-executives awards consisting of cash and equity. In connection with this program, Mr. McClellan, Mr. O’Grady and Mr. Nazzi were paid the second half of the cash award in September 2019 totaling $33,750 for Mr. McClellan, $20,500 for Mr. O’Grady and 36,850 euros for Mr. Nazzi (approximately $40,579 based on the September 2019 average exchange rate of 0.91 euros per U.S. dollar). These payments were subject to continued employment through the applicable payment dates.

Leadership Transitions

Appointment of Mr. Eli Kalif as Executive Vice President and CFO

Effective as of December 22, 2019, we entered into an employment agreement with Mr. Eli Kalif to serve as our Executive Vice President and CFO.

Mr. Kalif has over twenty years of experience in corporate and operational finance, mainly with Flex Ltd., a Nasdaq-listed global technology design and manufacturing service provider. For the past 9 years, Mr. Kalif served as Flex’s Senior Vice President, Finance, leading the finance organization that supports Flex’s Global Operations, Components & services business. Prior to this role, Mr. Kalif served in other leadership positions in Flex’s finance organization. Mr. Kalif is a Certified Public Accountant and holds a bachelor’s degree in Accounting and Economics from the College of Management Academic Studies in Israel.

Mr. Kalif’s employment agreement provides that Mr. Kalif will be employed as Executive Vice President and CFO, until his death, disability, termination with or without cause or resignation with or without good reason. The agreement provides for an initial annual base salary of 2,343,200 NIS (approximately $650,000 based on an exchange rate of 3.60 Israeli shekels per U.S. dollar). Mr. Kalif is eligible to be considered for an annual cash incentive with a target of 100% of his then-current annual base salary, and for equity-based awards under our equity compensation plan. In addition, Mr. Kalif received a sign-on equity award in February 2020 in the form of RSUs with a grant date fair value of $250,000 in consideration of certain equity

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grants with Mr. Kalif’s prior employer that were forfeited upon his resignation, which will vest in three equal installments on the second, third, and fourth anniversaries of the grant date, subject to his continued employment through the applicable vesting dates.

Separation of Former CFO Mr. Michael McClellan

On November 8, 2019, Michael McClellan resigned from his role as Executive Vice President and CFO for personal reasons. Pursuant to the terms of our employment agreement with Mr. McClellan, in connection with his resignation, Mr. McClellan was entitled to a three month notice period.

Separation of Dr. Carlo de Notaristefani

On October 2, 2019, Dr. Carlo de Notaristefani stepped down as Executive Vice President, Global Operations. He will remain with Teva until the end of the second quarter of 2020 to ensure an orderly transition.

Pursuant to the terms of employment with Dr. de Notaristefani, in connection with his termination of employment, Dr. de Notaristefani is entitled to a nine month notice period, eligibility for 2019 annual cash incentive, cash severance equal to the product of twelve times his monthly base salary and payment of certain costs associated with continued medical insurance for eighteen months. Dr. de Notaristefani is also entitled to receive an amount equal to twelve times his monthly base salary, in consideration for, and conditioned upon, his undertaking not to compete with Teva for one year following termination and other restrictive covenants.

Dr. de Notaristefani is also entitled to continued vesting in full of his equity-based awards.

Supplemental Non-GAAP Income Data

We utilize certain non-GAAP financial measures to evaluate performance, in conjunction with other performance metrics. The following are examples of how we utilize the non-GAAP measures:

∎	our executives and Board use non-GAAP measures to evaluate our operational performance, to compare against work plans and budgets, and ultimately to evaluate the performance of our executives;

∎	our annual budgets are prepared on a non-GAAP basis; and

∎

senior executive officers’ annual compensation is derived, in part, using these non-GAAP measures. While qualitative factors and judgment also affect annual cash incentives, the principal quantitative elements in the determination of the annual cash incentives are the various performance targets tied to the work plan.

Non-GAAP financial measures have no standardized meaning and accordingly have limitations in their usefulness to investors. We provide this non-GAAP data because our executives believe that the data provide useful information to investors. However, investors are cautioned that, unlike financial measures prepared in accordance with U.S. GAAP, non-GAAP measures may not be comparable with the calculation of similar measures for other companies.

For the definitions of non-GAAP financial measures and a reconciliation of these items to the most directly comparable financial measures calculated and presented in accordance with GAAP, reference is made to the section captioned “Supplemental Non-GAAP Income Data” in the Company’s Form 10-K for the year ended December 31, 2019.

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Other Elements of Compensation

We generally provide to our executive officers the same benefits that are provided to all employees, including certain health and welfare benefits and other benefits. In addition, our executive officers are provided with certain additional benefits, intended to be competitive with the practices of companies in our Peer Group.

Health and Welfare Benefits

We offer health and welfare benefits to all eligible employees, including all executive officers, which are tailored to each location’s competitive market. Health and welfare benefits may include medical, dental, prescription drug, vision, life insurance, accidental death and dismemberment, short- and long-term disability coverage and an employee assistance program.

Retirement and Other Local Benefits

Israel

Israeli law generally requires severance pay equal to one month’s salary for each year of employment upon the termination of an employee’s employment due to retirement, death, termination without cause and other circumstances as defined under Israeli law. We make monthly contributions on behalf of our executive officers on Israel payroll to pension plans. These funds provide a combination of pension allowance and/or insurance and severance pay benefits to the executive officers. We contribute 7.5% of a NEO’s monthly salary to the pension component (including disability insurance) and 8.33% of the NEO’s monthly salary to the severance component and the employee contributes an amount between 6% and 7% of the monthly salary to the pension component. The contributions to the severance component are on account of Teva’s obligation to pay severance upon termination as referenced above. Our CEO is entitled to similar contributions on behalf of the Company as a pension contribution and on account of severance. Accordingly, a substantial part of our statutory severance obligation is covered by these monthly contributions.

Generally, in addition, our executive officers on Israel payroll (excluding the CEO), like all of our employees in the country, are entitled to participate in a study fund plan, pursuant to which each employee who participates in the plan contributes an amount equal to 2.5% of his or her monthly salary to the study fund and Teva contributes to this fund or pays 7.5% of his or her monthly salary.

North America

Our North American subsidiaries mainly provide various defined contribution plans for the benefit of their employees. Under these plans, contributions are based on specified percentages of pay. In addition, Teva USA offers a supplemental deferred compensation plan to eligible employees. The plan is a nonqualified plan which is intended to work as a complement to the qualified 401(k) Retirement Savings Plan. The plan has been designed to address the “retirement gap” that many highly compensated individuals face, primarily due to IRS-imposed limits on qualified plans and IRAs. Finally, certain executive officers located in the United States participate in a defined contribution supplemental executive retirement plan (“DC SERP”). As of the beginning of 2017, no new executive officers are enrolled in this plan.

Expatriate Benefits / International Assignment and Relocation Benefits

Teva provides benefits to our employees who either accept an expatriate assignment or relocate internationally. The benefits are designed to provide ongoing assignment management and physical relocation support services. These benefits can vary depending on the nature of the assignment or relocation, but generally include a housing allowance, transportation support, a cost of living allowance (where applicable), home leave, global health insurance, and Company-paid education for approved

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dependents in locations where public education is not suitable. Additionally, we provide tax preparation and tax support services, dependent on the nature of the assignment (e.g., tax equalization for home-based assignments or tax gross up of relocation benefits and ongoing assignment allowances for host-based assignments), as well as immigration services to manage compliance within all global jurisdictions. The purpose of these benefits is to keep our expatriate employees “economically neutral” for the costs associated with living and working outside their home country, with the goal that they are not financially advantaged or disadvantaged as a result of relocating to another country and incurring associated taxes.

Details regarding benefits and perquisites specific to each NEO can be found in the footnotes to the 2019 Summary Compensation Table set forth below under “Additional Compensation Information.”

VI. Additional Compensation Policies and Practices

Equity Ownership Policy

Teva and its shareholders are best served by executives and directors that manage the business with a long-term perspective. Therefore, we adopted share ownership guidelines, as we believe share ownership is an important tool to strengthen the alignment of interests among our executive officers and directors and our shareholders, to reinforce executive officers’ commitment to Teva and to demonstrate Teva’s commitment to sound corporate governance.

The policy provides that Teva expects the applicable required level of equity ownership to be satisfied by our executive officers within five years, and by our directors within six years, of the later of the date the guidelines were adopted or the date of appointment as an executive officer or director. If an executive officer’s holding requirement increases because of a change in annual base salary, or if a director’s holding requirement increases because of a change in annual cash retainer, the executive officer is expected to achieve the higher holding requirement within one year, and the director within two years, of the date of the increase.

The Compensation Committee receives periodic reports of the ownership achieved by each executive officer and director. For purposes of determining compliance with the guidelines, the value of an executive officer or director’s share holdings is based on the closing price of Teva’s American Depositary Shares reported on the principal U.S. national securities exchange on which the shares are listed (currently the NYSE) on the last trading day of the year.

To further strengthen the alignment of interests among our executive officers and directors and our shareholders, starting in 2019, the Compensation Committee and the Board modified the equity ownership guidelines by increasing the required salary multiple from 4x to 6x for the CEO and from 2x to 3x for other executive officers. In addition, they introduced an equity ownership guideline for directors. The Compensation Committee and the Board also modified the definition of what can be included to satisfy the guidelines by removing unvested PSUs. The updated ownership guidelines are as follows:

Current Position	Multiple of Base Salary/Retainer
CEO	6x
All other executive officers	3x
Directors	5x annual cash fee(*)
(*)	Excluding committee fees.

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Executive Compensation

The value of all of the following types of Teva shares or stock options owned by, or granted to, an executive officer or director qualifies toward the attainment of the target multiple of pay:

∎	shares owned outright by the executive officer or director or jointly with, or separately by, his or her immediate family members residing in the same household;

∎	shares held in a grantor trust or under a similar arrangement for the economic benefit of the executive officer or director or his or her immediate family members residing in the same household;

∎	shares held in any Teva retirement plan;

∎	unvested time-based restricted shares and RSUs; and

∎	the intrinsic value of vested but unexercised in-the-money stock options.

Clawback Policy

Our executive officers are required to return any compensation paid to them on the basis of results included in financial statements that turned out to be erroneous and that were subsequently restated, during the three-year period following filing thereof. In such cases, compensation amounts will be returned net of taxes that were withheld thereon, unless the executive officer has reclaimed or is able to reclaim such tax payments from the relevant tax authorities (in which case the executive officer will also be obligated to return such tax amounts). We will publicly disclose the general circumstances of any repayment or forfeiture of compensation from our executive officers under our clawback policy, and the aggregate amounts repaid or forfeited, if required by applicable law or regulation, or if we have previously disclosed the underlying event giving rise to the repayment or forfeiture, unless such disclosure would, as determined by our Compensation Committee or Board, raise legal or privacy concerns with respect to those individuals involved or would not be in the best interests of our shareholders.

In addition, in the event that it is discovered that an executive officer engaged in conduct that resulted in a material inaccuracy in Teva’s financial statements or caused severe financial or reputational damage to Teva, or in the event that it is discovered that an executive officer breached confidentiality and/or non-compete obligations to Teva (as determined by the Company), the Company has broad remedial and disciplinary authority. Such disciplinary action or remedy would vary depending on the facts and circumstances, and may include, without limitation, (i) terminating employment, (ii) initiating an action for breach of fiduciary duty, and (iii) seeking reimbursement of performance-based or incentive compensation paid or awarded to the executive officer, including by means of an offset to, or cancellation of, outstanding grants or opportunities. The Company will determine applicable terms to enforce repayment of clawback amounts and may modify this clawback policy in accordance with applicable law and regulations.

Anti-Hedging and Anti-Pledging Policies

Our directors and executive officers are prohibited from hedging their equity-based awards and any other Teva securities held by them (whether they are subject to transfer restrictions or not), such as purchasing or selling options on Teva securities, purchasing or selling puts, calls, straddles, equity swaps or other derivative securities linked to Teva’s securities, or engaging in “short” sales on Teva securities. This policy applies to each director and each executive officer until one year after the director’s or executive officer’s termination or retirement. Our employees are also strongly discouraged from participating in any transaction in which profit is earned through a decline in value of Teva securities, such as short sales or hedges. Directors and executive officers are prohibited from pledging or using their equity-based awards and any other Teva securities held by them (whether they are subject to transfer restrictions or not) as collateral for loans.

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Tax Deductibility

Prior to the Tax Cuts and Jobs Act (the “TCJA”) signed into law in December 2017, Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), generally limited the corporate tax deduction for compensation paid to the CEO and the three other most highly compensated executives (other than the CFO) to $1.0 million annually, unless certain requirements were satisfied. To maximize the corporate tax deduction, incentive plans were designed so that certain awards under those plans would constitute “qualified performance-based compensation” for purposes of Section 162(m) of the Code and preserve our corporate tax deductibility for those amounts.

The TCJA contained significant changes to Section 162(m) of the Code, including the elimination of the performance-based compensation exception to Section 162(m) for corporate tax years beginning after December 31, 2017, and an expansion of employees covered by the provision. Section 162(m) now covers the CFO or any individual who served as the CFO in the relevant taxable year. In addition, once an individual becomes a covered employee under Section 162(m) for any taxable year beginning after December 31, 2016, this status carries forward to all future years, even in the event of the employee’s termination or death. The TCJA provides limited transition relief for certain grandfathered “performance-based” compensation, specifying that compensation payable pursuant to a written binding contract which was in effect on November 2, 2017 and which was not modified in any material respect on or after that date will remain eligible for the “performance-based” compensation exception to Section 162(m) (i.e., may remain deductible even if in excess of $1 million). The U.S. Internal Revenue Service has provided some guidance on the application of the transition relief to specific situations. However, given the changes to Section 162(m), we expect that the U.S.-based tax deductibility of performance-based compensation in excess of $1.0 million will be less of a consideration for us when designing and implementing our executive officers’ compensation program in future years.

While the TCJA may limit the deductibility of compensation paid to our covered employees, the Compensation Committee and the Board will—consistent with past practice—retain flexibility to design compensation programs that are in the best long-term interests of Teva and our shareholders, with deductibility of compensation being one of many factors considered.

Compensation Committee Report

The Compensation Committee has reviewed and discussed this “Compensation Discussion and Analysis” section of this Proxy Statement with our executives. Based upon this review and discussions, the Compensation Committee recommended to the Board that the “Compensation Discussion and Analysis” be included in this Proxy Statement.

This Compensation Committee Report shall not be deemed to be incorporated by reference into any filing made by the Company under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, notwithstanding any general statement contained in any such filing incorporating this proxy statement by reference, except to the extent the Company incorporates such Report by specific reference.

Members of the Compensation Committee:

Rosemary A. Crane, Chair

Gerald M. Lieberman

Nechemia (Chemi) J. Peres

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ADDITIONAL COMPENSATION INFORMATION

2019 Summary Compensation Table

Name and Principal Position	Year	Salary ($) (1)	Bonus ($) (2)	Stock Awards ($) (3)	Option Awards ($) (4)	Non-Equity Incentive Plan Compensation ($) (5)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($) (6)	Total ($)
Kåre Schultz President and Chief Executive Officer	2019	2,000,000	0	5,999,977	0	2,869,720	0	726,867	11,596,564
	2018	2,000,000	20,000,000	4,499,977	1,500,019	3,790,360	0	679,519	32,469,875
	2017	333,333	0	14,229,808	2,000,009	0	0	464,591	17,027,741
Eli Kalif Executive Vice President, Chief Financial Officer	2019	18,130	0	0	0	0	0	2,425	20,555
Dr. Hafrun Fridriksdottir Executive Vice President, Global Research and Development	2019	720,000	837,500	1,899,988	0	734,832	0	185,405	4,377,725
	2018	720,000	650,000	2,321,392	900,003	1,296,144	0	87,492	5,975,031
	2017	696,346	900,000	999,957	500,047	535,000	0	77,492	3,708,842

Brendan O’Grady Executive Vice President, North America Commercial	2019	676,923	20,500	1,899,988	0	800,868	0	64,011	3,462,290
Gianfranco Nazzi Executive Vice President, International Markets Commercial	2019	541,580	40,579	1,299,977	0	552,505	0	1,014,531	3,449,172
Michael McClellan Former Executive Vice President, Chief Financial Officer	2019	603,077	33,750	1,699,995	0	0	0	1,894,421	4,231,243
	2018	700,000	135,000	1,799,992	900,003	1,172,640	0	238,375	4,946,010
	2017	397,058	101,250	199,260	195,515	0	0	211,090	1,104,173
Dr. Carlo de Notaristefani Former Executive Vice President, Global Operations	2019	836,400	0	2,499,982	0	780,445	0	202,011	4,318,838
	2018	836,400	0	3,549,915	1,166,679	1,495,232	0	194,294	7,242,520
	2017	836,400	0	2,569,720	866,688	0	0	189,551	4,462,359

Salary

(1)

Mr. Kalif commenced employment with the Company on December 22, 2019 after Mr. McClellan’s departure on November 8, 2019. Mr. Schultz performed the functions of the Company’s CFO for no additional consideration from the date of Mr. McClellan’s departure until Mr. Kalif’s arrival. Dr. de Notaristefani stepped down as Executive Vice President, Global Operations on October 2, 2019 and will terminate in June 2020 following the completion of his notice period. The Company paid the salary of Mr. Nazzi in euros. The U.S. dollar amount in the table above for Mr. Nazzi was converted from euros using a 2019 monthly average exchange rate for the month of each salary payment, ranging from 0.88 to 0.91 euros per U.S. dollar. The Company paid the salary of Mr. Kalif in Israeli shekels. The U.S. dollar amount in the table above for Mr. Kalif was converted from Israeli shekels using the December 2019 average exchange rate of 3.47 shekels per U.S. dollar.

Bonus

(2)

Dr. Fridriksdottir was entitled to receive payment of a portion of a retention award Teva assumed pursuant to a legacy Actavis Generics retention plan, and the Company fulfilled its assumed obligation to Dr. Fridriksdottir under the plan during 2019 ($500,000). In addition, the 2019 amount reflected in the table above for Dr. Fridriksdottir includes half of a retention award granted in November 2016 ($150,000) in connection with the acquisition of Actavis Generics and one quarter of a retention award granted in December 2016 ($187,500). Pursuant to a broad retention program from September 2017 to secure the services of key employees during a period of uncertainty for our Company, in 2019 we paid the second half of the retention award to Mr. O’Grady, Mr. Nazzi and Mr. McClellan. The U.S. dollar amount in the table above for Mr. Nazzi was converted from euros using the September 2019 average exchange rate of 0.91 euros per U.S. dollar.

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Stock Awards

(3)

The amounts shown in the Stock Awards column represent the aggregate grant date fair value of the PSUs and RSUs awarded to our NEOs, computed in accordance with Topic 718. Valuations of PSUs and RSUs were determined based on the fair market value of a Teva share on the grant date, less the net present value of dividends, as no dividends accrue on unvested PSUs or RSUs, and by applying a discount factor for PSUs. For information regarding assumptions, factors and methodologies used in our computations pursuant to Topic 718, see note 14c. to our consolidated financial statements set forth in our Annual Report on Form 10-K for the year ended December 31, 2019. For more information on these and other share awards granted during 2019, see the table entitled “2019 Grants of Plan-Based Awards” and related narrative and footnotes.

The grant date fair value of PSUs displayed above is determined based upon achievement of performance at the “target” level, which is the probable outcome of the performance metrics associated with each award of PSUs. If performance were to be achieved at “maximum” level, the grant date fair value of the 2019 PSU awards as of the respective grant dates would have been as follows: Mr. Schultz: $7,199,976; Dr. Fridriksdottir: $2,279,990; Mr. O’Grady: $2,279,990; Mr. Nazzi: $1,559,996; Mr. McClellan: $2,040,007; and Dr. de Notaristefani: $3,000,000.

Options

(4)

The amounts shown above in the Option Awards column represent the aggregate grant date fair value of share options computed in accordance with Topic 718. Valuations of options were determined using the Black-Scholes option pricing model. For information regarding assumptions, factors and methodologies used in our computations pursuant to Topic 718, see note 14c. to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2019.

Non-Equity Incentive Awards

(5)

The amounts shown in the Non-Equity Incentive Plan Compensation column are comprised of amounts paid in respect of the executive officer annual cash incentive plan, as determined by the Compensation Committee and the Board in accordance with the plan and the awards thereunder. Payments pursuant to the executive officer annual cash incentive plan are generally made early in the year following the year in which they are earned. The Company paid the amount reported in 2019 for Mr. Nazzi in euros. The 2019 U.S. dollar amount in the table above was converted from euros using a 2019 annual average exchange rate of 0.89 euros per U.S. dollar.

All Other Compensation

(6)

Name	Defined Contribution and Israeli Separation Plan Contributions ($) (a)	Automobile ($) (b)	Housing and Relocation Expenses and Allowances ($) (c)	Tax Gross-Ups ($) (d)	Other ($) (e)	Total ($)
Kåre Schultz	316,806	91,958	200,786	112,563	4,754	726,867
Eli Kalif	—	1,261	—	1,161	3	2,425
Dr. Hafrun Fridriksdottir	150,159	24,000	—	3,548	7,698	185,405
Brendan O’Grady	29,745	24,000	7,031	1,811	1,424	64,011
Gianfranco Nazzi	43,788	43,287	240,720	677,450	9,286	1,014,531
Michael McClellan	61,360	40,398	146,327	1,640,009	6,327	1,894,421
Dr. Carlo de Notaristefani	156,470	33,998	—	3,424	8,119	202,011

The U.S. dollar amounts in the table above were converted from local currency, where needed, using the relevant 2019 monthly average exchange rates of 3.47 to 3.69 Israeli shekels per U.S. dollar and 0.88 to 0.91 euros per U.S. dollar.

(a)

Amounts disclosed in this column reflect Company contributions and/or payments related to tax-qualified and non-qualified retirement plans and Israeli separation contributions, which include pension and severance, pursuant to Israeli law.

(b)	Amounts disclosed in this column reflect automobile allowances, participation in the Company’s car lease program, or use of a Company car and/or reimbursement of non-business automobile expenses.

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(c)

Amounts disclosed in this column reflect expenses related to relocation such as housing accommodation costs for Mr. Schultz ($134,686), Mr. Nazzi ($82,819) and Mr. McClellan ($86,435), travel costs for Mr. Schultz ($64,061), Mr. O’Grady and Mr. McClellan, children’s school tuition for Mr. Nazzi ($103,108), general allowance payments, tax services and other related costs.

(d)

Amounts disclosed in this column reflect tax gross-ups paid to our NEOs as follows: Mr. Schultz—gross-ups are provided for the income associated with accommodation in Israel, travel costs associated with travel allowance, other items related to his relocation (paid in accordance with Teva’s relocation policy), and costs associated with the Company-provided automobile and cell phone; Mr. Kalif—gross-ups are provided for costs associated with the Company leased automobile; Mr. Nazzi and Mr. McClellan—gross-ups are provided for all income reported in Israel, in accordance with Teva’s home-based relocation policy, including income associated with accommodation in Israel, travel, children’s school tuition (for Mr. Nazzi), Company-provided automobile and cell phone, and other items related to their relocation. This amount is partially offset by the hypothetical tax paid in their relevant home countries. Due to local Israel tax requirements, the Company must pay the maximum tax contribution, which will be reimbursed to the Company once tax reconciliation is completed in subsequent years. We expect the actual taxes paid to be substantially lower than are reported in the table above. In addition, gross-ups are provided to all relevant NEOs for miscellaneous fringe benefits, as are generally provided to other eligible employees in their relevant countries.

(e)

Amounts disclosed in this column reflect life insurance premium payments made by the Company on behalf of the NEOs and miscellaneous cash and other fringe benefits provided generally to all eligible employees in applicable countries.

Employment Agreements

We have entered into employment agreements with all of our NEOs that provide for, among other things, the term of employment, the position and duties, the compensation and benefits payable during the term of the agreement and certain restrictive covenants. The agreements also set forth the terms in the event that the NEO’s employment is terminated under various conditions. The material provisions pertaining to termination of employment of the NEOs are set forth below under “—2019 Potential Payments Upon Termination or Change in Control.”

Kåre Schultz

On September 7, 2017, we entered into an employment agreement with Mr. Schultz to serve as our CEO. The employment agreement provides for an employment term of five years, subject to automatic renewal for subsequent one-year periods (or until the second anniversary following a change in control of the Company, if later than the otherwise applicable term end date) until a notice of non-renewal is provided or other termination circumstances occur.

Under the employment agreement, Mr. Schultz received an annual base salary of $2 million, a performance-based target annual incentive opportunity equal to 140% of his annual base salary (and a maximum opportunity of 200% of his annual base salary) and annual long-term equity incentives with a total target grant date fair value of $6 million with vesting terms similar to other senior executive officers, a meaningful portion of which are performance-based. Mr. Schultz is eligible for benefit plans provided to similarly situated executive officers, including medical, dental, group life and other programs, pension and severance contributions pursuant to Israeli law, relocation benefits in accordance with our policy, housing reimbursement up to 40,000 Israeli shekels per month ($11,224 using a 2019 average monthly exchange rate of 3.56 shekels per U.S. dollar) and personal travel reimbursement up to $100,000 per year. Under the agreement, Mr. Schultz is also provided with a company car.

The agreement also contains noncompetition (except in the event of expiration of the term) and nonsolicitation covenants for 24 months after the term of the agreement, a nondisparagement covenant for 10 years after the term of the agreement, and an assignment of inventions.

Eli Kalif

On November 6, 2019, we entered into an employment agreement with Mr. Kalif. The agreement provides that Mr. Kalif will be employed as Executive Vice President and CFO, until his death, disability, termination with or without cause or resignation with or without good reason. The agreement provides for an initial annual base salary of 2,343,200 Israeli shekels (approximately $650,000 based on an exchange rate of 3.60 Israeli shekels per U.S. dollar).

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Mr. Kalif is eligible to be considered for an annual cash incentive with a target of 100% of his then-current base salary, and for equity-based awards under our equity compensation plan. Under the agreement, Mr. Kalif is also provided with a company or leased car (grossed-up for applicable taxes), certain pension and severance fund contributions pursuant to Israeli law (by both the Company and Mr. Kalif), and group life insurance and other benefits customary for executives in Israel.

In addition, Mr. Kalif received a sign-on equity award in February 2020 in the form of restricted stock units with a grant date fair value of $250,000 in consideration of certain equity grants with Mr. Kalif’s prior employer that were forfeited upon his resignation. These RSUs will vest in three equal installments on the second, third, and fourth anniversaries of the grant date, subject to his continued employment through the applicable vesting dates.

The agreement also contains noncompetition and nonsolicitation covenants for 6 months after the term of the agreement and nondisclosure and nondisparagement covenants and assignment of inventions.

Dr. Hafrun Fridriksdottir

On June 18, 2017, we entered into an executive employment agreement with Dr. Fridriksdottir. The agreement provides that Dr. Fridriksdottir will serve in a senior R&D position until her death, disability, termination with or without cause or resignation with or without good reason. The agreement provided for an initial annual base salary of $720,000.

Dr. Fridriksdottir is eligible to be considered for an annual cash incentive and for equity-based awards under our equity compensation plan. She is eligible for benefit plans provided to similarly situated executive officers, including medical, disability, dental, life, 401(k) plan, deferred compensation and other programs. Under the agreement, Dr. Fridriksdottir is also provided with a car allowance.

The agreement also contains noncompetition and nonsolicitation covenants for 12 months after the term of the agreement and nondisclosure and nondisparagement covenants and assignment of inventions.

Brendan O’Grady

On May 6, 2018, we entered into an executive employment agreement with Mr. O’Grady. The agreement provides that Mr. O’Grady will serve as Executive Vice President, North America Commercial until his death, disability, termination with or without cause or resignation with or without good reason. The agreement provided for an initial annual base salary of $600,000.

Mr. O’Grady is eligible to be considered for an annual cash incentive with a target of 100% of his then-current base salary, and for equity-based awards under our equity compensation plan. He is eligible for benefit plans provided to similarly situated executive officers, including medical, disability, dental, life, 401(k) plan, deferred compensation and other programs. Under the agreement, Mr. O’Grady is also provided with a car allowance. In addition, Mr. O’Grady is eligible for housing reimbursement up to $4,000 per month, grossed up for applicable taxes, until he permanently relocates to Parsippany, NJ in 2021, as part of various initiatives to support employees in connection with the U.S. headquarters move from North Whales, PA to Parsippany, NJ.

The agreement also contains noncompetition and nonsolicitation covenants for 12 months after the term of the agreement and nondisclosure and nondisparagement covenants and assignment of inventions.

Gianfranco Nazzi

On April 1, 2019, we entered into an executive employment agreement with Mr. Nazzi. The agreement provides that Mr. Nazzi will serve as Executive Vice President, International Markets Commercial until his death, disability, termination with or without cause or resignation. The agreement provided for an annual

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Executive Compensation

base salary of 464,100 euros commencing April 1, 2018 (approximately $519,605 using a 2019 average monthly exchange rate of 0.89 euros per U.S. dollar).

Mr. Nazzi is eligible to be considered for an annual cash incentive with a target of 100% of his then-current base salary, and for equity-based awards under our equity compensation plan. He is eligible for pension and benefit plans provided to similarly situated executive officers. In conjunction with Mr. Nazzi’s relocation to Israel, he is entitled to relocation benefits in accordance with the terms of our relocation policy. He is entitled to a housing allowance of up to 32,000 Israeli shekels per month ($8,979 using a 2019 average monthly exchange rate of 3.56 shekels per U.S. dollar).

The agreement also contains noncompetition and nonsolicitation covenants for 12 months after the term of the agreement and nondisclosure and nondisparagement covenants and assignment of inventions.

Michael McClellan

On February 8, 2018, we entered into an executive employment agreement with Mr. McClellan. The agreement provided that Mr. McClellan would be employed as Executive Vice President, CFO, until his death, disability, termination with or without cause or resignation with or without good reason. The agreement provided for an initial annual base salary of $700,000.

Mr. McClellan was eligible to be considered for an annual cash incentive with a target of 100% of his then-current base salary, and for equity-based awards under our equity compensation plan. He was eligible for benefit plans provided to similarly situated executive officers, including medical, disability, dental, life, 401(k) plan, deferred compensation and other programs. In conjunction with Mr. McClellan’s relocation to Israel, he was entitled to relocation benefits in accordance with the terms of our relocation policy. While he was based in Israel, he was entitled to a housing allowance of up to 21,500 Israeli shekels per month ($6,033 using a 2019 average monthly exchange rate of 3.56 shekels per U.S. dollar).

The agreement also contained noncompetition and nonsolicitation covenants for 12 months after the term of the agreement and nondisclosure and nondisparagement covenants and assignment of inventions.

Dr. Carlo de Notaristefani

On August 6, 2012, we entered into an employment agreement with Dr. de Notaristefani which was most recently amended and restated on February 7, 2018. The agreement provided that Dr. de Notaristefani would serve in a senior global operations position, until his death, disability, termination with or without cause or resignation with or without good reason. The agreement provided for an initial annual base salary of $836,400.

Dr. de Notaristefani was eligible to participate in the Company’s annual cash incentive plan with a target of 100% of his then current base salary, and for equity-based awards under our equity compensation plan. He was eligible for benefit plans provided to similarly situated executive officers, including medical, disability, dental, life, 401(k) plan, deferred compensation and other programs. Under the agreement, Dr. de Notaristefani was also provided with a car or a car allowance.

The agreement also contained noncompetition and nonsolicitation covenants for 12 months after the term of the agreement and nondisclosure and nondisparagement covenants and assignment of inventions.

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2019 Pay Ratio

The CEO pay ratio rule permits the use of a median employee for up to three years unless there has been a meaningful change to a company’s employee population. We determined that there was no meaningful change to our employee population and therefore we used the same median employee as was used in 2018 for pay ratio purposes.

We have estimated the compensation of the 2019 median employee to be $76,421. The annual total compensation of our CEO was $11,596,564. The ratio of the annual total compensation of our CEO to that of the annual total compensation of our median employee was 152 to 1.

Our “median employee” is a full-time, salaried employee located in Israel. We totaled all of the elements of the employee’s compensation for 2019 in the same manner as the CEO and in accordance with SEC Summary Compensation Table disclosure requirements, which resulted in an annual total compensation of $76,421, of which $29,640 is base salary, $5,715 is non-equity incentive compensation, and $41,066 is comprised of Company contributions to a pension fund, as is required by Israeli law, and other compensation such as overtime pay, travel and other cash allowances, and Company contributions to a study fund, as is common practice for Israel-based employees of the Company.

Because the SEC rules for identifying the median of the annual total compensation of our employees and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio for our Company, as other companies have headquarters offices in different countries, have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their pay ratios.

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Executive Compensation

2019 Grants of Plan-Based Awards

				Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)
Name	Approval Date	Grant Date	Award Type	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Share Awards: Number of Shares or Share Units (#) (3)	All Other Option Awards; Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Share and Option Awards ($)
Kåre Schultz	2/12/2019	2/12/2019	Annual Incentive	500,000	2,800,000	4,000,000
	2/12/2019	3/4/2019	PSU				39,788	198,938	477,452				2,999,985
	2/12/2019	3/4/2019	RSU							179,104			2,999,992
Dr. Hafrun Fridriksdottir	2/12/2019	2/12/2019	Annual Incentive	180,000	720,000	1,440,000
	2/12/2019	3/4/2019	PSU				12,600	62,997	151,193				949,995
	2/12/2019	3/4/2019	RSU							56,716			949,993
Brendan O’Grady	2/12/2019	2/12/2019	Annual Incentive	169,231	676,923	1,353,846
	2/12/2019	3/4/2019	PSU				12,600	62,997	151,193				949,995
	2/12/2019	3/4/2019	RSU							56,716			949,993
Gianfranco Nazzi	2/12/2019	2/12/2019	Annual Incentive	135,395	541,580	1,083,160
	2/12/2019	3/4/2019	PSU				8,621	43,103	103,448				649,993
	2/12/2019	3/4/2019	RSU							38,805			649,984
Michael McClellan	2/12/2019	2/12/2019	Annual Incentive	150,769	603,077	1,206,154
	2/12/2019	3/4/2019	PSU				11,274	56,366	135,279				849,999
	2/12/2019	3/4/2019	RSU							50,746			849,996
Dr. Carlo de Notaristefani	2/12/2019	2/12/2019	Annual Incentive	209,100	836,400	1,672,800
	2/12/2019	3/4/2019	PSU				16,579	82,891	198,939				1,249,996
	2/12/2019	3/4/2019	RSU							74,626			1,249,986

Mr. Kalif was not eligible for any grants of plan-based awards in 2019.

Annual Incentive Plan

(1)

The amounts disclosed in these columns reflect the threshold, target and maximum annual cash incentive opportunities for 2019 under the executive officer annual incentive plan. The amounts of the annual cash incentive opportunities depend on the eligible base salary of the NEO for the year. Annual cash incentive opportunities are subject to achievement relative to three performance measures: Non-GAAP EPS, Free Cash Flow, and individual performance, weighted 50%, 25%, and 25% respectively. Each performance measure has specified threshold, target and maximum performance levels such that weighted performance below the threshold level results in no annual cash incentive payment, weighted performance at threshold level results in a payout of 25% of base salary, weighted performance at target level results in a payout of 140% of base salary for the CEO and 100% of base salary for the other NEOs, and weighted performance at or above the maximum level results in a payout of 200% of base salary. Linear interpolation will be used to determine the applicable payout amount between threshold and target and between target and maximum. In addition, the annual incentive plan design includes additional thresholds, pursuant to which achievement percentages of less than 85% of the target level of either of non-GAAP EPS or Free Cash Flow would result in no annual cash incentive payout.

Performance Share Units (PSUs)

(2)

Amounts disclosed in these columns reflect the potential threshold, target and maximum number of PSUs awarded in 2019 to each NEO. The PSUs have a three-year performance period and vest in full on the third anniversary of the date of grant. The PSUs vest subject to the achievement of two performance measures: Non-GAAP Operating Profit and Net Debt Reduction, each of which is weighted 50%. Each performance measure has specified threshold, target and maximum performance levels such that performance below the threshold level results in an earning percentage of 0%, performance at threshold level results in an earning percentage of 25%, performance at target level results in an earning percentage of 100%, and performance at or above the maximum level results in an earning percentage of 200%. Linear interpolation will be used to determine the applicable earning percentage between levels. In order to determine the total payout for the PSUs, the Compensation Committee and the Board will calculate the average of the earning percentages for the two performance measures and will multiply it by an 80% to 120% modifier determined based on the percentile rank of the Company’s TSR performance for the three-year period ending in 2021 relative to its peer group. See “Compensation Discussion and Analysis—IV. Compensation Determination Process—Compensation Peer Group and Peer Selection Process” for a list of the peer group companies used for this purpose. The resulting percentage will be multiplied by the target number of PSUs to determine the final number of shares to be earned by each NEO in respect of the applicable performance period, except that the number of shares to be earned may not exceed 240% of the target number of PSUs. Valuations of PSUs disclosed in this table were determined based on the fair market value of a Teva share on the grant date, less the net present value of dividends, and then applying a discount factor. Generally, the aggregate grant date fair value is the amount that the Company expects to expense in its financial statements over the award’s vesting schedule. The threshold amount in the table above assumes threshold performance for each performance metric and a TSR modifier of 80%. The maximum amount in the table above assumes maximum performance for each performance metric and a TSR modifier of 120%.

Restricted Share Units (RSUs)

(3)

Amounts disclosed in this column reflect the number of RSUs granted to our NEOs in 2019. The RSUs granted as part of the executive officer annual equity grant vest in equal annual installments on the second, third and fourth anniversaries of the grant date. Valuations of RSUs were determined based on the fair market value of a Teva share on the grant date, less the net present value of dividends.

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2019 Outstanding Equity Awards at Fiscal Year-End

			Option Awards				Stock Awards
Name	Award Type	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable (2)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Shares That Have Not Vested (#) (3)	Market Value of Shares or Units of Shares That Have Not Vested ($) (4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That have Not Vested ($) (6)	Vesting Schedule
Kåre Schultz	Options	11/3/2017	197,239	394,480	11.40	11/3/2027					33% in 2019, 2020 and 2021
		2/9/2018		205,482	18.61	2/9/2028					33% in 2020, 2021 and 2022
	RSUs	11/3/2017					127,226	1,246,815			33% in 2019, 2020 and 2021
		11/3/2017					349,163	3,421,797			33% in 2020, 2021 and 2022
		2/9/2018					80,601	789,890			33% in 2020, 2021 and 2022
		3/4/2019					179,104	1,755,219			33% in 2021, 2022 and 2023
	PSUs	11/3/2017							649,914	6,369,157	33% in 2020, 2021 and 2022, subject to performance
		11/3/2017							751,504	7,364,739	100% in 2022, subject to performance
		11/3/2017					212,314	2,080,677			100% in 2020
		2/9/2018							179,104	1,755,219	100% in 2021, subject to performance
		3/4/2019							198,938	1,949,592	100% in 2022, subject to performance
Dr. Hafrun Fridriksdottir	Options	7/1/2014	22,809		48.69	7/1/2024					vested
		8/2/2016	11,991	3,999	52.96	8/2/2026					25% in 2017, 2018, 2019 and 2020
		9/9/2016	4,164	1,389	50.21	9/9/2026					25% in 2017, 2018, 2019 and 2020
		11/30/2016	57,167		37.70	11/30/2026					Vested
		2/14/2017	28,347	56,695	34.90	2/14/2027					33% in 2019, 2020 and 2021
		2/9/2018		123,288	18.61	2/9/2028					33% in 2020, 2021 and 2022
	RSUs	8/2/2016					748	7,330			25% in 2017, 2018, 2019 and 2020
		9/9/2016					266	2,607			25% in 2017, 2018, 2019 and 2020
		2/14/2017					10,708	104,938			33% in 2019, 2020 and 2021
		2/9/2018					48,361	473,938			33% in 2020, 2021 and 2022
		3/4/2019					56,716	555,817			33% in 2021, 2022 and 2023
	PSUs	2/14/2017					17,850	174,930			100% in 2020
		2/9/2018							53,731	526,564	100% in 2021, subject to performance
		5/11/2018							30,000	294,000	100% in 2021, subject to performance
		3/4/2019							62,997	617,371	100% in 2022, subject to performance
Brendan O’Grady	Options	12/6/2010	5,401		49.11	12/6/2020					vested
		11/7/2011	9,003		41.72	11/7/2021					vested
		12/13/2012	12,503		38.84	12/13/2022					vested
		3/12/2014	17,502		48.76	3/12/2024					vested
		3/12/2015	15,502		60.21	3/12/2025					vested
		3/17/2016	18,753	6,253	53.50	3/17/2026					25% in 2017, 2018, 2019 and 2020
		3/3/2017	12,500	12,501	34.70	3/3/2027					25% in 2018, 2019, 2020 and 2021
		9/18/2017	7,485		16.99	9/18/2027					vested
		2/9/2018		123,288	18.61	2/9/2028					33% in 2020, 2021 and 2022
	RSUs	3/17/2016					1,179	11,554			25% in 2017, 2018, 2019 and 2020
		3/3/2017					2,332	22,854			25% in 2018, 2019, 2020 and 2021
		2/9/2018					48,361	473,938			33% in 2020, 2021 and 2022
		3/4/2019					56,716	555,817			33% in 2021, 2022 and 2023
	PSUs	2/9/2018							53,731	526,564	100% in 2021, subject to performance
		3/4/2019							62,997	617,371	100% in 2022, subject to performance

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			Option Awards				Stock Awards
Name	Award Type	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable (2)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Shares That Have Not Vested (#) (3)	Market Value of Shares or Units of Shares That Have Not Vested ($) (4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That have Not Vested ($) (6)	Vesting Schedule
Gianfranco Nazzi	Options	3/12/2014	30,003		48.76	3/12/2024					vested
		3/12/2015	18,505		60.21	3/12/2025					vested
		3/17/2016	13,875	4,628	53.50	3/17/2026					25% in 2017, 2018, 2019 and 2020
		3/3/2017	15,000	15,001	34.70	3/3/2027					25% in 2018, 2019, 2020 and 2021
		9/18/2017	15,914		16.99	9/18/2027					vested
		2/9/2018		91,326	18.61	2/9/2028					33% in 2020, 2021 and 2022
	RSUs	3/17/2016					874	8,565			25% in 2017, 2018, 2019 and 2020
		3/3/2017					2,799	27,430			25% in 2018, 2019, 2020 and 2021
		2/9/2018					35,823	351,065			33% in 2020, 2021 and 2022
		3/4/2019					38,805	380,289			33% in 2021, 2022 and 2023
	PSUs	2/9/2018							39,800	390,040	100% in 2021, subject to performance
		3/4/2019							43,103	422,409	100% in 2022, subject to performance
Michael McClellan	Options	11/5/2015	13,927		60.92	11/5/2025					vested
		3/17/2016	10,500		53.50	3/17/2026					vested
		3/3/2017	11,252		34.70	3/3/2027					vested
		9/18/2017	12,341		16.99	9/18/2027					vested
Dr. Carlo de Notaristefani	Options	8/1/2012	150,003		40.87	8/1/2022					vested
		3/12/2014	98,581		48.76	3/12/2024					vested
		2/12/2015	89,376		57.35	2/12/2025					vested
		2/12/2016	66,602	33,302	55.75	2/12/2026					33% in 2018, 2019 and 2020
		5/16/2016	5,564	2,782	50.43	5/16/2026					33% in 2018, 2019 and 2020
		2/14/2017	49,132	98,264	34.90	2/14/2027					33% in 2019, 2020 and 2021
		2/9/2018		159,819	18.61	2/9/2028					33% in 2020, 2021 and 2022
	RSUs	2/14/2017					18,560	181,888			33% in 2019, 2020 and 2021
		2/9/2018					62,690	614,362			33% in 2020, 2021 and 2022
		3/4/2019					74,626	731,335			33% in 2021, 2022 and 2023
	PSUs	2/14/2017					30,941	303,222			100% in 2020
		2/9/2018							69,651	682,580	100% in 2021, subject to performance
		5/11/2018							70,000	686,000	100% in 2021, subject to performance
		3/4/2019							82,891	812,332	100% in 2022, subject to performance

Mr. Kalif did not have any outstanding equity awards as of December 31, 2019. In addition, upon resignation, Mr. McClellan forfeited his unvested equity and had 90 days to exercise vested options.

(1)

Amounts disclosed in this column reflect the number of options granted to our NEOs that were subject to time based vesting and have vested. The options generally expire ten years from the date of grant, and have an exercise price of no less than 100% of the fair market value of a Teva share on the date of grant. See “2019 Potential Payments Upon Termination or Change in Control” for information on the treatment of options upon retirement, death, disability, termination or change in control.

(2)	Amounts disclosed in this column reflect the number of options granted to our NEOs that were subject to time based vesting that had not vested as of December 31, 2019.
(3)

Amounts disclosed in this column reflect the number of unvested RSUs granted that were subject to time based vesting and unvested PSUs granted for the 2017-2019 performance period. The number of PSUs reported in this column reflects the PSUs vested in February 2020 for the 2017-2019 performance period at their actual payout percentage. As of December 31, 2019, the relevant performance period had been completed and in February 2020 the Compensation Committee and Board determined the performance results and the awards fully vested thereafter. See “2019 Potential Payments Upon Termination or Change in Control” for information on the treatment of RSUs and PSUs upon retirement, death, disability, termination or change in control.

(4)

Amounts disclosed in this column reflect the market value of the RSUs and PSUs reported in the preceding column using the closing price of a Teva share as reported on the NYSE on December 31, 2019, the last trading day of the year, multiplied by the number of shares underlying each award. This column does not include the value of dividends paid on our ordinary shares during the performance period as no dividends accrue on unvested RSUs and PSUs.

(5)

Amounts disclosed in this column reflect the number of unvested PSUs held by our NEOs, based on achievement of all applicable performance goals at target level for open performance cycles ending in 2020 and 2021. PSUs vest following completion of the year indicated and following the date on which the Compensation Committee and Board certify if the performance conditions have been achieved. The actual number of PSUs that will be earned in respect of these unvested awards, if any, will be determined at the end of each performance cycle and might be less or more than the number shown in this column. See footnote (2) to “2019 Grants of Plan-Based Awards” above for information regarding the nature of the performance measures incorporated in the 2019-2021 PSU grant. See “2019 Potential Payments Upon Termination or Change in Control” for information on the treatment of PSUs upon retirement, death, disability, termination or change in control.

(6)

Amounts disclosed in this column reflect the market value of the unvested PSUs held by our NEOs and reported in the preceding column using the closing price of a Teva share as reported on the NYSE on December 31, 2019, the last trading day of the year, multiplied by the target number of shares underlying each award. This column does not include the value of dividends paid on our ordinary shares during the performance period as no dividends accrue on unvested PSUs.

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2019 Option Exercises and Stock Vested

The table below shows the number of shares each of our NEOs acquired and the values they realized upon the vesting of PSUs and RSUs, during 2019. Values are shown before payment of any applicable withholding taxes or brokerage commissions. There were no stock options exercised by the NEOs in 2019.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#) (1)	Value Realized on Vesting ($) (2)

Dr. Hafrun Fridriksdottir	20,303	257,770

Brendan O’Grady	4,324	60,388

Gianfranco Nazzi	5,792	72,339

Michael McClellan	5,800	60,422

Dr. Carlo de Notaristefani	55,791	804,802

(1)

Amounts disclosed in this column reflect the number of PSUs and RSUs that vested during 2019. This column does not include the value of dividends paid on our ordinary shares during the performance period as no dividends accrue on unvested PSUs or RSUs.

(2)

Amounts disclosed in this column reflect the value realized upon vesting of the PSUs and RSUs, as calculated based on the price of a Teva share on the vesting date, multiplied by the number of shares underlying each award.

2019 Pension Benefits

None of our NEOs participate in or have accrued benefits under qualified or non-qualified defined benefit plans sponsored by us.

2019 Nonqualified Deferred Compensation

Name	Plan Name	Executive Contributions in Last FY ($) (1)	Company Contributions in Last FY ($) (2)	Aggregate Earnings in Last FY ($) (3)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last FY ($) (4)

Hafrun Fridriksdottir	Supplemental Deferred Compensation Plan	160,846	120,115	64,566	(33,966)	529,465
	Actavis Executive Deferred Compensation Plan	—	—	6,711	—	134,539
Brendan O’Grady	Supplemental Deferred Compensation Plan	—	—	26,592	—	204,820
	Teva Neuroscience Deferred Compensation Plan	—	—	47,160	—	287,702

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Executive Compensation

Name	Plan Name	Executive Contributions in Last FY ($) (1)	Company Contributions in Last FY ($) (2)	Aggregate Earnings in Last FY ($) (3)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last FY ($) (4)

Michael McClellan	Supplemental Deferred Compensation Plan	609,594	31,015	94,100	—	1,093,219
Dr. Carlo de Notaristefani	Supplemental Deferred Compensation Plan	660,887	—	398,364	—	2,814,570
	Defined Contribution Supplemental Executive Retirement Plan	—	125,460	129,134	—	929,802

(1)

Amounts disclosed in this column reflect elective deferrals made by our NEOs and are included in the amounts reported as “Salary” and “Non-Equity Incentive Plan Compensation,” as relevant, in the Summary Compensation Table above.

(2)	Amounts disclosed in this column are included within the amount reported in the “All Other Compensation” column of the Summary Compensation Table above.
(3)

Amounts disclosed in this column include earnings on the relevant plans as well as changes in the values of the underlying accounts. None of the amounts disclosed in this column were reported in the Summary Compensation Table because the Company does not credit above-market or preferential earnings on deferred compensation.

(4)

Amounts disclosed in this column reflect the cumulative value of the applicable NEO’s contributions and Company matching contributions, which have been included in the amounts reported as “Salary,” “Non-Equity Incentive Plan Compensation,” and “All Other Compensation,” as appropriate, in the applicable Summary Compensation Tables, and investment earnings thereon.

Teva’s North American subsidiaries provide a tax qualified defined contribution 401(k) Retirement Savings Plan for the benefit of employees. Under this plan, contribution amounts have been determined based on specified percentages of pay. The Code limits the benefits that may be contributed into the 401(k) plan. As a complement to this plan, the Company maintains two supplemental retirement plans to bridge the gap between legally mandated limits on qualified plan benefits and the retirement benefits offered at comparable public companies, and to provide participants with supplemental benefits. The two plans include the Supplemental Deferred Compensation Plan and the DC SERP, which is available to grandfathered U.S. executive officers (no new U.S. executive officers are enrolled in this plan). While the Company has formally funded the 401(k) plan match contribution, the Supplemental Deferred Compensation Plan and the DC SERP are not formally funded.

Supplemental Deferred Compensation Plan

The Supplemental Deferred Compensation Plan is a nonqualified, unfunded deferred compensation plan under which certain eligible employees may defer up to 75% of base salary, annual bonuses and sales bonuses. The Company matches 100% of the first 6% of all eligible compensation deferred above the IRS qualified compensation limit, and makes restorative matching contributions to restore the Company match that were lost to the participant under the Retirement Savings Plan. Participants are vested in 100% of Company contributions once three years of service are completed. There are 27 investment options within the Supplemental Deferred Compensation Plan, and participants may change their investment allocations. Contributions plus earnings are paid out of the general assets of the Company. Participants that are age 55 with at least 15 years of service or age 65 with five years of service are retirement eligible, and may receive payment from the Plan in a lump sum or in annual installments for up to 20 years beginning on the first

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distribution date (January or July) that is at least 13 months after their retirement. Participants that terminate employment prior to retirement receive a lump sum beginning on the first distribution date that is at least six months after termination. Participants may change their distribution election at least 12 months prior to the originally scheduled payment date and as long as the change results in the payment date being delayed at least five years.

Defined Contribution Supplemental Executive Retirement Plan

The DC SERP is a nonqualified, unfunded plan in which certain executive officers may participate. Under this plan, the Company establishes an account on behalf of each participant and credits that account on the last day of the year with an amount equal to 15% of the participant’s base salary paid during the applicable calendar year as a future retirement benefit. If the participant has a separation from service after age 65 or dies or becomes disabled, the Company will credit the account with a pro-rata amount in respect of the portion of the year during which the participant qualified as a participant. The participant may direct percentages of the amounts credited to the participant’s account to be notionally invested in investment funds, and the account is credited with earnings that mirror the actual investment results of such investment funds. As of a valuation date, the notional realized and unrealized gains and losses and the notional income are allocated for the benefit of the participant’s account. Participants vest in their accounts upon either the earliest of five full years as a participant, attaining age 65 while employed by the Company, death, disability, or a change in control as defined under Code Section 409A. If a participant separates from service before they are 100% vested, they will forfeit the entire account balance. If a participant breaches any noncompete or nonsolicit or other similar restrictive covenants under the plan, is terminated for cause or fails to execute a release of claims against the Company upon a termination of employment, he or she will forfeit their account balance. A participant may receive the vested benefit in the account in a lump sum following the participant’s separation from service or, if the participant so elects, in installments. If a participant does not have 10 years of service and is 55 at the time of separation from service, payment will be in the form of a single lump sum. If a participant dies after separation from service and prior to benefits being paid, such benefits will continue to be paid in the same form as elected by the participant. If the participant dies or becomes disabled, the vested value of the account will be distributed in a single lump sum. If installment payments are elected, the installment amounts are determined as the remaining balance divided by the number of years over which the installments will be paid. Payments may be delayed due to certain tax rules or deferral elections made by the executive.

Actavis Executive Deferred Compensation Plan

In connection with Teva’s acquisition of Actavis Generics in November 2016, Teva assumed the Actavis Executive Deferred Compensation Plan. Certain former Actavis employees remain participants in the plan, although the plan has been frozen and further participant deferrals into the plan are no longer permitted. The plan is a nonqualified, unfunded deferred compensation plan under which certain eligible employees of Actavis Generics prior to its acquisition by Teva were able to defer up to 80% of base salary and 80% of performance bonus awards (100% after January 1, 2015). The plan also provided for Company matching credits, Company discretionary credits, and credits and debits for investment returns. Participants are fully vested in their base salary and performance bonus deferrals, and vest in Company matching contributions after certain numbers of years. Participants become 100% vested upon death or disability, and upon a change in control will receive a single lump sum payment within 12 months. Participants may elect to receive distributions in a lump sum or in annual installments of from two to 15 years.

Teva Neuroscience Deferred Compensation Plan

The Teva Neuroscience Deferred Compensation Plan is a nonqualifed, unfunded deferred compensation plan for certain employees of the Company. Under the plan, during the period 2001 to 2005, the Company contributed 10% of a participant’s total compensation up to the limits of Code Section 401 to an account for such participant. The participant was neither permitted nor required to make contributions to the plan,

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and the balance in such participant’s account is fully vested at all times. Participants are entitled to a lump sum payment of their account balance on the date of their retirement after reaching age 65, disability, death or separation from service.

2019 Potential Payments Upon Termination or Change in Control

In connection with any termination of employment, including if there is a termination in connection with a change in control of the Company, our NEOs would be eligible to receive certain payments, benefits and treatment of the various forms of equity that such NEO holds (provided, in some cases, that certain conditions are met).

The amounts that the NEOs would receive are set forth below for the following types of termination of employment: termination for cause, death, disability, retirement, termination without cause, resignation for good reason, resignation without good reason and a change in control of the Company.

In accordance with SEC rules, we have used certain assumptions in determining the amounts shown. We have assumed that the termination of employment or change in control occurred on December 31, 2019, and that the value of a Teva share on that day was $9.80, the closing price on the NYSE on December 31, 2019, the last trading day of 2019.

Under these SEC rules, the potential payments upon termination do not include certain distributions or benefits which are not enhanced by a qualifying termination of employment or change in control. These payments and benefits are referred to as “vested benefits” and include:

∎	Amounts payable when employment terminates under programs generally applicable to the Company’s salaried employees;

∎	Vested benefits accrued under the 401(k) and pension plans; and

∎

Vested benefits under the Supplemental Deferred Compensation Plan, DC SERP, Teva Neuroscience Deferred Compensation Plan and the Actavis Executive Deferred Compensation Plan provided to the NEOs on the same basis as all other employees eligible for such plans, as previously described in the section entitled “2019 Nonqualified Deferred Compensation.”

Kåre Schultz

Mr. Schultz’s employment terms generally require the Company and Mr. Schultz to provide three months’ notice of termination of employment, other than in connection with a termination for cause, death or disability. We may waive Mr. Schultz’s services during such notice period or any part thereof, or accelerate the termination date upon mutual agreement, on the condition that we pay him his monthly base salary and all additional compensation and benefits in respect of such waived period.

Mr. Schultz’s employment terms provide that in connection with his termination of employment, Mr. Schultz will be entitled to receive payments associated with termination as required pursuant to applicable Israeli law and certain accrued obligations. Upon termination by the Company without cause or by Mr. Schultz with good reason, Mr. Schultz will generally be entitled to receive cash severance, together with severance amounts accumulated in his severance account, equal to the product of twelve times his monthly base salary (or the minimum amount required under applicable law, if greater). Mr. Schultz is also entitled to receive an amount equal to twenty-four times his monthly base salary, in consideration for, and conditioned upon, his undertaking not to compete with Teva for two years following termination and other restrictive covenants, and his compliance with such undertaking, which amount would be paid in connection with terminations other than in the event of his termination by the Company for cause or his death. In the event that his employment is terminated by the Company without cause or by Mr. Schultz with good reason within one year following certain mergers and as a result thereof, Mr. Schultz will be entitled to an additional lump sum cash payment equal to his current annual salary.

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Upon his termination due to death, disability, termination without cause and resignation with good reason, Mr. Schultz will receive vesting of his sign-on RSU award on the date of termination, and continued vesting of his sign-on PSU awards (which will ultimately be settled based on actual performance through the end of the applicable three-year and five-year performance periods). In the event of a change in control before the terminations listed above, Mr. Schultz’s sign-on PSU awards will be treated as earned based on the price paid per share to shareholders (or if none, then based on the last per share trading price before the change in control). The awards may then either continue as time-vested awards over the remainder of the required vesting period or, if not assumed, settled upon the change in control. If the sign-on PSU awards are assumed and continue as time-vested awards, they will be immediately settled upon termination following the change in control due to death, disability, termination without cause and resignation with good reason.

All termination payments and benefits in excess of those required to be paid pursuant to applicable law are subject to the execution of a release of claims, and shall immediately terminate without further obligation of Teva, in the event that he breaches his restrictive covenants. In addition, in the event of continuous and willful breach of his restrictive covenants, the Company shall be entitled to a repayment of such termination payments, including forfeiture of any post-termination equity vesting.

Eli Kalif

Mr. Kalif’s employment terms generally require the Company and Mr. Kalif to provide six months’ notice of termination of employment, other than in connection with a termination for cause, death or disability. We may waive Mr. Kalif’s services during such notice period or any part thereof, or accelerate the termination date, on the condition that we pay him his monthly base salary and all additional compensation and benefits in respect of such waived period.

Mr. Kalif’s employment terms provide that in connection with his termination of employment, Mr. Kalif will be entitled to receive payments associated with termination as required pursuant to applicable Israeli law and certain accrued obligations. Upon termination by the Company without cause or by Mr. Kalif with good reason, Mr. Kalif will generally be entitled to receive cash severance, together with severance amounts accumulated in his severance account, equal to twice his monthly base salary multiplied by the number of years of employment, up to a maximum payment of eighteen times his monthly base salary (or the minimum amount required under applicable law, if greater). In the event that his employment is terminated by the Company without cause within one year following certain mergers and as a result thereof, Mr. Kalif will be entitled to an additional lump sum cash payment equal to $1.5 million.

All termination payments and benefits in excess of those required to be paid pursuant to applicable law are subject to the execution of a release of claims, and shall immediately terminate without further obligation of Teva, and Mr. Kalif shall repay Teva any such payments or benefits provided, in the event that he breaches his restrictive covenants, including an undertaking not to compete with Teva for six months following termination.

Dr. Hafrun Fridriksdottir

Dr. Fridriksdottir’s employment terms generally require the Company and Dr. Fridriksdottir to provide six months’ notice of termination of employment, other than in connection with a termination for cause, death or disability. We may waive Dr. Fridriksdottir’s services during such notice period or any part thereof, or accelerate the termination date, on the condition that we pay her the monthly base salary and all additional compensation and benefits in respect of such waived period.

Upon termination by the Company without cause or by Dr. Fridriksdottir for good reason, Dr. Fridriksdottir will generally be entitled to receive cash severance equal to the product of six times her monthly base salary and payment of certain costs associated with continued medical insurance for eighteen months. Dr. Fridriksdottir is also entitled to receive an amount equal to twelve times her monthly base salary, in

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consideration for, and conditioned upon, her undertaking not to compete with Teva for one year following termination and other restrictive covenants. In the event that her employment is terminated without cause within one year following certain mergers and as a result thereof, Dr. Fridriksdottir will be entitled to an additional lump sum cash payment of $1.5 million.

Because Dr. Fridriksdottir meets the requirements for a qualifying retirement and termination under the Company’s policy pursuant to its 2015 Long-Term Equity-Based Incentive Plan, if she is terminated without cause and the current retirement policy is in effect, she will be entitled to continued vesting of her outstanding awards granted by the Company after the acquisition of Actavis Generics. In addition, if she is terminated without cause, resigns for good reason, or resigns without good reason, she will be entitled to continued exercisability of vested options until the earlier of the applicable expiration date or two years after termination for equity awards originally granted to her by Allergan plc and converted into Company equity awards at the time she joined the Company following Teva’s acquisition of Actavis Generics, due to the legacy Allergan qualifying retirement policy.

All termination payments and benefits in excess of those required to be paid pursuant to applicable law are subject to the execution of a release of claims, and shall immediately terminate without further obligation of Teva, and Dr. Fridriksdottir shall promptly repay Teva any such payments or benefits provided, in the event that she breaches her restrictive covenants.

Brendan O’Grady

Mr. O’Grady’s employment terms generally require the Company and Mr. O’Grady to provide three months’ notice of termination of employment, other than in connection with a termination for cause, death or disability. We may waive Mr. O’Grady’s services during such notice period or any part thereof, or accelerate the termination date, on the condition that we pay him his monthly base salary and all additional compensation and benefits in respect of such waived period.

Upon termination by the Company without cause or by Mr. O’Grady for good reason, Mr. O’Grady will generally be entitled to receive cash severance equal to the product of six times his monthly base salary and payment of certain costs associated with continued medical insurance for eighteen months. Mr. O’Grady is also entitled to receive an amount equal to twelve times his monthly base salary, in consideration for, and conditioned upon, his undertaking not to compete with Teva for one year following termination and other restrictive covenants. In the event that his employment is terminated without cause within one year following certain mergers and as a result thereof, Mr. O’Grady will be entitled to an additional lump sum cash payment of $1.5 million.

All termination payments and benefits in excess of those required to be paid pursuant to applicable law are subject to the execution of a release of claims, and shall immediately terminate without further obligation of Teva, and Mr. O’Grady shall promptly repay Teva any such payments or benefits provided, in the event that he breaches his restrictive covenants.

Gianfranco Nazzi

Mr. Nazzi’s employment terms generally require the Company to provide six months’ notice of termination of employment (other than in connection with a termination for cause and death) and Mr. Nazzi to provide three months’ notice of termination of employment. We may waive Mr. Nazzi’s services during such notice period or any part thereof, or accelerate the termination date, on the condition that we pay him his monthly base salary and all additional compensation and benefits in respect of such waived period.

Upon termination by the Company (and other than termination for cause, death or disability), Mr. Nazzi will generally be entitled to receive the greater of (1) Dutch statutory severance and a cash supplement thereto, equal to in aggregate eighteen months’ base salary or (2) the severance or damages to which Mr. Nazzi

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would be entitled under any Teva Pharmaceuticals Europe, B.V. Social Plan. In the event that his employment is terminated by Company (other than termination for cause, death or disability) within one year following certain mergers and as a result thereof, Mr. Nazzi will be entitled to an additional lump sum cash payment of $1.5 million.

Upon resignation by Mr. Nazzi, Mr. Nazzi will generally be entitled to receive an amount equal to twelve times his monthly base salary, in consideration for, and conditioned upon, his undertaking not to compete with Teva for one year following termination and other restrictive covenants, unless the Company were to release him from the non-compete restrictions.

All termination payments and benefits in excess of those required to be paid pursuant to applicable law are subject to the execution of a release of claims, and shall immediately terminate without further obligation of Teva, and Mr. Nazzi shall promptly repay Teva any such excess payments or benefits provided, in the event that he breaches his restrictive covenants, including an undertaking not to compete with Teva for one year following termination.

Potential Payments Upon Termination or Change In Control

The following tables summarize the payments the current NEOs would receive upon termination and completion of the required notice period at December 31, 2019 and the payments the former NEOs are eligible to receive upon termination and completion of the required notice period, as applicable. As the former NEOs have already received or given notice of termination, amounts for other termination events such as death, disability or change in control are not included. The U.S. dollar amounts in the tables below were converted from local currency, where needed, using the December monthly average exchange rate of 3.47 Israeli shekels per U.S. dollar and 0.90 euros per U.S. dollar.

Payments Resulting From Termination without Cause or Resignation with Good Reason

Category	Kåre Schultz	Eli Kalif	Dr. Hafrun Fridriksdottir	Brendan O’Grady	Gianfranco Nazzi
Severance payments (1)	1,629,015	1,405	360,000	350,000	544,041
Non-compete payments (2)	4,000,000	0	720,000	700,000	272,021
Accrued vacation	258	4,258	0	0	0
Health benefits continuation	0	0	12,533	41,103	0
Post-termination equity vesting (3)(4)	17,155,694	0	2,757,495	0	0
Total amount without merger	$22,784,967	$5,663	$3,850,028	$1,091,103	$816,062
Post-merger termination payment (5)	2,000,000	1,500,000	1,500,000	1,500,000	1,500,000
Total amount with merger	$24,784,967	$1,505,663	$5,350,028	$2,591,103	$2,316,062

(1)	In addition to the amounts reported above, Mr. Schultz would receive $370,985, which is already held in a severance account on his behalf.
(2)

For Mr. Schultz, the non-compete payment would be paid, assuming his compliance with the non-compete covenant, in connection with terminations other than his termination by the Company for cause or his death. For Mr. Nazzi, a non-compete payment of $544,041 is paid upon resignation, unless the Company were to release him from the non-compete restrictions.

(3)

Amounts reported are based on the price of a Teva share on December 31, 2019, the last trading day of 2019 ($9.80) and, with respect to PSUs, target performance, except for 2017-2019 PSUs, for which actual performance was used.

(4)	For Mr. Schultz, the equity vesting also applies in the event of death or disability. For Dr. Fridriksdottir, the equity vesting does not apply to resignation with good reason.
(5)	Assumes merger, which is the only change in control trigger for additional cash payments, followed by a termination without cause, or by Mr. Schultz with good reason, on December 31, 2019.

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Accelerated/Continued Equity Vesting Upon Death or Disability

Under our 2015 Long-Term Equity-Based Incentive Plan, upon death or disability, performance awards, such as PSUs, will immediately vest and pay out based on the target level of performance as of the date of termination, RSUs will immediately be vested and settled and options will immediately vest and remain exercisable through the original expiration date. For treatment of Mr. Schultz’s sign-on equity awards upon death or disability, see the summary of his termination terms above.

Category	Kåre Schultz	Eli Kalif	Dr. Hafrun Fridriksdottir	Brendan O’Grady	Gianfranco Nazzi
Value (1)	$26,733,106	$0	$2,757,495	$2,208,097	$1,579,799
(1)

Amounts reported are based on the price of a Teva share on December 31, 2019, the last trading day of 2019 ($9.80) and, with respect to PSUs, target performance, except for 2017-2019 PSUs, for which actual performance was used.

Michael McClellan

Pursuant to Mr. McClellan’s employment terms, in connection with his resignation, Mr. McClellan was entitled to receive three months’ notice. Mr. McClellan provided notice and completed his notice period in 2019.

Dr. Carlo de Notaristefani

Pursuant to Dr. de Notaristefani’s employment terms, in connection with his termination of employment, Dr. de Notaristefani is entitled to receive nine months’ notice. We may waive Dr. de Notaristefani’s services during such notice period or any part thereof, or accelerate the termination date, on the condition that we pay him his monthly base salary and all additional compensation and benefits in respect of such waived period. Dr. de Notaristefani will complete his notice period during 2020.

Under his employment agreement, Dr. de Notaristefani is entitled to receive cash severance equal to the product of twelve times his monthly base salary ($836,400) and payment of certain costs associated with continued medical insurance for eighteen months ($42,313). Dr. de Notaristefani is also entitled to receive an amount equal to twelve times his monthly base salary ($836,400), in consideration for, and conditioned upon, his undertaking not to compete with Teva for one year following termination and other restrictive covenants. Dr. de Notaristefani is also entitled to continued vesting in full of equity-based awards ($4,011,718 based on the price of a Teva share on December 31, 2019, the last trading day of 2019 and, with respect to PSUs, target performance, except for 2017-2019 PSUs, for which actual performance was used).

All termination payments and benefits in excess of those required to be paid pursuant to applicable law are subject to the execution of a release of claims, and shall immediately terminate without further obligation of Teva, and Dr. de Notaristefani shall promptly repay Teva any such payments or benefits provided, in the event that he breaches his restrictive covenants.

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Compensation Committee Interlocks and Insider Participation

The Compensation Committee currently consists of Rosemary A. Crane (chair), Gerald M. Lieberman and Nechemia (Chemi) J. Peres. During fiscal year 2019, no member of the Compensation Committee was an employee, officer or former officer of Teva or any of its subsidiaries. During fiscal year 2019, no member of the Compensation Committee had a relationship that must be described under the SEC rules relating to disclosure of related party transactions. During fiscal year 2019, none of our executive officers served on the Board of Directors or compensation committee of any entity that had one or more of its executive officers serving on Teva’s Board of Directors or Compensation Committee.

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Proposal 2: Advisory Vote on Compensation of Named Executive Officers

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and Schedule 14A of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), we are providing our shareholders with the opportunity to approve, by advisory vote, the compensation of our NEOs, as disclosed in this Proxy Statement in accordance with the rules of the SEC.

This proposal, commonly referred to as the “say-on-pay” vote, gives our shareholders the opportunity to express their views on the compensation of our NEOs. This vote is not intended to address any specific item of compensation or any specific NEOs, but rather the overall compensation of our NEOs and our executive compensation philosophy, objectives and program, as described in this Proxy Statement. Accordingly, we ask our shareholders to approve the compensation of our NEOs, as disclosed pursuant to Item 402 of Regulation S-K of the Exchange Act in the section entitled “Executive Compensation” of this Proxy Statement, including the CD&A, the compensation tables and the related narrative disclosure, by casting a non-binding advisory vote “FOR” the following resolution:

“RESOLVED, that the shareholders of Teva Pharmaceutical Industries Limited approve, on a non-binding advisory basis, the compensation of its named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.”

As an advisory vote, the result will not be binding on the Board or the Compensation Committee. The say-on-pay vote will, however, provide us with important feedback from our shareholders about our executive compensation philosophy, objectives and program. Our Board and the Compensation Committee value the opinions of our shareholders and expect to take into account the outcome of the vote when considering future executive compensation decisions and when evaluating our executive compensation program. Following our 2020 Annual Meeting, the next advisory vote on named executive officer compensation is expected to occur at the 2021 annual meeting, unless the Board of Directors modifies its policy on the frequency of holding such advisory votes.

The Board of Directors recommends that shareholders vote FOR the approval, on a non-binding advisory basis, of the compensation of Teva’s named executive officers, as disclosed in this Proxy Statement.

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Proposal 3: Approval of Teva’s 2020 Long-Term Equity-Based Incentive Plan

The Board of Directors has approved, and recommends that shareholders approve, the Company’s 2020 Long-Term Equity-Based Incentive Plan (the “2020 Plan”). The 2020 Plan allows for the grant of restricted shares, RSUs, performance awards, options, share appreciation rights (“SARs”) and other share-based awards.

If approved by our shareholders, the 2020 Plan will serve as the successor to the Company’s 2015 Long-Term Equity-Based Incentive Plan (the “2015 Plan”), which succeeded the Company’s 2010 Long-Term Equity-Based Incentive Plan (the “2010 Plan”) effective September 3, 2015. The 2020 Plan will become effective on July 1, 2020, following its approval by our shareholders. No additional grants may be made under the 2015 Plan upon the earlier of September 2, 2020 (the expiration date of the 2015 Plan) and the effective date of the 2020 Plan, and upon the expiration date of the 2015 Plan any remaining shares available for grant thereunder will expire. The maximum number of shares available for delivery in connection with awards under the 2020 Plan will be 68 million shares.

The terms and conditions of the 2015 Plan will continue to govern any outstanding awards granted under the 2015 Plan and the terms and conditions of the 2010 Plan will continue to govern any outstanding awards granted under the 2010 Plan. If the 2020 Plan is not approved by our shareholders, it will not become effective; the 2015 Plan will continue in effect until its expiration date.

As of December 31, 2019, 62.70 million shares remained available for grant under the 2015 Plan. As of such date, awards covering 56.04 million shares were outstanding under the 2015 Plan and the 2010 Plan.

Why Shareholders Should Vote to Approve the 2020 Plan

Equity Compensation Is Important in a Competitive Labor Market

In the global pharmaceutical industry, there is significant competition for experienced and educated individuals with the skills necessary to execute our strategy and advance our business. Our success depends on such key employees. To compete in a competitive market for talent, we believe that it is important to offer competitive compensation packages that include equity and cash components. Equity compensation is an important part of our employment value proposition.

Equity Awards Are a Key Part of Our Compensation Program

Equity compensation is a key element of the total compensation we provide because equity grants align our employees’ and directors’ interests with those of our other shareholders, effectuate a culture of ownership among our employees and other recipients and preserve our cash resources. Equity incentives link long-term performance and payouts through the value of our shares. We believe that employees and other recipients with a personal stake in the future success of the Company are motivated to achieve our objectives and increase shareholder value. These unique and valuable aspects of equity compensation have made it a key element of our compensation strategy, and thus we grant equity compensation to multiple levels of our organization to provide opportunities to participate in ownership of the Company.

Equity Compensation Is Important to Talent Acquisition and Retention

Equity compensation is important to our ability to attract, motivate and retain employees and officers and, as noted above, to be successful in the competitive market for highly skilled individuals. We use equity incentives as a key tool to motivate and reward recipients to execute our long-term strategy and, through their equity, share in the shareholder value they create. Long-term equity grants also promote retention because recipients usually must remain in service in order for their equity to vest.

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Proposal 3: Approval of Teva’s 2020 Long-Term Equity-Based Incentive Plan

The 2020 Plan Is Intended to Protect Shareholder Interests and Is Consistent with Good Corporate Governance

∎

No liberal share counting or “recycling” of shares. Shares delivered to the Company to pay the exercise price or base price of an award or to satisfy tax withholding obligations, or shares purchased on the open market using option proceeds or shares not issued in connection with a SAR share settlement, will not become available again for issuance under the 2020 Plan.

∎

Minimum vesting requirements. Subject to limited exceptions, awards granted under the 2020 Plan generally may not vest until the first anniversary of the date of grant (or, if earlier, the next annual meeting of shareholders that occurs 50 weeks or more after the date of grant for awards to non-employee directors), subject to a carve-out for 5% of the maximum number of shares available under the 2020 Plan that may be granted without regard to the one-year minimum vesting period.

∎

Payment of dividends only if underlying awards vest. Under the 2020 Plan, dividends and dividend equivalents, if permitted to be earned on any award, will be paid only to the extent that the underlying award vests.

∎

No single trigger “change-in control” vesting. Grants under the 2020 Plan will vest only on the occurrence of a change in control that is accompanied by certain qualifying terminations of an individual’s employment.

∎	No repricing. The 2020 Plan prohibits the repricing of awards or the repurchase and/or cancellation of underwater awards in exchange for cash or other awards without shareholder approval.

∎	No automatic share replenishment or “evergreen” provision. There is no evergreen feature pursuant to which the shares authorized for issuance under the 2020 Plan will be automatically replenished.

∎

No increase in shares available without shareholder approval. The 2020 Plan prohibits any amendment that operates to increase the total number of shares that may be issued under the plan (other than customary adjustments in connection with certain corporate reorganizations or other events).

∎

No discounted options or SARs. Options and SARs may not be granted with an exercise or base price lower than the fair market value of the underlying shares on the date of grant (except in connection with substitute awards).

∎	Clawback. Awards granted under the 2020 Plan are subject to the Company’s clawback and/or recoupment policies.

∎

Limitation on amendments. No amendments to the 2020 Plan can be made without shareholder approval if any such amendment would require shareholder approval pursuant to applicable law or the applicable rules of the national securities exchange on which the Company’s shares are principally listed.

∎

Limitation on awards to Office Holders (as defined in the Israeli Companies Law). Unless otherwise determined by the Compensation Committee and approved in accordance with the Israeli Companies Law, any award granted under the 2020 Plan to a director or executive officer is subject to the Company’s Compensation Policy.

The Size of Our Share Reserve Request Is Reasonable

If our request to approve the 2020 Plan and its share reserve is approved, we will have 68 million shares available for grant after July 1, 2020. We currently anticipate that this reserve will be a sufficient amount of equity for attracting, motivating and retaining employees, directors and consultants for approximately 4 years.

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Proposal 3: Approval of Teva’s 2020 Long-Term Equity-Based Incentive Plan

In addition to the number of shares we plan to reserve for issuance under the 2020 Plan, we also note that the 2020 Plan does not contain a “fungible ratio,” which was included in the 2015 Plan. Under this “fungible ratio,” full-value awards, such as PSUs and RSUs, are charged against the plan limit on a higher basis than 1:1 as a means of equating full value awards and options. Absent a fungible ratio, if the Compensation Committee grants full-value awards in the future, they will be charged against the 2020 Plan limit on a one-for-one basis. Where an outstanding award under the 2015 Plan or the 2010 Plan expires or is canceled, forfeited, settled in cash or otherwise terminated without a delivery to the participant of the shares to which the award related, such undelivered shares would return to the 2020 Plan at the same rate at which they were originally charged against the plan limit, notwithstanding that the ratio for new awards would be one-to-one.

Monitoring of Dilution, Burn Rate and Overhang

In connection with contemplating the number of shares to authorize for issuance under the 2020 Plan, the Compensation Committee considered the potential dilution to current shareholders, as measured by the burn rate and overhang, and projected future share usage, among other things. The Compensation Committee is cognizant that the Company’s equity compensation programs have a dilutive effect on our shareholders, and continuously strives to balance this concern with our need to compete for talent using practices that are prevalent in the market, including equity grants.

Burn Rate

A company’s burn rate shows how rapidly it is depleting its shares reserved for equity compensation awards. We believe that our historical burn rate is reasonable for a company of our size in our industry. We will continue to monitor our equity use in future years in an attempt to ensure that our burn rate is within competitive market norms.

The following table sets forth information regarding historical awards granted for the 2017 through 2019 period, and the corresponding burn rate, which we define as the number of shares subject to time-based equity awards granted and performance-based equity awards granted in a year divided by the weighted-average number of ordinary shares outstanding for that year, for each of the last three fiscal years. Our three-year average annual burn rate, calculated using the Institutional Shareholder Services (“ISS”) methodology, is approximately 2.22%, which is well below the ISS burn rate threshold of 8.08% applied to the GICS Pharmaceuticals (3520) sub-industry for 2020.

	A	B	B x 2.0 = C	D	(A + C) / D
Fiscal Year	Option Awards	Full Value Awards	ISS Adjusted Full Value Awards	Weighted- Average Ordinary Shares Outstanding	Adjusted Burn Rate
2017	15.47 million	5.46 million	10.92 million	1,016 million	2.60%
2018	12.40 million	5.90 million	11.80 million	1,021 million	2.37%
2019	0	9.30 million	18.61 million	1,091 million	1.70%
Three-year average					2.22%

Overhang

A company’s overhang reflects potential dilution of shareholders’ ownership by actual share-based awards as well as shares available for grant. In determining the number of shares that would become available under our 2020 Plan, the Compensation Committee considered the resulting overhang as an additional metric to measure the cumulative effect of equity compensation.

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The following tables set forth information regarding the current and proposed levels of overhang and dilution.

As of December 31, 2019
X = outstanding awards	56.04 million
Y = shares that remain available for issuance	62.70 million (will expire upon the effective date of the 2020 Plan)
Z = new shares requested	68.00 million
OSO = ordinary shares outstanding	1,092.19 million

		As of December 31, 2019
Issued overhang	X / OSO	5.13%
Current total overhang (“basic dilution”)	(X + Y) / OSO	10.87%
Current full dilution	(X + Y) / (OSO + X + Y)	9.81%
Total overhang (“basic dilution”) if this Proposal 3 is approved	(X + Z) / OSO	11.36%
Full dilution if this Proposal 3 is approved	(X + Z) / (OSO + X + Z)	10.20%

Key Data

The following table includes information regarding outstanding equity awards and shares available for future awards under all of our equity incentive plans as of December 31, 2019:

As of December 31, 2019

Options outstanding	40.06 million

Weighted average exercise price of outstanding options	$37.90

Weighted average remaining term of outstanding options	5.89 years

Full value awards outstanding	15.98 million

Ordinary shares outstanding	1,092.19 million

Note Regarding Forecasts and Forward-Looking Statements

We do not, as a matter of course, make public forecasts as to our total shares outstanding and use of various equity awards due to the unpredictability of the underlying assumptions and estimates. In particular, the forecasts set forth above in this Proposal 3 include embedded assumptions regarding option exercises which are highly dependent on the public trading price of our ordinary shares and other factors, which we do not control and, as a result, we do not, as a matter of practice, provide forecasts. In evaluating these forecasts, our Compensation Committee and our Board recognized the high variability inherent in these assumptions.

The inclusion of the forecasts set forth above should not be regarded as an indication that these forecasts will be predictive of actual future outcomes, and the forecasts should not be relied upon as such. Neither we nor any other person makes any representation to any of our shareholders regarding actual outcomes compared to the information contained in the forecasts set forth above. Actual outcomes may be materially different than those reflected in the forecasts. We do not intend to update or otherwise revise the forecasts to reflect circumstances existing after the date when made or to reflect the occurrence of future events, even if any or all of the assumptions underlying the forecasts are shown to be in error.

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The forecasts are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21A of the Exchange Act. These statements involve risks and uncertainties that could cause actual outcomes to differ materially from those in the forward-looking statements, including our ability to attract and retain talent, achievement of performance metrics, if any, with respect to certain equity awards, the extent of option exercise activity, and others described in this proxy statement.

Summary of the 2020 Plan

The following is a summary of certain material features of the 2020 Plan.

Purpose

The purpose of the 2020 Plan is to assist the Company in (a) attracting, retaining, motivating and rewarding certain key employees, officers and directors of, and consultants to, the Company and its affiliates and (b) promoting the creation of long-term value for shareholders of the Company by closely aligning the interests of such individuals with those of our shareholders. The 2020 Plan will be the primary plan under which equity-based awards are granted on a worldwide basis to “eligible persons” (including employees and non-employee directors).

Term of the 2020 Plan

If approved by shareholders, the 2020 Plan will be effective as of July 1, 2020 and will be active for 10 years, unless the Board of Directors terminates the 2020 Plan at an earlier date. No awards will be granted under the 2020 Plan on or after July 1, 2030, or on or after such earlier date that the Board of Directors terminates the 2020 Plan, although awards granted under the 2020 Plan may have terms that extend, and awards that may be exercised, beyond those dates.

Shares Available for Issuance Under the 2020 Plan

In general, and subject to adjustment as described below under “Changes in Capital Structure,” the number of ordinary shares, or American Depositary Shares representing ordinary shares (collectively, “Shares”) reserved and available for delivery in connection with awards under the 2020 Plan will be 68 million. Shares delivered under the 2020 Plan will consist of authorized and unissued shares or previously issued shares reacquired by the Company or its affiliates on the open market or by private purchase. No fractional shares will be issued under the 2020 Plan upon the exercise or settlement of any award. Upon the effective date of the 2020 Plan, shares available for issuance under the 2015 Plan will expire and no longer be available for issuance.

Any shares underlying an award granted under the 2020 Plan that are not delivered as a result of an award that has expired, or has been canceled, forfeited, settled in cash or otherwise terminated without delivery to the participant of the full number of shares to which the award related may be used for the grant of additional awards under the 2020 Plan; however, shares withheld from an award in payment of the exercise price, base price or taxes relating thereto, or shares purchased on the open market by the Company or its affiliates using option proceeds or shares not issued in connection with a SAR share settlement, will constitute shares delivered under the 2020 Plan and will not again be available for issuance thereunder. To the extent that any outstanding award granted prior to the effective date of the 2020 Plan under the 2015 Plan or the 2010 Plan expires or is canceled, forfeited, settled in cash or otherwise terminated without a delivery to the participant of the full number of shares to which the award related, the number of Shares that were reduced from the total number of available Shares under the 2015 Plan or 2010 Plan on account of such undelivered shares will increase the maximum number of shares available for grant under the 2020 Plan. Equity-based awards assumed or substituted by the Company or its affiliates as part of a corporate transaction (including, without limitation, from an entity that is merged into or with the Company or any of its affiliates, acquired by the Company or any of its affiliates or otherwise involved in a similar corporate transaction) will not count against the number of shares reserved and available for issuance pursuant to the Plan.

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Awards and the shares authorized under the 2020 Plan are subject to adjustment as described below under “Changes in Capital Structure.”

Plan Administration

Except as described below and as required by law, the 2020 Plan will be administered by a committee of the Board of Directors (the “Committee”) consisting of two or more members of the Board of Directors, each of whom will be an “independent director” for purposes of the rules and regulations of the NYSE or other principal United States national securities exchange on which the Company’s shares are listed and traded on the relevant date. Unless otherwise determined by the Board of Directors, the Compensation Committee will act as the Committee. Subject to applicable law, the Committee will have the power to, among other things, allocate shares to each subplan under the 2020 Plan (each a “Subplan” and, collectively, “Subplans”) and determine the types of awards to be granted thereunder, establish policies applicable to awards, approve eligible participants, determine the type or types of incentives to be granted to each participant, and the terms and conditions of any awards granted, and interpret and administer the 2020 Plan or applicable Subplan and any award agreement. The terms and provisions of awards and the related agreements need not be uniform among participants, whether or not such participants are similarly situated. Any action taken or to be taken by the Committee arising out of or in connection with the administration of the 2020 Plan or any Subplan will, to the extent permitted by applicable law, be within its discretion and will be final, binding and conclusive upon the Company, its affiliates and all participants (subject to and consistent with the provisions of the 2020 Plan).

The Committee may delegate its authority to perform certain functions to officers or employees of the Company or its affiliates, to the extent permitted under applicable law.

The Board of Directors retains exclusive authority to approve one or more Subplans that will be established within the parameters and in accordance with the overall terms of the 2020 Plan to facilitate local administration of the 2020 Plan in various jurisdictions in which the Company or its affiliates operate, to conform the 2020 Plan with legal requirements of such jurisdictions or to allow for favorable tax treatment under applicable tax laws.

Eligibility

Directors, employees and consultants of, and persons who have accepted employment with or entered into a service agreement with, the Company or its affiliates who have been approved by the Committee as participants will be eligible to receive awards under the 2020 Plan; except that any such person may not receive payment or exercise any right relating to any award until he or she has commenced employment or service with the Company or its affiliates. However, awards granted to “Office Holders” of the Company (as defined in the Israeli Companies Law) will be subject to the Company’s Compensation Policy, which was adopted by the Company in accordance with the Israeli Companies Law, unless otherwise approved by applicable law.

Types of Awards Available Under the 2020 Plan

Restricted Shares; RSUs; Performance Awards; Options; SARs; Other Share-Based Awards. Restricted shares, RSUs (which are notional units that each represent the right to receive one share (or the cash value thereof, if determined by the Committee) upon a specified settlement date), performance awards, options, SARs and other share-based awards may be granted to participants under the 2020 Plan on such terms and conditions as the Committee may determine, subject to certain limitations imposed by the 2020 Plan. While subject to vesting conditions, restricted shares may not be transferred, sold, pledged or otherwise encumbered.

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The exercise price of each option or SAR will be set by the Committee and may not be less than 100% of the fair market value of one share on the date the option or SAR, as the case may be, is granted. The term of each option or SAR may not exceed 10 years from the date of grant.

Generally, the vesting of awards granted under the 2020 Plan will be subject to the participant’s continued employment or engagement with the Company or an affiliate, as applicable, during a period designated by the Committee at the time of grant. No awards granted under the 2020 Plan may vest, earlier than the first anniversary of the date of grant, and in the case of non-employee directors of the Company or its affiliates, earlier than the first anniversary of the date of grant or the next annual meeting of shareholders that occurs 50 weeks or more after the date of grant, subject to (i) a carve-out for 5% of the maximum number of shares available under the 2020 Plan that may be granted without regard to the minimum vesting conditions described below, (ii) any acceleration of vesting in connection with a change in control of the Company (as defined in the 2020 Plan) or certain similar corporate transactions, and (iii) any acceleration of vesting in connection with qualifying terminations of employment. In addition, the Committee may require that certain performance objectives be met for purposes of vesting of awards granted under the 2020 Plan.

Unless otherwise provided in a Subplan or award agreement, or otherwise determined by the Committee, if a participant ceases to be employed by or provide services to the Company or an affiliate, as applicable, for any reason other than death, disability, or by the Company or such affiliate for cause, such participant’s restricted shares, unvested RSUs and unearned and unvested performance awards will be forfeited for no consideration; such participant’s vested RSUs will be settled in accordance with the settlement schedule set forth in the applicable award agreement; and such participant’s options and SARs will remain exercisable, to the extent exercisable at the time of cessation of employment or service, generally for a period not extending beyond 90 days after the date of cessation of employment or service, and in no event beyond the original expiration date of the respective option or SAR. If a participant’s employment is terminated for cause, or the participant resigns in circumstances where the Company or an affiliate, as applicable, is entitled to terminate such participant’s employment for cause, such participant’s unvested restricted shares, RSUs (both vested and unvested) and performance awards (to the extent not yet paid or settled) will be forfeited for no consideration and such participant’s options and SARs (both vested and unvested) will expire immediately. In the event of termination due to death or disability, the participant’s restricted shares and RSUs will become immediately vested and the participant’s performance awards will become immediately vested and paid out based on the target level of performance, and any options or SARs will immediately become vested (with any performance-based options and SARs vesting based on the target level of performance) and will remain exercisable through the original expiration date of such options or SARs.

During the vesting period for restricted shares granted under the 2020 Plan, a participant will generally be entitled to vote such shares. Dividends, if any, with respect to the restricted shares shall be withheld by the Company for the participant’s account, and shall be subject to vesting and forfeiture to the same degree as the restricted shares to which such dividends relate. If so determined in an award agreement or Subplan, dividends or dividend equivalents, if any, with respect to RSUs, performance awards or other share-based awards may accrue and such dividends or dividend equivalents, if any, will be withheld by the Company for the participant’s account, and will be subject to vesting and forfeiture to the same degree as the awards to which such dividends or dividend equivalents relate. No dividends or dividend equivalents will accrue or be paid with respect to options or SARs.

The Committee, subject to applicable law, may grant other awards payable or denominated in shares, which may be granted to eligible persons based on such terms as deemed by the Committee to be consistent with the purposes of the 2020 Plan. The Committee may also grant shares as a bonus, or may grant other awards in lieu of obligations of the Company or an affiliate to pay cash or deliver other property under the 2020 Plan or under other plans or compensatory arrangements, subject to the terms of any Subplan and other terms determined by the Committee.

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Performance Objectives

As noted above, the Committee may condition the grant of restricted shares, RSUs, performance awards, options, SARs or other share-based awards on the satisfaction of performance objectives established by the Committee for participants who have received awards based on performance. A performance objective may consist of a single performance goal or may consist of a requirement to achieve a certain level of performance within a performance category.

Other Information

Amendments to or Termination of the Plan; Amendments to Awards. The Board of Directors may, at any time, and from time to time, amend the 2020 Plan, except that the Board will not, without shareholder approval, make any amendment to the 2020 Plan that requires shareholder approval pursuant to applicable law or the applicable rules of the national securities exchange on which the shares are principally listed, or effect any repricing of awards under the 2020 Plan. The Committee, at any time and from time to time, may amend the terms of any one or more awards, prospectively or retroactively, except that the rights under any award will not be impaired by any such amendment unless the participant consents in writing. The Committee may, without the participant’s consent, amend the terms of any one or more awards if necessary to bring the award into compliance with any applicable tax legislation, rule, regulation or guidance, including, without limitation, Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder. The Board of Directors may suspend or terminate the 2020 Plan at any time.

Transferability. Awards granted under the 2020 Plan are not assignable or transferable, except for limited circumstances upon a participant’s death or as determined by the Committee pursuant to the terms of any written award agreement, in accordance with applicable law, rule or regulation.

Changes in Capital Structure. In the event of any change in the outstanding shares or the capital structure of the Company, the declaration and payment of any extraordinary dividend, or any change in applicable laws or circumstances that result or could result in the substantial dilution or enlargement of participants’ rights, the Committee will equitably and proportionally adjust the aggregate number of shares that may be granted pursuant to awards, the number of shares covered by outstanding awards and the price per share of each award under the 2020 Plan, as applicable, and as determined by the Committee in its sole discretion.

Change in Control Provisions. Under the 2020 Plan, unless otherwise provided in a Subplan, an award agreement or guidelines under the 2020 Plan, or as approved by the Committee, in the event of a change in control of the Company: (i) all outstanding awards will be assumed or substituted in connection with such change in control, with any outstanding performance objectives deemed achieved at the greater of target and actual performance (as determined by the Committee); (ii) awards will be subject to adjustment for a change in capital structure; and (iii) the vesting, payment, purchase or distribution of an award will not be accelerated by reason of the change in control for any participant unless the participant’s employment is involuntarily terminated (other than for cause and including resignation for “good reason” or “constructive termination” or similar term) during the two-year period commencing on the change in control.

Events constituting a change in control of the Company or similar corporate transaction under the 2020 Plan generally include (i) a change in the ownership or control of the Company pursuant to which any person acquires more than 50% of the total combined voting power of the Company’s securities; (ii) the replacement of at least a majority of the members of the Board of Directors (other than directors whose election or nomination for election are approved by two-thirds of the then-current members of the Board of Directors) within a 24-month period; (iii) a merger or consolidation in which the Company is not the surviving entity or in which the Company’s shareholders receive securities of another corporation, cash and/or other property; and (iv) a sale of all or substantially all of the Company’s assets.

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Other Corporate Events. The Committee may provide that all outstanding awards will be assumed and may be subject to the adjustment provisions of the 2020 Plan, in connection with the following corporate events that are not a change in control: (i) a merger involving the Company in which the Company is not the surviving corporation; (ii) a merger involving the Company in which the Company is the surviving corporation but shareholders receive securities of another corporation and/or other property, including cash (iii) a sale, divesture, spin-off or other similar transaction in which any affiliate of the Company ceases to be an affiliate of the Company; (iv) the Company closing a business unit or facility or diminishing its ownership interests so that such operating unit ceases to be majority owned by the Company, with respect to outstanding awards held by participants that experience a termination on account of such event only; or (v) the reorganization or liquidation of the Company.

Withholding. As a condition to the grant, vesting, exercise, sale or other transaction of any award or any other rights associated with an award, the Committee may require that a participant satisfy, through deduction or withholding from any payment due to the participant, or through such other arrangements as are satisfactory to the Committee, the amount of all federal, state, and local income and other taxes or other mandatory payments of any kind required or permitted to be withheld in connection with such transaction, as well as amounts payable to any third party for escrow services and escrow fees, bank fees, exercise fees, account fees and other related fees and expenses.

United States Federal Income Tax Consequences

The following is a brief discussion of the U.S. federal income tax consequences for awards granted under the 2020 Plan. The 2020 Plan is not subject to the requirements of the Employee Retirement Income Security Act of 1974, as amended, and it is not, nor is it intended to be, qualified under Section 401(a) of the Code. This discussion is based on current law, is not intended to constitute tax advice, and does not address all aspects of U.S. federal income taxation that may be relevant to a particular participant in light of his or her personal circumstances and does not describe foreign, state or local tax consequences, which may be substantially different.

Restricted Shares; RSUs; Options; SARs. With respect to restricted shares, RSUs, non-qualified options and SARs, generally no income is realized by a participant at the time the award is granted. Instead, for participants, ordinary income generally is required to be recognized (i) with respect to restricted shares, when the restricted shares vest, (ii) with respect to RSUs, upon the issuance of shares or the payment of cash pursuant to the terms of the RSUs when such RSUs vest and (iii) with respect to options or SARs, when such options or SARs are exercised in an amount equal to the difference between the exercise or base price paid for the shares and the fair market value of the shares on the date of exercise. No options granted under the 2020 Plan will qualify as incentive stock options intended to satisfy the requirements of Section 422 of the Code.

Other Share-Based Awards. The tax effects and treatment related to other share-based awards under the 2020 Plan are dependent upon the structure of the particular award.

Withholding. At the time a participant is required to recognize ordinary compensation income resulting from an award, such income generally will be subject to federal (including any applicable Social Security and Medicare tax) and applicable state and local income tax and applicable tax withholding requirements. The Company generally is required to report to the appropriate taxing authorities the ordinary income received by the participant, together with the amount of taxes withheld to the Internal Revenue Service and the appropriate state and local taxing authorities.

Section 409A. Certain awards under the 2020 Plan may be subject to Section 409A of the Code, which regulates “nonqualified deferred compensation” (as defined in Section 409A of the Code). Section 409A of the Code imposes complex rules on nonqualified deferred compensation arrangements, including requirements with respect to elections to defer compensation and the timing of payment of deferred

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amounts. If an award under the 2020 Plan (or any other Company plan) that is subject to Section 409A of the Code is not administered in compliance with Section 409A of the Code, then all compensation under the 2020 Plan that is considered “nonqualified deferred compensation” (and awards under any other Company plan that are required, pursuant to Section 409A of the Code, to be aggregated with the award under the 2020 Plan) with respect to a participant may be taxable to the participant as ordinary income in the year of the violation, or if later, the year in which the compensation subject to the award is no longer subject to a substantial risk of forfeiture. In addition, the participant may be subject to an additional tax equal to 20% of the compensation that is required to be included in income as a result of the violation, plus interest from the date that the compensation subject to the award was required to be included in taxable income.

New Plan Benefits

Because awards to be granted in the future under the 2020 Plan are generally at the discretion of the Committee, it is generally not possible to determine the benefits or the amounts received or that will be received under the 2020 Plan by eligible participants other than the awards described below. As of December 31, 2019, 10 executive officers, 10 non-employee members of the Board of Directors and approximately 3,000 other employees and consultants were eligible to participate in the 2020 Plan. As of December 31, 2019, the closing price of the Company’s ordinary shares was $9.80. If the 2020 Plan is approved by our shareholders, the Company is expected to make the following annual grants to its CEO Kåre Schultz and non-employee members of the Board of Directors under the 2020 Plan:

Name and Position	Dollar Value ($)	Number of Units—Type of Award
Kåre Schultz, President and CEO (1)	6,000,000 (2)	To be determined
Non-Employee Members of the Board of Directors (3)	1,600,000 (4)	To be determined—RSUs
(1)

Pursuant to section 4.2 of Mr. Schultz’s employment agreement, dated September 7, 2017, and filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, Mr. Schultz is entitled to an annual equity award with a target grant date fair value of $6,000,000, subject to the terms of the 2015 Plan (or any successor thereto). The award may take the form of stock options, performance stock units and/or restricted stock units and may have terms and conditions (including vesting conditions and performance conditions) determined by the Committee in its discretion.

(2)

If Proposal 4 set forth in this Proxy Statement is approved by shareholders, the amount will be $10,000,000. The shareholder vote to approve Proposal 4 is separate from the shareholder vote to approve this Proposal 3.

(3)

Pursuant to the shareholder approved non-employee director compensation structure described in Proposal 4 of the Company’s Definitive Proxy Statement filed on April 16, 2019, each non-employee director who is in office immediately following any annual general meeting of shareholders of the Company will be granted RSUs with an approximate aggregate fair market value of $160,000 as of the date of grant.

(4)	Assuming ten directors excluding the CEO.

The overview above is a summary of material provisions included in Teva’s proposed 2020 Plan and is qualified in its entirety by reference to the full text of Teva’s proposed 2020 Plan, which is attached hereto as Appendix A.

The Board of Directors recommends that shareholders vote FOR the approval of Teva’s 2020 Long-Term Equity-Based Incentive Plan, substantially in the form attached to this Proxy Statement as Appendix A.

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Proposal 4: Approval of An Amendment to the Terms of Office and Employment of Teva’s President and Chief Executive Officer

Background

As required by the Israeli Companies Law, the Company seeks shareholder approval of our proposal to amend the terms of office and employment of our President and CEO, Mr. Kåre Schultz.

In September 2017, our Board appointed Mr. Schultz as President and CEO based on his experience as a leader with extensive global pharmaceutical experience and a strong track record in corporate turnarounds, as well as in driving growth and leading international expansion.

During his tenure to date, Mr. Schultz has successfully executed our two-year restructuring plan, reduced the Company’s spend base by $3 billion, reduced debt and overseen the launch of new products, as described in more detail below. Through these achievements, Mr. Schultz has demonstrated his commitment to taking actions aimed at generating shareholder value and has positioned the Company for a return to growth. The Compensation Committee and the Board continue to believe that Mr. Schultz is best-suited to lead the organization forward at this critical juncture. To that end, the Compensation Committee and the Board seek to (i) extend the initial term of Mr. Schultz’s employment agreement by one year (from November 2022 to November 2023), which Mr. Schultz has agreed to do, and (ii) in light of Mr. Schultz agreeing to extend the term of his employment, amend his agreement to increase the performance-based portion of his target annual long-term incentive equity award and provide Mr. Schultz with the right to retain, subject to his continued compliance with certain restrictive covenants, annual long-term incentive equity awards in connection with certain qualifying terminations of employment described below. The Compensation Committee and the Board believe that the proposed changes establish an overall compensation program that motivates and retains Mr. Schultz through our turnaround period, within the bounds of market practices among our peer group.

Approval Requirements Under Israeli Law

The Israeli Companies Law provides that any arrangement between a company and a chief executive officer, who also serves as a director, relating to his or her compensation must be consistent with the company’s compensation policy and requires the approval of the compensation committee, the board of directors and the shareholders by a simple majority, in that order. Accordingly, the employment agreement amendments described above, which were approved, and recommended for shareholder approval, by our Compensation Committee and Board, also require shareholder approval at the Annual Meeting.

Unlike our “say-on-pay” vote, the shareholder vote on this matter is binding under Israeli law and is not merely advisory. If this Proposal 4 is not approved by the affirmative vote of our shareholders, the Company will NOT be authorized to enter into the amendment to employment agreement or award the additional equity value to our President & CEO in 2020 or thereafter.

Overall Compensation Strategy

In order to accomplish our key corporate objectives, we must attract, motivate and retain highly skilled and experienced people to execute our corporate strategy and lead our team. To that end, our executive officer compensation program is designed to:

(i)	link pay to performance;

(ii)	align executive officers’ interests with those of Teva and its shareholders over the long term;

(iii)	provide competitive compensation to attract and retain talent; and

(iv)	encourage balanced risk management.

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Proposal 4: Approval of An Amendment to the Terms of Office and Employment of Teva’s President and Chief Executive Officer

Compensation Policy under the Israeli Companies Law. As required by the Israeli Companies Law, at our 2019 annual meeting of shareholders, our shareholders approved an update to our Compensation Policy regarding the terms of office and employment that can be offered to our “office holders” (as defined under the Israeli Companies Law), which includes the President and CEO, including cash compensation, equity-based awards and other items. Pursuant to the Israeli Companies Law, arrangements between Teva and our President and CEO must generally be consistent with the Compensation Policy.

CEO Performance Assessment

In seeking to amend the President and CEO’s employment agreement, the Compensation Committee and the Board evaluated the performance of our President and CEO, in his first two years, including the following:

∎	We successfully achieved our goal of reducing our total spend base by $3 billion as a result of our comprehensive two-year restructuring plan;

∎	We reduced our net debt by 21% to $24.9 billion at the end of 2019, compared to $31.5 billion at the end of 2017;

∎	Sales of AUSTEDO® for Huntington’s disease and other movement disorders continue to grow rapidly, with $412 million in revenues in the U.S. in 2019, an increase of 102% compared to 2018;

∎	We launched AJOVY® for the preventive treatment of migraines in adults in the U.S. in 2018, and in Europe in 2019, and we secured auto-injector approval in the U.S and Europe; and

∎	In November 2019, we launched TRUXIMA®, our first oncology biosimilar product in the U.S. and the first rituximab biosimilar to be approved in the U.S.

Mr. Schultz has led all of these accomplishments and in so doing has positioned the Company for future growth. The Committee and the Board of Directors also considered the share price performance during Mr. Schultz’s tenure and noted certain factors contributing to external pressure on the Company’s share price, such as the opioid and alleged price-fixing litigations in the U.S., both of which involve events that largely predate Mr. Schultz’s tenure.

Benchmark Positioning Relative to Market Median

In order to understand how the level of President and CEO annual total direct compensation, and its individual components, compares to market practice of our peers, the Compensation Committee and the Board reviewed the President and CEO’s total direct compensation, including base salary, annual incentive target opportunity and actual payout, total cash compensation, annual long-term incentive equity target opportunity and actual payout, excluding any one time cash and equity awards, relative to the opportunities and amounts delivered to chief executive officers at companies in our peer group, as presented in a benchmark study prepared by Willis Towers Watson.

We continue to use the same peer group for benchmarking purposes, including publicly traded global companies from the pharmaceutical and biotechnology sectors with comparable revenues and size to Teva. The peer group contains 15 companies including AbbVie Inc., Allergan plc, Amgen Inc., Astellas Pharma Inc., AstraZeneca plc, Biogen Inc., Bristol-Myers Squibb Company, Eli Lilly and Company, Gilead Sciences Inc., GlaxoSmithKline plc, Merck KGaA, Mylan NV, Novo Nordisk A/S, Sanofi and Takeda Pharmaceutical Company Ltd.

The Compensation Committee and the Board also considered the Company’s compensation philosophy and objectives, internal fairness and market trends, and other relevant factors as required by law and the Compensation Policy. The Compensation Committee and the Board considered the past sign-on cash and

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Proposal 4: Approval of An Amendment to the Terms of Office and Employment of Teva’s President and Chief Executive Officer

equity awards granted to Mr. Schultz in 2017 and determined that they should not be included in the analysis as they were one-time awards provided to Mr. Schultz to induce him to join the Company during challenging times.

The Compensation Committee and the Board’s review of the Willis Towers Watson study indicated that the President and CEO’s target annual total direct compensation of $10.8 million, which complied with the shareholder-approved Compensation Policy, was significantly below competitive market levels as a result of the CEO’s target annual long-term incentive equity component of $6.0 million being set substantially below the peer median. The Compensation Committee and the Board also considered the fact that since Mr. Schultz’s date of hire in 2017, no increases have been provided to the President and CEO’s target annual total direct compensation or to any component thereof.

For a detailed description of the compensation of our President and CEO, please see “Executive Compensation—Compensation Discussion and Analysis” above.

Proposed Amendments to Mr. Schultz’s Agreement

Extension of Employment Agreement Term. The Compensation Committee and the Board believe that Mr. Schultz is best-suited to lead the Company at this time, and in seeking to ensure the services of Mr. Schultz through a longer time horizon, the Company proposes to enter into an amendment to Mr. Schultz’s existing employment agreement that extends the initial term of Mr. Schultz’s employment by one year to a sixth year, from November 1, 2022 to November 1, 2023.

Align Target Annual Total Direct Compensation with Market Median. In general, the Compensation Committee and the Board seek to align executive officer compensation with the market median range in order to be able to attract, motivate and retain experienced executive talent who are critical to our long-term success, and especially so with the President and CEO.

The Compensation Committee and the Board reviewed the target annual total direct compensation of the President and CEO and each of its components. As described above, the Compensation Committee and the Board determined that the President and CEO’s target annual total direct compensation and target long-term incentive equity award were positioned below market median. In order to bring target annual total direct compensation to the market median range for the duration of the President and CEO’s tenure, and in accordance with our pay for performance and shareholder alignment philosophy, the Compensation Committee and the Board propose to increase the target grant date fair value of the President and CEO’s annual long-term incentive equity award by $4 million, all of which would vest solely subject to achievement of pre-established performance metrics designed to further align the President and CEO’s interests with those of Teva’s shareholders. The resulting total target long-term incentive equity grant would remain below the limit set forth in the Company’s Compensation Policy as approved by shareholders.

No increases are proposed to the President and CEO’s annual base salary or annual cash incentive target opportunity. The pay mix, which in 2019 consisted of approximately 82% variable, at-risk pay, would increase to approximately 86% variable, at-risk pay. If this Proposal 4 is approved, his long-term incentive equity award (based on the 2019 allocation of the long-term incentive equity grants of 50% PSUs and 50% RSUs) would be increased to, in total, an award that is 70% performance-based.

	Base Salary	Target Annual Incentive	PSUs	RSUs	Target Total Compensation
2019	$2,000,000	$2,800,000	$3,000,000	$3,000,000	$10,800,000
Proposed Additional Performance-Based Equity			$4,000,000
Proposed 2020	$2,000,000	$2,800,000	$7,000,000	$3,000,000	$14,800,000
Proposed Pay Mix	14%	19%	47%	20%

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Proposal 4: Approval of An Amendment to the Terms of Office and Employment of Teva’s President and Chief Executive Officer

Post-Termination Equity Treatment. As part of the extension of the employment agreement, the Compensation Committee also approved a revision to Mr. Schultz’s employment agreement to change the treatment of outstanding long-term incentive awards upon certain qualifying terminations of employment. Following the effective date of the employment agreement amendment, in the event Mr. Schultz incurs a termination of employment with the Company (a) by the Company without “cause”, (b) by Mr. Schultz for “good reason”, (c) following the Company’s decision not to renew the employment agreement, or (d) by Mr. Schultz following his decision not to renew the employment agreement due to his retirement, defined as a cessation to work as an employee in a full-time managerial capacity for any for-profit organization, any then-outstanding long-term incentive equity grants (both time and performance-based equity grants) would continue to vest following such a termination of employment in accordance with their terms. Continued vesting following a qualifying termination of employment will be subject to Mr. Schultz’s continued compliance with the non-compete, non-solicitation, non-disparagement and confidentiality covenants contained within his employment agreement. In addition, following the amendment to Mr. Schultz’s employment agreement, the non-compete covenant will also apply following a termination of employment due to the Company’s decision not to renew the employment agreement and following Mr. Schultz’s decision not to renew the employment agreement due to his retirement.

See Appendix B to this Proxy Statement for the proposed amendment to Mr. Schultz’s employment agreement.

Additional Long-Term Incentive Equity Opportunity Value is Exclusively Performance-Based

In order to further enhance the link between pay and performance and promote the alignment of the interests of the President and CEO with those of Teva’s shareholders, the Compensation Committee and the Board allocate a substantial portion of target annual total direct compensation to long-term incentive equity grants. In 2019, 50% of the long-term incentive equity granted to the President and CEO was in the form of PSUs. If this Proposal 4 is approved, and based on the current allocation of the long-term incentive equity grants of 50% PSUs and 50% RSUs, 70% of future annual long-term incentive equity grants to the President and CEO will be performance-based and awarded in the form of PSUs while 30% will be awarded in the form of RSUs.

If this Proposal 4 is approved by the shareholders, the Company will grant the President and CEO, following the Annual Meeting, in addition to the RSUs and PSUs already granted as part of the 2020 annual grant in February 2020, an additional equity grant with target grant date fair value of $4 million in the form of PSUs, with the same performance targets, vesting and other terms as the PSUs granted at the 2020 annual grant, except for the vesting which will start at the grant date. The 2020 performance targets, as approved by our Compensation Committee and Board, are rigorous and challenging, requiring threshold level of 85% of target for each metric in order for the President and CEO to earn any PSUs for the respective metric, in addition to meeting relative TSR goals. The value of the PSUs also depends on the price of Teva shares.

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Proposal 4: Approval of An Amendment to the Terms of Office and Employment of Teva’s President and Chief Executive Officer

Type of Long- Term Incentive Vehicle	Proportion of Proposed 2020 CEO Long-Term Incentive Grant	Vesting Schedule	Performance Metrics (Weighting)	Rationale for Use of Performance Metric
			1) 2020-2022 non-GAAP Operating Profit (50%)	1) Leading indicator of profitability, expense control and sustained long-term performance.
Performance Share Units	70%	Three-year cliff vesting	2) 2020-2022 Net Revenue (50%)	2) Serves to focus executive officers on top line growth.
			3) 2020-2022 Relative TSR (Modifier)	3) Strong performance as measured by the other two operating metrics is fully rewarded only if it also results in above median shareholder returns. The relative TSR modifier for the 2020 award decreases or increases the average earning percentage by up to 20%.

Responsible Use of Equity

A company’s burn rate shows how rapidly it is depleting its shares reserved for equity compensation awards. We believe that our historical burn rate is quite reasonable for a company of our size in our industry. Our three-year average burn rate, calculated using the ISS methodology, is approximately 2.19%, which is lower than the ISS burn rate threshold of 8.08% applied to the GICS Pharmaceuticals (3520) sub-industry for 2020. We will continue to monitor our equity use in future years to ensure that our burn rate is within competitive market norms.

Share Ownership Guidelines; Clawback Policy

Mr. Schultz is subject to the Company’s share ownership guidelines, which require the President and CEO to hold 6x base salary in Teva’s equity to further strengthen the alignment of interests between the CEO and our shareholders.

Mr. Schultz is also required to return any compensation paid to him on the basis of results included in financial statements that turned out to be erroneous and that were subsequently restated, during the three-year period following filing thereof. In addition, in the event that it is discovered that he engaged in conduct that resulted in a material inaccuracy in Teva’s financial statements or caused severe financial or reputational damage to Teva, or in the event that it is discovered that he breached confidentiality and/or non-compete obligations to Teva (as determined by the Company), the Company shall have broad remedial and disciplinary authority.

For additional details on our stock ownership guidelines and clawback policy, see Compensation Discussion and Analysis in this Proxy Statement.

Conclusion and Proposed Resolution

The Compensation Committee and the Board believe that it is in the best interests of the Company and our shareholders to enter into the amendment to the employment agreement with Mr. Schultz to secure the services of Mr. Schultz as the Company seeks a return to growth, bring his target annual total direct compensation and long-term incentive equity awards in line with the market median range and provide a performance-based incentive that aligns with the interests of shareholders and links pay to performance.

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Proposal 4: Approval of An Amendment to the Terms of Office and Employment of Teva’s President and Chief Executive Officer

If this Proposal 4 is not approved, it could affect our ability to execute on our executive compensation program including motivating Mr. Schultz and retaining him over a longer period of time.

As noted above, unlike our “say-on-pay,” the shareholder vote on this matter is binding under Israeli law and is not merely advisory. If this Proposal 4 is not approved by the affirmative vote of our shareholders, the Company will NOT be authorized to enter into the amendment to employment agreement or award the additional equity value to our President & CEO in 2020 or thereafter.

The Board of Directors recommends that shareholders vote FOR an amendment to the terms of office and employment of Teva’s President and CEO as described herein.

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Proposal 5: Approval of an Amendment to Teva’s Articles of Association

Our Board of Directors believes that it should be composed of directors with diverse, complementary backgrounds with proven leadership capabilities and experience, and with a high level of expertise within their chosen fields. Given our growing need to identify candidates with broad experience in global markets outside of Israel and in the global pharmaceutical industry, the Corporate Governance and Nominating Committee and our Board of Directors view the requirement for a majority of Board members to be Israeli residents as constraining the Company’s ability to identify the best candidates. Therefore, we are asking shareholders to approve an amendment to Teva’s Articles of Association, which would eliminate the requirement that a majority of the members of our Board of Directors shall be residents of Israel, as well as two other provisions that no longer bear on the governance of Teva and are no longer necessary under the Israeli Companies Law due to amendments to the law over the years.

The current text of Article 59 states:

“a)	A Director shall not be required to hold any shares whatsoever in the Company.

b)	A corporation is not qualified to serve as a Director of the Company.

c)

The majority of the members of the Board of Directors shall be residents of Israel, unless the Company’s center of management shall have been transferred to another country in accordance with the provisions of these Articles.”

The complete text of Article 59, as amended (English translation of official Hebrew original which is attached hereto as Appendix C), will read:

“The Board shall consist of a meaningful representation of Israeli resident directors, which need not be a majority, unless the Company’s center of management shall have been transferred to another country in accordance with the provisions of these Articles.”

Teva is proud of its Israeli heritage and committed to upholding this legacy and connection through its approach to corporate governance and in many other manners. However, after careful consideration, the Board believes that the Company and its shareholders would be best served by a more relaxed requirement for Israeli representation on the Board. Replacing the current majority requirement with that of “meaningful representation of Israeli residents” will afford the Board greater flexibility in director recruitment—facilitating the constitution of a Board with appropriate expertise for Teva, both geographically and otherwise. Still, the requirement of meaningful Israeli representation affirms Teva’s longstanding commitment to Israel and assures that this heritage will be appropriately accounted for in governance decisions.

Candidates for Teva’s Board are selected for their integrity, experience, leadership and ability to exercise sound judgment. The Board considers candidates representing a diversity of backgrounds, perspectives, ethnicity and genders. When selecting candidates, the Board will also assess and ensure that a meaningful representation of Israeli residents is maintained.

In addition, Teva proposes to remove the provision specifying that Directors are not required to hold Teva shares, and the provision that a corporation is not qualified to serve as a Director of the Company. These items relate to provisions that are no longer necessary under the Israeli Companies Law due to amendments to the law over the years.

If this Proposal 5 is not approved by our shareholders, and the composition of our Board following the Annual Meeting would not otherwise comply with our Articles of Association due to a majority of the members of the Board not being residents of Israel, then we expect that the Board will appoint individuals who are Israeli residents to fill such vacancies in such number as is required so that a majority of the members of the Board are residents of Israel.

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Proposal 5: Approval of an Amendment to Teva’s Articles of Association

The Hebrew language version of Teva’s Articles of Association is the binding version. The English translation above is for convenience purposes only.

The Board of Directors recommends that shareholders vote FOR the amendment to Teva’s Articles of Association as described herein.

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Proposal 6: Appointment of Independent Registered Public Accounting Firm

The Audit Committee recommends that, as required under Israeli law, shareholders appoint Kesselman & Kesselman, an independent registered public accounting firm in Israel and a member of PricewaterhouseCoopers International Limited (“PwC”), as Teva’s independent registered public accounting firm until Teva’s 2021 annual meeting of shareholders. PwC has been our independent registered public accounting firm since at least 1976.

Pursuant to Teva’s Articles of Association, the Board of Directors is authorized to determine the remuneration of Teva’s independent registered public accounting firm.

Representatives of PwC are expected to be present at the Annual Meeting and will also be available to respond to questions from shareholders. They also will have the opportunity to make a statement if they desire to do so.

Audit Committee Report

The Audit Committee has reviewed and discussed with management Teva’s audited consolidated financial statements as of and for the year ended December 31, 2019.

The Audit Committee has also discussed with Kesselman & Kesselman the matters required to be discussed by the Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 1301, Communications with Audit Committees.

The Audit Committee has received and reviewed the written disclosures and the letter from Kesselman & Kesselman required by the applicable requirements of the PCAOB regarding Kesselman & Kesselman’s communication with the Audit Committee concerning independence and has discussed with Kesselman & Kesselman their independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements referred to above be included in Teva’s Annual Report on Form 10-K for the year ended December 31, 2019 for filing with the SEC.

Audit Committee of the Board of Directors

Gerald M. Lieberman, Chair

Amir Elstein

Murray A. Goldberg

Roberto A. Mignone

Policy on Pre-Approval of Audit and Non-Audit Services of Independent Auditors

Teva’s Audit Committee is responsible for overseeing the work of its independent auditors. The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by PwC and other members of PricewaterhouseCoopers International Limited. These services may include audit services, audit-related services, tax services and other services, as further described below. The Audit Committee sets forth the basis for its pre-approval in detail, listing the particular services or categories of services which are pre-approved, and setting forth a specific budget for such services. Other services are approved by the Audit Committee on an individual basis. Once services have been pre-approved, PwC and management then report to the Audit Committee on a periodic basis regarding the extent of services actually provided in accordance with the applicable pre-approval, and regarding the fees for the services performed. Such fees for 2019 and 2018 were pre-approved by the Audit Committee in accordance with these procedures.

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Proposal 6: Appointment of Independent Registered Public Accounting Firm

Principal Accountant Fees and Services

Teva incurred the following fees for professional services rendered by PwC and other members of PricewaterhouseCoopers International Limited, for the years ended December 31, 2019 and 2018:

	2019	2018
	(U.S. $ in thousands)
Audit fees	$17,280	$15,690
Audit-related fees	480	535
Tax fees	3,445	2,450
All other fees	266	265
Total	$21,472	$18,940

The audit fees for the years ended December 31, 2019 and 2018 were for professional services rendered for the integrated audit of Teva’s annual consolidated financial statements and its internal control over financial reporting as of December 31, 2019 and 2018, review of consolidated quarterly financial statements, statutory audits of Teva and its subsidiaries, issuance of comfort letters, consents and assistance with review of documents filed with the SEC.

The audit-related fees for the years ended December 31, 2019 and 2018 were for the following services: sale side due diligence related to dispositions, accounting consultations and employee benefit plan audits, attest services that are not required by statute or regulation and consultations concerning financial accounting and reporting standards.

Tax fees for the years ended December 31, 2019 and 2018 were for the following services: (i) services related to tax compliance, including the preparation of tax returns and claims for refund, (ii) tax planning and tax advice, including assistance with tax audits and appeals, (iii) advice related to mergers and acquisitions, (iv) tax services for employee benefit plans, (v) assistance with respect to requests for rulings from tax authorities and (vi) other permitted tax services requested by management.

All other fees for the years ended December 31, 2019 and 2018 were mainly for the pre-implementation review of an ERP system, providing general advice related to new processes, as well as for license fees for the use of accounting research tools and training regarding general financial reporting developments.

The Audit Committee believes that the provision of all non-audit services rendered is compatible with maintaining PwC’s independence.

The Board of Directors recommends that shareholders vote FOR the approval of the appointment of Kesselman & Kesselman, a member of PwC, as Teva’s independent registered public accounting firm until Teva’s 2021 annual meeting of shareholders.

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Presentation of 2019 Financial Statements

The Board of Directors has approved, and is presenting to shareholders for receipt and consideration at the Annual Meeting, Teva’s annual consolidated financial statements for the year ended December 31, 2019, which are included in Teva’s Annual Report on Form 10-K for the year ended December 31, 2019, available on Teva’s website at www.tevapharm.com.

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Security Ownership

The following table describes, as of March 10, 2020, the beneficial ownership of Teva ordinary shares (and ADSs representing ordinary shares) by:

∎	each person we believe beneficially holds more than 5% of the outstanding ordinary shares based solely on our review of SEC filings;

∎	each of our NEOs;

∎	each of our directors and director nominees; and

∎	all of our directors and executive officers as a group.

Beneficial Owner	Ordinary Shares Beneficially Owned***		Percent of Ordinary Shares Outstanding****
Beneficial Owners of More than 5% of Our Ordinary Shares
Capital Research Global Investors (1)	130,950,677		11.956%
Wellington Management Group LLP (2)	81,123,996		7.406%
Named Executive Officers and Directors:*
Dr. Sol J. Barer	222,912		*	*
Kåre Schultz	553,452		*	*
Rosemary A. Crane	10,792		*	*
Amir Elstein	1,998,648		*	*
Murray A. Goldberg	—		*	*
Jean-Michel Halfon	4,942		*	*
Gerald M. Lieberman	10,342		*	*
Roberto A. Mignone	1,500,000	(3)	*	*
Dr. Perry D. Nisen	—		*	*
Nechemia (Chemi) J. Peres	—		*	*
Prof. Ronit Satchi-Fainaro	—		*	*
Janet S. Vergis	—		*	*
Eli Kalif	—		*	*
Dr. Hafrun Fridriksdottir	246,773		*	*
Brendan O’Grady	167,586		*	*
Gianfranco Nazzi	186,498		*	*
Michael McClellan (4)	—		*	*
Dr. Carlo de Notaristefani (4)	665,799		*	*
All directors and executive officers as a group (21 persons)	6,050,626		*	*

*	The address of each named executive officer and director is c/o Teva Pharmaceutical Industries Limited, 5 Basel Street, Petach Tikva, Israel.

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Security Ownership

**	Represents less than 1%.
***

For purposes of this table, “beneficial ownership” is determined in accordance with Rule 13d-3 under the Exchange Act pursuant to which a person or group of persons is deemed to have “beneficial ownership” of any ordinary shares with respect to which such person has (or has the right to acquire within 60 days) sole or shared voting power or investment power.

****	Percentage of beneficial ownership is based on 1,095,316,221 ordinary shares outstanding at March 10, 2020.
(1)

Based solely on a Schedule 13G filed with the SEC on February 13, 2020, by Capital Research Global Investors, a division of Capital Research and Management Company, which is deemed to be the beneficial owner of 130,950,677 ordinary shares. Capital Research Global Investors listed its address as 333 South Hope Street, Los Angeles, CA 90071.

(2)

Based solely on a Schedule 13G filed with the SEC on February 14, 2020, by Wellington Management Group LLP, Wellington Group Holdings LLP, Wellington Investment Advisors Holdings LLP and Wellington Management Company LLP (together, the “Wellington Group”). The Wellington Group beneficially owns 81,123,996 ordinary shares. The Wellington Group listed their address as c/o Wellington Management Company LLP, 280 Congress Street, Boston, MA 02210.

(3)

Held of record by Swiftcurrent Partners, L.P. and Swiftcurrent Offshore Master, Ltd. Bridger Management, LLC is the investment adviser to these funds and Mr. Mignone is the manager of Bridger Management, LLC. Mr. Mignone disclaims beneficial ownership of the 1,500,000 ordinary shares held of record by these funds, except to the extent of his indirect pecuniary interest therein.

(4)

Based solely on company shareholder information as of March 10, 2020, with respect to equity compensation and any ordinary shares with respect to which such person has (or has the right to acquire within 60 days from March 10, 2020) sole or shared voting power or investment power.

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Securities Authorized for Issuance under Equity Compensation Plans

The following table sets forth, as of December 31, 2019, certain information related to our equity compensation plans:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders
2015 Long-Term Equity-Based Incentive Plan	41,107,981	$31.52	62,699,737	(1)
2010 Long-Term Equity-Based Incentive Plan	14,933,128	$48.64	—	(2)
2008 Employee Stock Purchase Plan For U.S. Employees	—	—	748,842	(3)
Equity compensation plans not approved by security holders	—	—	—
Total	56,041,109	$37.9	63,448,579	(1)
(1)	Includes awards that were cancelled or forfeited under the 2010 Long-Term Equity-Based Incentive Plan.
(2)	This plan expired and no future grants are available thereunder.
(3)	A total of 8,500,000 shares have been authorized for purchase at a discount under the plan.

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Related Party Transactions

Certain Relationships and Related Party Transactions

In November 2019, Teva entered into two collaborative research agreements with Tel Aviv University pursuant to which Teva will provide funding in the amounts of €250,000 and $94,500, respectively, and will work with the Tel Aviv University scientists to advance cancer and brain studies. Prof. Ronit Satchi-Fainaro, a member of our Board of Directors, has been a professor at Tel Aviv University since 2015. Prof. Ronit Satchi-Fainaro holds various other positions at Tel Aviv University, including Head of the Cancer Research and Nanomedicine Laboratory since 2006, Chair of the Department of Physiology and Pharmacology at the Sackler Faculty of Medicine since 2014, Chair of The Kurt and Herman Lion Cathedra in Nanosciences and Nanotechnologies since 2017 and a member of the Preclinical Dean’s Committee since 2015.

The related party transaction described above was reviewed and approved in accordance with the provisions of the Israeli Companies Law, Teva’s Articles of Association and Teva policy, as described below.

Approval of Related Party Transactions

The Israeli Companies Law requires that an “office holder” (as defined in the Israeli Companies Law) of a company promptly disclose any personal interest that he or she may have and all related material information known to him or her, in connection with any existing or proposed transaction of the company.

Pursuant to the Israeli Companies Law, any transaction with an office holder or in which the office holder has a personal interest (other than with respect to such office holder’s Terms of Office and Employment, see “Executive Compensation—Compensation Discussion and Analysis—Compensation-Related Requirements of the Israeli Companies Law”) must be brought before the Audit Committee, in order to determine whether such transaction is an “extraordinary transaction” (defined as a transaction not in the ordinary course of business, not on market terms or likely to have a material impact on the company’s profitability, assets or liabilities).

Pursuant to the Israeli Companies Law, the Articles of Association and Teva written policy, in the event that the Audit Committee determines that the transaction is not an extraordinary transaction, the transaction will require only Audit Committee approval; if, however, it is determined to be an extraordinary transaction, Board approval is also required and, in some circumstances, shareholder approval may also be required. Such a transaction may only be approved if it is determined to be in the best interests of Teva.

A person with a personal interest in the matter generally may not be present at meetings of the Board or certain committees where the matter is being considered and, if a member of the Board or a committee, may generally not vote on the matter.

Transactions with Controlling Shareholders

Under Israeli law, extraordinary transactions with a controlling shareholder, or in which the controlling shareholder has a personal interest, and any engagement with a controlling shareholder, or a controlling shareholder’s relative, with respect to the provision of services to the company or their Terms of Office and Employment as an office holder or their employment, if they are not an office holder, generally require the approval of the Audit Committee (or with respect to Terms of Office and Employment, the Compensation Committee), the Board of Directors and the shareholders. If required, shareholder approval must include (i) at least a majority of the shareholders who do not have a personal interest in the transaction and are present and voting at the meeting (abstentions are disregarded), or, alternatively, that (ii) the total shareholdings of the disinterested shareholders who vote against the transaction do not represent more than two percent of the voting rights in the company. Transactions for a period of more than three years generally need to be brought for approval in accordance with the above procedures every three years.

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Related Party Transactions

A shareholder who holds 25% or more of the voting rights in a company is considered a controlling shareholder for these purposes if no other shareholder holds more than 50% of the voting rights. If two or more shareholders are interested parties in the same transaction, their shareholdings are combined for the purposes of calculating percentages.

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Shareholder Proposals for the 2020 Annual Meeting and the 2021 Annual Meeting

Under Israeli law, one or more shareholders holding 1% or more of the voting rights of Teva may propose to include any matter appropriate for deliberation at a shareholders meeting to be included on the agenda of a shareholders meeting (including proposing the nomination of a candidate to the Board of Directors which will be brought for consideration by Teva’s Corporate Governance and Nominating Committee) by submitting such proposal within seven days of publication of Teva’s notice with respect to its general meeting of shareholders, unless Teva publishes a preliminary notice (as done with respect to this Annual Meeting) at least twenty-one days prior to a publication of the notice of the meeting, stating its intention to convene such meeting and the agenda thereof, in which case the shareholder proposal should be submitted within fourteen days of such preliminary notice. The Annual Meeting notice, which was attached to our preliminary proxy statement, filed on March 19, 2020 with the SEC and the Israeli Securities Authority, served as a preliminary notice regarding this Annual Meeting pursuant to Section 5C of the Israeli Companies Regulations (Notice and Announcement of a General Meeting and a Class Meeting in Public Company and Adding Subjects to the Agenda), 5760-2000. Accordingly, any one or more shareholders holding 1% or more of the voting rights of Teva were eligible to request to include a proposal on the agenda of the Annual Meeting by submitting such proposal in writing to Teva no later than April 2, 2020, at its executive offices located at 5 Basel Street, P.O. Box 3190, Petach Tikva 4951033, Israel, Attn: Dov Bergwerk, Company Secretary. No shareholder proposals were received with respect to this Annual Meeting during the fourteen day proposal period that ended on April 2, 2020. Under Teva’s Articles of Association, one or more shareholders holding 1% or more of the voting rights in Teva (or a shareholder interested in proposing the nomination of certain candidate(s) for election as director(s) for consideration by the Corporate Governance and Nominating Committee) may propose to include a matter on the agenda of the 2021 annual meeting of shareholders by submitting the proposal in writing to Teva at its executive offices at 5 Basel Street, P.O. Box 3190, Petach Tikva 4951033, Israel, Attn: Dov Bergwerk, Company Secretary, no later than 14 days after the date of first publication by Teva of its 2020 consolidated financial statements.

Any such shareholder proposal must comply with the requirements of applicable law and Teva’s Articles of Association. The requirements under Teva’s Articles of Association include providing information such as: (i) the number of ordinary shares held by the proposing shareholder, directly or indirectly, and, if any such ordinary shares are held indirectly, an explanation of how they are held and by whom; (ii) the shareholder’s purpose in making the request; (iii) any agreements, arrangements, understandings or relationships between the shareholder and any other person with respect to any securities of Teva or the subject matter of the request; and (iv) if the shareholder wishes to include a statement in support of his or her proposal in Teva’s proxy statement, if provided or published, a copy of such statement. If the proposal is to nominate a candidate for election to the Board of Directors, the proposing shareholder must also provide (a) a declaration signed by the nominee and any other information required under the Israeli Companies Law, (b) additional information in respect of the nominee as would be required in response to the applicable disclosure requirements in Israel or abroad, including the information responsive to Items 401, 403 and 404 of Regulation S-K under the Securities Act, to the extent applicable, (c) a representation made by the nominee of whether the nominee meets the objective criteria for an independent director of a company such as Teva under any applicable law, regulation or stock exchange rules, in Israel or abroad, and if not, then an explanation of why not, and (d) details of all relationships and understandings between the proposing shareholder and the nominee.

Under Rule 14a-8 of the Exchange Act, a shareholder proposal to be included in the proxy statement and proxy card for the 2021 annual general meeting of shareholders pursuant to Rule 14a-8 must be received at our principal office on or before December 23, 2020 and must comply with Rule 14a-8.

Teva Pharmaceutical Industries Ltd.  2020 Proxy Statement    111

Incorporation by Reference

In accordance with SEC rules, notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act or the Exchange Act that might incorporate this Proxy Statement or future filings made by Teva under those statutes, the information included under the caption “Compensation Committee Report” and those portions of the information included under the caption “Audit Committee Report” required by the SEC’s rules to be included therein shall not be deemed to be “soliciting material” or “filed” with the SEC and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by Teva under those statutes, except to the extent we specifically incorporate these items by reference.

Householding of Proxy Materials

Some banks, brokers and other nominee record holders may participate in the practice of “householding” proxy statements. This means that only one copy of the proxy materials may have been sent to multiple shareholders in your household. Teva will promptly deliver a separate copy of the proxy statement, as well as its Annual Report, to you if you write or call the Company at: TevaIR@tevapharm.com or mailing address: Teva Pharmaceutical Industries Ltd., 5 Basel Street, Petach Tikva, Israel, Attn: Investor Relations, or phone: +972 (3) 914-8171. If you want to receive copies of Teva’s proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and phone numbers.

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112     Teva Pharmaceutical Industries Ltd.  2020 Proxy Statement

Appendix A

TEVA PHARMACEUTICAL INDUSTRIES LIMITED

2020 LONG-TERM EQUITY-BASED INCENTIVE PLAN

1.	Purpose.

The purpose of the Plan is to assist the Company (a) in attracting, retaining, motivating, and rewarding certain key employees, officers and directors of and consultants to the Company and its Affiliates and (b) promoting the creation of long-term value for shareholders of the Company by closely aligning the interests of such individuals with those of such shareholders. The Plan authorizes the award of Share-based incentives to Eligible Persons to encourage such persons to expend their maximum efforts in the creation of shareholder value. The Plan shall serve as the primary plan under which equity-based incentives are awarded on a worldwide basis to Eligible Persons.

The Plan succeeds the 2015 Plan for Awards granted on or after the Effective Date. The 2015 Plan will expire on September 2, 2020; however, as of the Effective Date, no additional awards may be made under the 2015 Plan. The adoption and effectiveness of the Plan will not affect the terms or conditions of any outstanding awards granted prior to the Effective Date under the 2015 Plan or the 2010 Plan.

2.	Definitions.

For purposes of the Plan, the following terms shall be defined as set forth below:

(a)         “2010 Plan” means the Teva Pharmaceutical Industries Limited 2010 Long-Term Equity-Based Incentive Plan.

(b)         “2015 Plan” means the Teva Pharmaceutical Industries Limited 2015 Long-Term Equity-Based Incentive Plan.

(c)         “ADS” means an American Depositary Share, which represents one Ordinary Share.

(d)         “Affiliate” means, with respect to any entity, any other entity that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such entity and any other entity determined by the Committee to be an “Affiliate” for purposes of the Plan.

(e)         “Award” means an Option, a Restricted Share, a Restricted Share Unit, a Share Appreciation Right, a Performance Award, or any other Share-based award granted under the Plan.

(f)         “Award Agreement” means a written agreement (which may be in electronic form) between the Company and a Participant evidencing the terms and conditions of such Participant’s Award.

(g)         “Board” means the Board of Directors of the Company.

(h)         “Cause” means, in the absence of an Award Agreement or Participant Agreement otherwise defining Cause, (i) a Participant’s conviction of or indictment for any criminal act (whether or not involving the Company or its Affiliates) (A) constituting a felony, (B) evidencing moral turpitude, or (C) that has, or could reasonably be expected to result in, an adverse impact on the performance of the Participant’s duties to the Employer, or otherwise has, or could reasonably be expected to result in, an adverse impact to the business or reputation of the Company or its Affiliates; (ii) conduct of the Participant, in connection with his or her employment, that has, or could reasonably be expected to result in, material injury to the business or reputation of the Company or its Affiliates; (iii) any material violation of the policies of the Company or its

Affiliates, including, but not limited to, those relating to sexual harassment, corruption, the disclosure or misuse of confidential information, or those set forth in the manuals or statements of policy of the Company or its Affiliates; or (iv) willful neglect in the performance of the Participant’s duties for the Employer or willful or repeated failure or refusal to perform such duties; provided, however, that if, subsequent to the Participant’s voluntary Termination for any reason or involuntary Termination by the Company or an Affiliate without Cause, it is discovered that the Participant’s employment could have been terminated for Cause, such Participant’s employment shall be deemed to have been terminated for Cause. In the event there is an Award Agreement or Participant Agreement defining Cause, “Cause” shall have the meaning provided in such agreement, and a Termination by the Employer for Cause hereunder shall not be deemed to have occurred unless all applicable notice and cure periods in such agreement are complied with.

(i)         “Change in Control” means:

(i)         Ownership Change. A change in ownership or control of the Company effected through a transaction or series of transactions (other than an offering of Shares to the general public through a registration statement filed with the United States Securities and Exchange Commission, the Israeli Securities Authority or such other governmental authorities regulating the issuance of securities in other countries, or pursuant to a Non-Control Transaction) whereby any “person” (as defined in Section 3(a)(9) of the Exchange Act) or any two or more persons deemed to be one “person” (as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), directly or indirectly acquire “beneficial ownership” (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than fifty percent (50%) of the total combined voting power of the Company’s securities outstanding immediately after such acquisition (“Company Voting Securities”) excluding, however, the following: (A) any acquisition directly from the Company; (B) any acquisition by the Company or any of its Affiliates; (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its Affiliates; or (D) any underwriter temporarily holding securities pursuant to an offering of such securities;

(ii)         Board Change. The cessation for any reason (other than death) by the individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”), to constitute at least a majority of the Board, within any consecutive twenty-four-month period commencing on or after the Effective Date; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least two-thirds of the directors then constituting the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such individual is named as a nominee for director, without objection to such nomination) shall be considered as though such individual was a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest (including, but not limited to, a consent solicitation) with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board;

(iii)         Reorganization. The consummation of a merger, consolidation, share exchange, or similar form of corporate transaction involving the Company or any of its Affiliates (a “Reorganization”), unless immediately following such Reorganization (1) more than fifty percent (50%) of the total voting power of (A) the corporation resulting from such Reorganization (the “Surviving Company”) or (B) if applicable, the ultimate parent corporation that has, directly or indirectly, beneficial ownership of one hundred percent (100%) of the voting securities of the Surviving Company (the “Parent Company”), is represented by Company Voting Securities that were outstanding immediately prior to such Reorganization (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Reorganization), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among holders thereof immediately prior to the Reorganization, (2) no person, other than an employee benefit plan sponsored or maintained by the Surviving Company or the Parent Company (or its related trust), becomes, as a result of the Reorganization, the beneficial owner, directly or indirectly, of fifty percent (50%) or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Company, or if there is no Parent Company, the Surviving Company, and (3) at least a majority of the members of the board of directors of the Parent Company, or if there is no Parent Company, the Surviving Company, following the consummation of the Reorganization, are members of the Incumbent Board at the time of the Board’s approval of the execution of the initial agreement providing for such Reorganization (any Reorganization which satisfies all of the criteria specified in (1), (2), and (3) above shall be a “Non-Control Transaction”); or

(iv)         Asset Transaction. The sale or disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company to any “person” (as defined in Section 3(a)(9) of the Exchange Act) or to any two or more persons deemed to be one “person” (as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) other than the Company’s Affiliates.

Notwithstanding the foregoing, (x) a Change in Control shall not be deemed to occur solely because any person acquires beneficial ownership of fifty percent (50%) or more of the Company Voting Securities as a result of an acquisition of Company Voting Securities by the Company that reduces the number of Company Voting Securities outstanding; provided, however, that if after such acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control shall then occur, and (y) with respect to the payment of any amount that constitutes a deferral of compensation subject to Section 409A of the Code payable upon a Change in Control, a Change in Control shall not be deemed to have occurred unless the Change in Control constitutes a change in the ownership or effective control of the Company or in the ownership of a substantial portion of the assets of the Company under Section 409A(a)(2)(A)(v) of the Code.

(j)         “Code” means the United States Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

(k)         “Committee” means a committee of the Board consisting of two or more members of the Board, each of whom shall be an “independent director” as defined under the rules and regulations of the New York Stock Exchange or any other principal United States national securities exchange on which the Shares are listed and traded on the relevant date. Unless otherwise determined by the Board, the Human Resources and Compensation Committee of the Board shall act as the Committee hereunder.

(l)         “Companies Law” means the Israeli Companies Law, 5759-1999, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

(m)         “Company” means Teva Pharmaceutical Industries Limited, an Israeli corporation.

(n)         “Company Voting Securities” has the meaning set forth in Section 2(i)(i) hereof.

(o)         “Compensation Policy” means the Teva Pharmaceutical Industries Limited Compensation Policy for Executive Officers and Directors, to the extent adopted by the Company in accordance with the Companies Law and as in effect from time to time.

(p)         “Consultant” means each person who (i) is a natural person, (ii) provides bona fide consulting or advisory services to the Company and/or its Affiliates (including through an entity which is a wholly owned alter ego of such person) and (iii) is designated as eligible by the Committee. For purposes of the Plan, in the case of a Consultant, references to employment shall be deemed to refer to such Consultant’s service in such capacity, but in no event shall the Plan or any action taken hereunder be construed to create an employer-employee relationship between any such Consultant and the Company or of any of its Affiliates.

(q)         “Corporate Event” means (i) a Change in Control; (ii) a merger or consolidation involving the Company in which the Company is not the surviving corporation; (iii) a merger or consolidation involving the Company in which the Company is the surviving corporation but the holders of Shares receive securities of another corporation and/or other property, including cash; (iv) a sale, divesture, spin-off or other similar transaction in which any Affiliate of the Company ceases to be an Affiliate of the Company; (v) in the event that the Company or any Affiliate of the Company closes or disposes of a business unit or facility or diminishes or eliminates ownership interests in any business unit of the Company or any Affiliate of the Company so that such operating unit ceases to be majority owned by the Company or any of its Affiliates, with respect to outstanding Awards held by Participants that experience a Termination on account of such event only; or (vi) the reorganization or liquidation of the Company.

(r)         “Disability” means, in the absence of an Award Agreement or Participant Agreement otherwise defining Disability, the permanent and total disability of a Participant as defined by applicable law or in an applicable Subplan or, in the absence of such definition, as defined in guidelines approved by the Board or the Committee. In the event there is an Award Agreement or Participant Agreement defining Disability, “Disability” shall have the meaning provided in such agreement.

(s)         “Double Trigger Termination” means a Participant’s involuntarily termination other than for Cause (including the Participant’s resignation for “good reason” or “constructive termination” (or similar term) under an Award Agreement or Participant Agreement), or a Participant’s termination under circumstances which entitle the Participant to mandatory severance payment(s) pursuant to applicable law, in each case, at any time beginning on the date of a Change in Control up to and including the second anniversary of the Change in Control.

(t)         “Effective Date” means July 1, 2020.

(u)         “Eligible Person” means (i) each employee of the Company or of any of its Affiliates, including each such person who may also be a director of the Company and/or its Affiliates; (ii) each non-employee director of the Company and/or its Affiliates; (iii) each Consultant; and (iv) any natural person who has accepted an offer of employment from the Company or an Affiliate of the Company or entered into a Participant Agreement; provided, however, that any such person may not receive any payment or exercise any right relating to an Award until such person has commenced employment or service with the Company or its Affiliates. An employee on an approved leave of absence (including maternity leave) shall be considered as still in the employment of the Company or its Affiliates for purposes of eligibility for participation in the Plan.

(v)         “Employer” means either the Company or an Affiliate of the Company by which the Participant is principally employed or to which the Participant provides services (including services as a non-employee director), as applicable (in each case determined without regard to any transfer of an Award in accordance with Section 17 hereof).

(w)         “Exchange Act” means the United States Securities Exchange Act of 1934, as amended from time to time, including rules and regulations thereunder and successor provisions and rules thereto.

(x)         “Fair Market Value” means, as of any date when the Shares are listed on one or more United States securities exchanges, the closing price reported on the principal United States national securities exchange on which such Shares are listed and traded on such date, or, if not quoted on such date, then on the last preceding date on which the Shares were quoted. If the Shares are not listed on a United States exchange, or representative quotes are not otherwise available, the Fair Market Value shall mean the amount determined by the Board in good faith, and in a manner consistent with Section 409A of the Code, to be the fair market value per Share.

(y)         “Federal Reserve Board” means the Board of Governors of the United States Federal Reserve System.

(z)         “GAAP” means accounting principles generally accepted in the United States from time to time.

(aa)         “Grant Date” means the date on which the Committee, and, if required, the Board, formally acts to grant an Award to a Participant or such other date as the Committee, and, if applicable, the Board, shall so designate at the time of taking such formal action and as set forth in the Award Agreement.

(bb)         “Incumbent Board” has the meaning set forth in Section 2(i)(ii) hereof.

(cc)         “Non-Control Transaction” has the meaning set forth in Section 2(i)(iii) hereof.

(dd)         “Office Holder” has the meaning ascribed to such term in the Companies Law.

(ee)         “Option” means a conditional right granted to a Participant under Section 8 hereof, to purchase one Share at a specified price during a specified period. No Option granted pursuant to the Plan shall be considered an “incentive stock option” (within the meaning ascribed to such term in Section 422 of the Code).

(ff)         “Option Expiration Date” has the meaning set forth in Section 8(b) hereof.

(gg)         “Ordinary Shares” means the Company’s ordinary shares, par value NIS 0.10 per share.

(hh)         “Parent Company” has the meaning set forth in Section 2(i)(iii) hereof.

(ii)         “Participant” means an Eligible Person who has been granted an Award under the Plan or, if applicable, such other person or entity who holds an Award.

(jj)         “Participant Agreement” means an employment or other services agreement between a Participant and the Employer that describes the terms and conditions of such Participant’s employment or service with the Employer and is effective as of the date of determination.

(kk)         “Performance Award” means an Award granted to a Participant under Section 7 hereof, which Award is subject to the achievement of Performance Objectives during a Performance Period. A Performance Award shall be designated as a Performance Share or Performance Share Unit at the time of grant.

(ll)         “Performance Objectives” means the performance objectives established by the Committee for Participants who have received Awards based on performance. A Performance Objective may consist of a single performance goal or may consist of a requirement to achieve a certain level of performance within a performance category.

(mm)         “Performance Period” means the period designated for the achievement of Performance Objectives. A performance period may expire on a predefined date or upon the achievement of the Performance Objectives.

(nn)         “Performance Share” means a Performance Award representing one Share which may be earned based upon the achievement of Performance Objectives during a Performance Period.

(oo)         “Performance Share Unit” means a Performance Award representing the right to receive one Share (or the cash value of one Share, if so determined by the Committee) which may be earned based upon the achievement of Performance Objectives during a Performance Period.

(pp)         “Plan” means this Teva Pharmaceutical Industries Limited 2020 Long-Term Equity-Based Incentive Plan. The Plan shall be deemed to include any Subplans, supplements to or amendments, restatements or alternative versions of the Plan or any Subplan approved by the Board which, in the aggregate, shall constitute one Plan governed by the terms set forth herein.

(qq)         “Qualified Member” means a member of the Committee who is a “Non-Employee Director” within the meaning of Rule 16b-3 of the Exchange Act.

(rr)         “Qualifying Committee” has the meaning set forth in Section 3(c) hereof.

(ss)         “Qualifying Retirement” means the Termination of a Participant which meets guidelines for Qualifying Retirement under the Plan approved by the Board or the Committee.

(tt)         “Reorganization” has the meaning set forth in Section 2(i)(iii) hereof.

(uu)         “Restricted Share” means a Share granted to a Participant under Section 5 hereof that is subject to certain restrictions and to a risk of forfeiture. For the avoidance of doubt, any performance-based Restricted Share shall not be deemed granted under Section 5 hereof and shall be deemed a Performance Share granted under Section 7 hereof.

(vv)         “Restricted Share Unit” means a notional unit, granted to a Participant under Section 6 hereof, representing the right to receive one Share (or the cash value of one Share, if so determined by the Committee) on a specified settlement date. For the avoidance of doubt, any performance-based Restricted Share Unit shall not be deemed granted under Section 6 hereof and shall be deemed a Performance Share Unit granted under Section 7 hereof.

(ww)         “SAR Expiration Date” has the meaning set forth in Section 9(b) hereof.

(xx)         “Securities Act” means the United States Securities Act of 1933, as amended from time to time, including rules and regulations thereunder and successor provisions and rules thereto.

(yy)         “Share” means an Ordinary Share and/or an ADS, as the context may require, and such other securities as may be substituted for such Share pursuant to Section 11 hereof.

(zz)         “Share Appreciation Right” means a conditional right, granted to a Participant under Section 9 hereof, to receive an amount of Shares (or the cash value of such Shares, if so determined by the Committee) equal to the increase in the Fair Market Value of one Share over a specified period.

(aaa)         “Subplan” has the meaning set forth in Section 3(a) hereof.

(bbb)         “Surviving Company” has the meaning set forth in Section 2(i)(iii) hereof.

(ccc)         “Termination” means the termination of a Participant’s employment or service, as applicable, with the Employer; provided, however, that (i) the transfer of employment or service, as applicable, to another Employer, (ii) the change of a Participant’s status in relation to the Employer from an employee to a Consultant or vice versa and (iii) such other change of a Participant’s status in relation to the Employer if so determined by the Committee at the time of such change in status, will not be deemed to be a Termination hereunder. Unless otherwise determined by the Committee in the event that any Employer ceases to be an Affiliate of the Company (by reason of sale, divesture, spin-off or other similar transaction), unless a Participant’s employment or service with such Employer is transferred to another entity that would constitute an Employer immediately following such transaction, such Participant shall be deemed to have suffered a Termination hereunder as of the date of the consummation of such transaction. Notwithstanding anything herein to the contrary, a Participant’s change in status in relation to the Employer (for example, a change from employee to consultant) shall not be deemed a Termination hereunder with respect to any Awards constituting nonqualified deferred compensation subject to Section 409A of the Code that are payable upon a Termination unless such change in status constitutes a “separation from service” within the meaning of Section 409A of the Code.

3.	Administration.

(a)         Authority of the Board. The Board has the exclusive authority to approve one or more subplans that will be established, within the parameters and according to the overall terms and provisions of the Plan, to facilitate local administration of the Plan in any jurisdiction in which the Company or its Affiliates operate and to conform the Plan to the legal requirements of any such jurisdiction or to allow for favorable tax treatment under any applicable provision of tax law (each, a “Subplan”).

(b)         Authority of the Committee. Except as otherwise provided herein or required under applicable law, the Plan shall be administered by the Committee. Subject to applicable law, the Committee shall have full and final authority, in its sole and absolute discretion, in each case subject to and consistent with the provisions of the Plan, to (i) allocate from within the aggregate number of Shares covered by the Plan, a portion thereof to be specifically utilized in connection with each of the Subplans, and determine the types of Awards available for grant under each Subplan; (ii) establish, as permitted by law, policies, guidelines or parameters applicable to Awards granted under the Subplans; (iii) select Eligible Persons to become Participants; (iv) grant Awards; (v) determine the type, number of Shares subject to, and other terms and conditions of, and all other matters relating to, Awards; (vi) prescribe Award Agreements (which need not be identical for each Participant) and rules and regulations for the administration of the Plan and each of the Subplans; (vii) construe and interpret the Plan, any Subplan and any Award Agreement and correct defects, supply omissions, or reconcile inconsistencies therein; (viii) suspend the right to exercise Awards during any period that the Committee deems appropriate to comply with applicable securities laws, and thereafter extend the exercise period of an Award by an equivalent period of time; and (ix) make any and all decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan and each Subplan. Any action of the Committee shall not be subject to review by any person and shall be final, conclusive, and binding on all persons, including, without limitation, the Company, its Affiliates, Eligible Persons, Participants, and beneficiaries of Participants.

(c)         Manner of Exercise of Committee Authority. At any time that a member of the Committee is not a Qualified Member, subject to applicable law, any action relating to an Award granted or to be granted to a Participant who is then subject to Section 16 of the Exchange Act in respect of the Company may be taken by a subcommittee, designated by the Committee or the Board, composed solely of two or more Qualified Members (a “Qualifying Committee”), or by the Committee but with each such member who is not a Qualified Member abstaining or recusing himself from such action; provided that, upon such abstention or recusal, the Committee remains composed of two or more Qualified Members. Any action authorized by such a Qualifying Committee or by the Committee upon the abstention or recusal of such non-Qualified Member(s) shall be deemed to be the action of the Committee for purposes of the Plan. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee.

(d)         Delegation. To the extent permitted by applicable law, the Committee may delegate to officers or employees of the Company or any of its Affiliates, or committees thereof, the authority, subject to such terms as the Committee shall determine, to perform such functions, including, but not limited to, administrative functions, as the Committee may determine appropriate. The Committee may appoint agents to assist it in administering the Plan. Notwithstanding the foregoing or any other provision of the Plan to the contrary, any Award granted under the Plan to any person or entity who is not an employee of the Company or any of its Affiliates (including any non-employee director of the Company or any Affiliate) or to any person who is subject to Section 16 of the Exchange Act shall be expressly approved by the Committee or Qualifying Committee in accordance with Section 3(b) hereof. To the extent necessary to comply with applicable law, the Board retains the authority to concurrently administer the Plan with the Committee, in which case the Board shall be deemed to be the Committee for purposes of the Plan and all references in the Plan to the Committee shall be deemed references to the Board.

4.	Shares Available under the Plan.

(a)         Number of Shares Available for Delivery. Subject to adjustment as provided in Section 11 hereof, the maximum number of Shares reserved and available for delivery in connection with Awards under the Plan shall be 68,000,000 Shares. For the avoidance of doubt and without derogating from Section 4(b)(iii) hereof, all Shares that remain available for issuance as awards under the 2015 Plan will expire on the Effective Date and will no longer be available to grant awards thereunder. Shares delivered under the Plan shall consist of authorized and unissued Shares or previously issued Shares reacquired by the Company or its Affiliates on the open market or by private purchase. In no event shall fractional shares be issued under the Plan upon the exercise or settlement of any Award.

(b)         Share Counting Rules. The Committee may adopt reasonable counting procedures to ensure appropriate counting and avoid double counting (as, for example, in the case of tandem or substitute Awards) and may make adjustments if the number of Shares actually delivered differs from the number of Shares previously counted in connection with an Award.

(i)         The maximum number of available Shares will be reduced by one Share for every Share subject to any Award.

(ii)         To the extent that an Award expires or is canceled, forfeited, settled in cash, or otherwise terminated without a delivery to the Participant of the full number of Shares to which the Award related, the number of Shares that were reduced pursuant to Section 4(b)(i) hereof from the total number of available Shares on account of such undelivered Shares will again be available for grant. The number of Shares that were reduced pursuant to Section 4(b)(i) hereof from the total number of available Shares on account of Shares withheld in payment of the exercise price or base price or taxes relating to an Award shall constitute Shares delivered to the Participant and shall not be deemed to again be available for Awards under the Plan. Notwithstanding anything herein to the contrary, the following Shares shall not be added to the total number of available Shares pursuant to Section 4(a) hereof and shall not be available for grants of Awards: (i) Shares subject to a Share Appreciation Right that are not issued in connection with the stock settlement of the Share Appreciation Right upon exercise thereof; and (ii) Shares purchased on the open market by the Company or its Affiliates with the cash proceeds received from the exercise of Options.

(iii)         To the extent that any outstanding grant prior to the Effective Date under the 2015 Plan or the 2010 Plan expires or is canceled, forfeited, settled in cash, or otherwise terminated without a delivery to the holder of the full number of Shares to which the grant related, the number of Shares that were reduced from the total number of available Shares under the 2015 Plan or 2010 Plan pursuant to Section 4 of the 2015 Plan or 2010 Plan, as applicable, on account of such undelivered shares will increase the maximum number of Shares available for grant under the Plan.

(iv)         Notwithstanding anything herein to the contrary, equity-based awards assumed or substituted by the Company or its Affiliates as part of a corporate transaction (including, without limitation, from an entity merged into or with the Company or any of its Affiliates, acquired by the Company or any of its Affiliates, or otherwise involved in a similar corporate transaction) shall not count against the number of Shares reserved and available for issuance pursuant to the Plan.

(c)         Shares Available Under Acquired Plans. Additionally, to the extent permitted by New York Stock Exchange Listed Company Manual Section 303A.08 or other applicable stock exchange rules, subject to applicable law, in the event that a company acquired by the Company or with which the Company combines has Shares available under a pre-existing plan approved by shareholders and not adopted in contemplation of such acquisition or combination, the Shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the number of Shares authorized for grant under the Plan; provided that Awards using such available Shares shall not be made after the date awards could have been made under the terms of such pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employed by the Company or any subsidiary of the Company immediately prior to such acquisition or combination.

(d)         Minimum Vesting Condition. No Award granted to any Participant shall vest prior to the first anniversary of the Grant Date (or, if earlier, the next annual meeting of shareholders that occurs fifty weeks or more after the Grant Date in connection with awards to non-employee directors of the Company), unless the Committee determines to accelerate vesting upon the occurrence of a specific event, such as a termination of a Participant’s employment or service or Corporate Event or other corporate transaction, and this provision may not be waived or superseded by any Award Agreement or Participant Agreement; provided that (i) up to five percent (5%) of the maximum number of Shares available for issuance under the Plan may be granted without being subject to the foregoing restrictions and (ii) any dividends or dividend equivalents issued in connection with any Award granted at any time under the Plan shall not be subject to or counted for either such restrictions or such five percent (5%) share issuance limit. The foregoing five percent (5%) share issuance limit shall be subject to adjustment consistent with the adjustment provisions of Section 11 hereof and the share counting rules of Section 4(b) hereof.

5.	Restricted Shares.

(a)         General. Restricted Shares may be granted to Eligible Persons in such form and having such terms and conditions as the Committee shall deem appropriate. The terms and conditions of each Restricted Shares award shall be evidenced by an Award Agreement, which agreements need not be identical. Subject to the restrictions set forth in Section 5(b) hereof, except as otherwise set forth in a Subplan or an Award Agreement, the Participant shall generally have the rights and privileges of a shareholder as to such Restricted Shares, including the right to vote such Restricted Shares. Dividends, if any, with respect to the Restricted Shares shall be withheld by the Company for the Participant’s account, and shall be subject to vesting and forfeiture to the same degree as the Restricted Shares to which such dividends relate. Except as otherwise determined by the Committee, no interest will accrue or be paid on the amount of any dividends withheld, and if the Committee determines to accrue interest on the amount of dividends withheld, no interest will be paid before the applicable vesting date.

(b)         Restrictions on Transfer/Vesting. In addition to any other restrictions set forth in the Plan, a Subplan or in a Participant’s Award Agreement, until such time that the Restricted Shares have vested pursuant to the terms of the Award Agreement, the Participant shall not be permitted to sell, transfer, pledge, or otherwise encumber the Restricted Shares. Restricted Shares shall vest in such manner, on such date or dates, in each case, as may be determined by the Committee and set forth in the Award Agreement. Except as otherwise specifically determined by the Committee or provided in the Plan, the vesting of a Restricted Share shall occur only while the Participant is employed or rendering services to the Employer or during any period of paid leave, and all vesting shall cease upon a Participant’s Termination for any reason. To the extent permitted by applicable law, vesting may be suspended at the Committee any time during the period of any unpaid leave and shall resume upon the Participant’s return to employment.

(c)         Termination of Employment or Service. Except as otherwise provided in a Subplan or an Award Agreement or determined by the Committee (including in the case of a Qualifying Retirement in accordance with Section 21(j) hereof):

(i)         Regular Termination; Forfeiture. In the event of a Participant’s Termination prior to a vesting date for any reason other than (A) the Participant’s death or Disability or (B) by the Employer for Cause, (1) all vesting with respect to such Participant’s Restricted Shares shall cease and (2) all of such Participant’s unvested Restricted Shares shall immediately be forfeited for no consideration as of the date of such Termination.

(ii)         Death or Disability; Acceleration. In the event of a Participant’s Termination prior to a vesting date by reason of such Participant’s death or Disability, all of such Participant’s Restricted Shares shall immediately become vested as of the date of such Termination.

(iii)         Cause; Immediate Forfeiture. In the event of a Participant’s Termination for Cause prior to a vesting date, all of such Participant’s unvested Restricted Shares shall immediately be forfeited for no consideration as of the date of such Termination.

6.	Restricted Share Units.

(a)         General. Restricted Share Units may be granted to Eligible Persons in such form and having such terms and conditions as the Committee shall deem appropriate. The terms and conditions of each Restricted Share Units award shall be evidenced by an Award Agreement, which agreements need not be identical. No dividend equivalents shall be paid on Restricted Share Units. If so determined in a Subplan or an Award Agreement, dividend equivalents may accrue on Restricted Share Units, and such accrued dividend equivalents, if any, shall be withheld by the Company for the Participant’s account, and shall be subject to vesting and forfeiture to the same degree as the Restricted Share Units to which such dividend equivalents relate. Except as otherwise determined by the Committee, no interest will accrue or be paid on the amount of any dividend equivalents withheld, and if the Committee determines to accrue interest on the amount of dividends withheld, no interest will be paid before the applicable vesting date.

(b)         Vesting. Restricted Share Units shall vest in such manner, on such date or dates, in each case, as may be determined by the Committee and set forth in the Award Agreement. Except as otherwise specifically determined by the Committee or provided in the Plan, the vesting of a Restricted Share Unit shall occur only while the Participant is employed or rendering services to the Employer or during any period of paid leave, and all vesting shall cease upon a Participant’s Termination for any reason. To the extent permitted by applicable law, vesting may be suspended by the Committee any time during the period of any unpaid leave and shall resume upon the Participant’s return to employment.

(c)         Settlement of Restricted Share Units. As soon as practicable following the vesting date, or at such other time specified in an Award Agreement, unless earlier forfeited, subject to the terms of any Subplan, the Company shall settle each Restricted Share Unit by delivering one Share (or the cash value of one Share, if so determined by the Committee).

(d)         Termination of Employment or Service. Except as otherwise provided in a Subplan or an Award Agreement or determined by the Committee (including in the case of a Qualifying Retirement in accordance with Section 21(j) hereof):

(i)         Regular Termination; Forfeiture. In the event of a Participant’s Termination prior to a vesting date for any reason other than (A) the Participant’s death or Disability or (B) by the Employer for Cause, (1) all vesting with respect to such Participant’s Restricted Share Units shall cease, (2) all of such Participant’s unvested Restricted Share Units shall immediately be forfeited for no consideration as of the date of such Termination and (3) to the extent not already settled, all of such Participant’s vested Restricted Share Units shall be settled in accordance with the settlement schedule set forth in the applicable Award Agreement.

(ii)         Death or Disability; Acceleration. In the event of a Participant’s Termination prior to a vesting date by reason of such Participant’s death or Disability, all of such Participant’s Restricted Share Units shall immediately become vested as of the date of such Termination and shall be settled promptly following the date of such Termination.

(iii)         Cause; Immediate Forfeiture. In the event of a Participant’s Termination for Cause prior to settlement, all of such Participant’s Restricted Share Units shall immediately be forfeited for no consideration as of the date of such Termination.

7.	Performance Awards.

(a)         General. Performance Awards may be granted to Eligible Persons in such form and having such terms and conditions as the Committee shall deem appropriate. The terms and conditions of each Performance Award, including the determination of the Committee with respect to the form of payout of the Performance Award, shall be evidenced by an Award Agreements, which agreements need not be identical. No dividends or dividend equivalents shall be paid on Performance Awards. If so determined in a Subplan or an Award Agreement, dividends or dividend equivalents may accrue on Performance Awards, and such accrued dividends or dividend equivalents, if any, shall be withheld by the Company for the Participant’s account and shall become payable if and to the extent the underlying Performance Awards are earned and vested. Except as otherwise determined by the Committee, no interest will accrue or be paid on the amount of any dividends or dividend equivalents withheld, and if the Committee determines to accrue interest on the amount of dividends withheld, no interest will be paid before the applicable vesting date.

(b)         Value of Performance Awards. Each Performance Award shall have an initial value equal to the Fair Market Value per Share on the Grant Date unless a different initial value is established by the Committee at the time of grant. In addition to any other non-performance terms included in the Award Agreement, the Committee shall set the applicable Performance Objectives and Performance Period, which objectives, depending on the extent to which they are met, will determine the value and/or number of Performance Share Units or Performance Shares, as the case may be, that will be paid or settled in respect of a Performance Award.

(c)         Earning of Performance Share Units and Performance Shares. Except as otherwise provided in a Subplan or an Award Agreement, upon the expiration of the applicable Performance Period or other non-performance-based vesting period, if longer, the holder of Performance Share Units or Performance Shares, as the case may be, shall be entitled to receive payout on the value and/or number of the applicable Performance Share Units or Performance Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding Performance Objectives have been achieved and any other non-performance-based terms met, all as determined by the Committee. The Committee may specify a minimum acceptable level of achievement below which no Performance Share Units or Performance Shares shall be earned and may set forth a formula for determining the amount of Performance Share Units or Performance Shares earned if performance is at or above such minimum acceptable level but falls short of the maximum achievement of the specified Performance Objectives. Except as otherwise specifically determined by the Committee or provided in the Plan, a Participant shall be eligible to earn a Performance Award only while the Participant is employed or rendering services to the Employer or during any period of paid leave. To the extent permitted by applicable law, in the event that a Participant takes unpaid leave prior to a Performance Award becoming earned and vested, (i) vesting may be suspended by the Committee at any time during the period of such unpaid leave and shall resume upon such Participant’s return to employment or (ii) the Performance Award may be forfeited for no consideration by the Committee at any time during the period of such unpaid leave.

(d)         Form and Timing of Settlement of Performance Share Units and Performance Shares. Subject to the terms of the Plan and any Subplan, the Committee may pay earned Performance Share Units and Performance Shares in the form of cash, Shares, or other Awards (or in a combination thereof) equal to the value of the earned Performance Share Units or Performance Shares, as the case may be, at the close of the applicable Performance Period, or as soon as practicable after the end of the Performance Period, or at such other time specified in an Award Agreement. Any cash, Shares, or other Awards issued in connection with a Performance Award may be issued subject to any restrictions deemed appropriate by the Committee.

(e)         Termination of Employment or Service. Except as otherwise provided in a Subplan or an Award Agreement or determined by the Committee (including in the case of a Qualifying Retirement in accordance with Section 21(j) hereof):

(i)         Regular Termination; Forfeiture. In the event of a Participant’s Termination for any reason other than (A) the Participant’s death or Disability or (B) by the Employer for Cause, in each case, prior to a Performance Award becoming earned and vested, such Performance Award shall immediately be forfeited for no consideration as of the date of such Termination.

(ii)         Death or Disability; Acceleration. In the event of a Participant’s Termination by reason of such Participant’s death or Disability prior to a Performance Award becoming earned and vested, such Performance Award shall immediately become vested based on target level of performance as of the date of such Termination and be paid or settled promptly following the date of such Termination.

(iii)         Cause; Immediate Forfeiture. In the event of a Participant’s Termination for Cause prior to payment or settlement of a Performance Award, such Performance Award shall immediately be forfeited for no consideration as of the date of such Termination.

(f)         Performance Objectives. Each Performance Award shall specify the Performance Objectives that must be achieved before such Award shall become earned.

(g)         Adjustments. At any time following the grant of the Performance Award and prior to the payout of the Performance Award, the Committee may (A) designate additional business criteria on which the Performance Objectives may be based or (B) provide for adjustments, modifications or amendments to any of the Performance Objectives, including, without limitation, adjustments, modifications or amendments for one or more of the following items of gain, loss, profit or expense: (1) determined to be extraordinary, unusual or non-recurring in nature; (2) related to changes in accounting principles under GAAP or tax laws; (3) related to currency fluctuations; (4) related to financing activities (e.g., effect on earnings per share of issuing convertible debt securities); (5) related to restructuring, divestitures, productivity initiatives or new business initiatives; (6) related to discontinued operations that do not qualify as a segment of business under GAAP; (7) attributable to the business operations of any entity acquired by the Company during the fiscal year; (8) non-operating items; and (9) acquisition expenses.

(h)    Negative Discretion. Notwithstanding satisfaction of any completion of any Performance Objectives, the number of Shares, cash or other benefits granted, issued, retainable and/or vested under a Performance Award on account of satisfaction of such Performance Objectives may be reduced by the Committee on the basis of such further considerations as the Committee will determine.

8.	Options.

(a)    General. Options may be granted to Eligible Persons in such form and having such terms and conditions as the Committee shall deem appropriate. The terms and conditions of each Options award shall be evidenced by an Award Agreement, which agreements need not be identical. No dividends or dividend equivalents shall accrue or be paid on Options.

(b)    Term. The term of each Option shall expire on the date set by the Committee in an Award Agreement at the time of grant (the “Option Expiration Date”), subject to earlier expiration upon the conditions set forth in the Plan or the applicable Award Agreement; provided, however, that no Option granted hereunder shall be exercisable after the tenth (10th) anniversary of the Grant Date (or, if such anniversary is not a business day in the United States, the next succeeding United States business day).

(c)    Exercise Price. The exercise price per Share for each Option shall be set by the Committee and shall not be less than the Fair Market Value of the underlying Shares on the Grant Date.

(d)    Payment for Shares. Payment of the exercise price for Shares acquired pursuant to Options granted hereunder shall be made in full, upon exercise of the Options (i) in immediately available funds, or by certified or bank cashier’s check payable to the Company, (ii) solely to the extent permitted by applicable law and authorized by the Committee, by delivery of Shares to the Company (either by actual delivery or attestation) having a value equal to the exercise price, (iii) solely to the extent permitted by applicable law and authorized by the Committee, by a broker-assisted cashless exercise in accordance with procedures approved by the Committee under Regulation T as promulgated by the Federal Reserve Board, whereby payment of the Option exercise price (and, if applicable, tax withholding obligations) may be satisfied, in whole or in part, with Shares subject to the Option by delivery of an irrevocable direction to a securities broker (on a form prescribed by the Committee) to sell Shares and to deliver all or part of the sale proceeds to the Company in payment of the aggregate exercise price (and, if applicable, the amount necessary to satisfy the Company’s withholding obligations prior to the issuance of the Shares subject to the Option), (iv) solely to the extent permitted by applicable law and authorized by the Committee, by delivery of a notice of “net exercise” to the Company, pursuant to which the Company will reduce the number of Shares issuable upon exercise by the largest whole number of Shares with a Fair Market Value that does not exceed the aggregate exercise price), provided, however, that the Company will accept a cash or other payment from the Participant to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole Shares to be issued, or (v) by any other means approved by the Committee and specified in the Award Agreement. Anything herein to the contrary notwithstanding, if the Committee determines that any form of payment available hereunder would be in violation of Section 402 of the Sarbanes-Oxley Act of 2002, such form of payment shall not be available.

(e)         Vesting. Options shall vest and become exercisable in such manner, on such date or dates, or upon the achievement of any Performance Objectives, in each case, as may be determined by the Committee and set forth in the Award Agreement. Except as otherwise specifically determined by the Committee or provided in the Plan, the vesting of an Option shall occur only while the Participant is employed or rendering services to the Employer or during any period of paid leave, and all vesting shall cease upon a Participant’s Termination for any reason. To the extent permitted by applicable law, vesting may be suspended by the Committee at any time during the period of any unpaid leave and shall resume upon the Participant’s return to employment.

(f)         Termination of Employment or Service. Except as otherwise provided in a Subplan or an Award Agreement or determined by the Committee (including in the case of a Qualifying Retirement in accordance with Section 21(j) hereof):

(i)         Regular Termination; Forfeiture. In the event of a Participant’s Termination prior to the applicable Option Expiration Date for any reason other than (A) the Participant’s death or Disability or (B) by the Employer for Cause, (1) all vesting with respect to such Participant’s Options shall cease, (2) all of such Participant’s unvested Options shall immediately expire and be forfeited for no consideration as of the date of such Termination, and (3) all of such Participant’s vested Options shall remain exercisable until the earlier of the applicable Option Expiration Date and the date that is ninety days after the date of such Termination. Notwithstanding the foregoing, if the date that is ninety days after the date of such Termination occurs when trading in the Shares is prohibited by law or the Company’s insider trading policy, then the exercise period of such Option shall expire on the earlier of (x) the thirtieth (30th) day after the expiration of such prohibition and (y) the applicable Option Expiration Date.

(ii)         Death or Disability; Acceleration. In the event of a Participant’s Termination prior to the applicable Option Expiration Date by reason of such Participant’s death or Disability, all of such Participant’s Options shall immediately become vested (with any performance-based Options vesting based on target level of performance) as of the date of such Termination and shall remain exercisable until the applicable Option Expiration Date. In the event of a Participant’s death, such Participant’s

Options shall be exercisable by the person or persons to whom a Participant’s rights under the Options pass by the applicable laws of descent and distribution, in each case as determined by a probate court of competent jurisdiction, until the applicable Option Expiration Date.

(g)         Cause; Immediate Forfeiture. In the event of a Participant’s Termination prior to the applicable Option Expiration Date by the Employer for Cause, all of such Participant’s Options (whether or not vested) shall immediately expire and be forfeited for no consideration as of the date of such Termination.

9.	Share Appreciation Rights.

(a)         General. Share Appreciation Rights may be granted to Eligible Persons in such form and having such terms and conditions as the Committee shall deem appropriate. The terms and conditions of each Share Appreciation Rights award shall be evidenced by an Award Agreement, which agreements need not be identical. No dividends or dividend equivalents shall accrue or be paid on Share Appreciation Rights.

(b)         Term. The term of each Share Appreciation Right shall expire on the date set by the Committee in an Award Agreement at the time of grant (the “SAR Expiration Date”), subject to earlier expiration upon the conditions set forth in the Plan, Subplan or the applicable Award Agreement; provided, however, that no Share Appreciation Right granted hereunder shall be exercisable after the tenth (10th) anniversary of the Grant Date (or, if such anniversary is not a business day in the United States, the next succeeding United States business day).

(c)         Base Price. The base price per Share for each Share Appreciation Right shall be set by the Committee at the time of grant and shall not be less than the Fair Market Value of the underlying Shares on the Grant Date.

(d)         Vesting. Share Appreciation Rights shall vest and become exercisable in such manner, on such date or dates, or upon the achievement of any Performance Objectives, in each case as may be determined by the Committee and set forth in the Award Agreement. Except as otherwise specifically determined by the Committee or provided in the Plan, the vesting of a Share Appreciation Right shall occur only while the Participant is employed or rendering services to the Employer or during any period of paid leave, and all vesting shall cease upon a Participant’s Termination for any reason. To the extent permitted by applicable law, vesting may be suspended by the Committee at any time during the period of any unpaid leave and shall resume upon the Participant’s return to employment.

(e)         Payment upon Exercise. Subject to the terms of any Subplan, payment upon exercise of a Share Appreciation Right may be made in cash, Shares, or property as specified in the Award Agreement or determined by the Committee, in each case having a value in respect of each Share underlying the portion of the Share Appreciation Right so exercised, equal to the difference between the base price of such Share Appreciation Right and the Fair Market Value of one Share on the exercise date. For purposes of clarity, each Share to be issued in settlement of a Share Appreciation Right is deemed to have a value equal to the Fair Market Value of one Share on the exercise date.

(f)         Termination of Employment or Service. Except as otherwise provided in a Subplan or an Award Agreement or determined by the Committee (including in the case of a Qualifying Retirement in accordance with Section 21(j) hereof):

(i)         Regular Termination; Forfeiture. In the event of a Participant’s Termination for any reason prior to the applicable SAR Expiration Date other than (A) the Participant’s death or Disability or (B) by the Employer for Cause, (1) all vesting with respect to such Participant’s Share Appreciation Rights shall cease, (2) all of such Participant’s unvested Share Appreciation Rights shall immediately expire and be forfeited for no consideration as of the date of such Termination, and (3) all of such Participant’s vested Share Appreciation Rights shall remain exercisable until the earlier of the applicable SAR Expiration Date and the date that is ninety days after the date of such Termination. Notwithstanding the foregoing, if the date that is ninety days after the date of such Termination occurs when trading in the Shares is prohibited by law or the Company’s insider trading policy, then the exercise period of such Share Appreciation Right shall expire on the earlier of (x) the thirtieth (30th) day after the expiration of such prohibition and (y) the applicable SAR Expiration Date.

(ii)         Death or Disability; Acceleration. In the event of a Participant’s Termination prior to the applicable SAR Expiration Date by reason of such Participant’s death or Disability, all of such Participant’s Share Appreciation Rights shall immediately become vested (with any performance-based Share Appreciation Rights vesting based on target level of performance) as of the date of such Termination and shall remain exercisable until the applicable SAR Expiration Date. In the event of a Participant’s death, such Participant’s Share Appreciation Rights shall be exercisable by the person or persons to whom a Participant’s rights under the Share Appreciation Rights pass by the applicable laws of descent and distribution, in each case as determined by a probate court of competent jurisdiction, until the applicable SAR Expiration Date.

(iii)         Cause; Immediate Forfeiture. In the event of a Participant’s Termination prior to the applicable SAR Expiration Date by the Employer for Cause, all of such Participant’s Share Appreciation Rights (whether or not vested) shall immediately expire and be forfeited for no consideration as of the date of such Termination.

10.	Other Share-Based Awards.

The Committee is authorized, subject to limitations under applicable law, to grant to Eligible Persons such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares, as deemed by the Committee to be consistent with the purposes of the Plan. The Committee may also grant Shares as a bonus, or may grant other Awards in lieu of obligations of the Company or an Affiliate to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, subject to the terms of any Subplan and such terms as shall be determined by the Committee. The terms and conditions applicable to each such Award shall be determined by the Committee and evidenced by an Award Agreement. No dividends or dividend equivalents shall be paid on such Awards. If so determined in a Subplan or an Award Agreement, dividends or dividend equivalents may accrue on such Awards, and such accrued dividends or dividend equivalents, if any, shall be withheld by the Company for the Participant’s account and shall become payable if and to the extent the underlying Awards are earned and vested. Except as otherwise determined by the Committee, no interest will accrue or be paid on the amount of any dividends or dividend equivalents withheld, and if the Committee determines to accrue interest on the amount of dividends withheld, no interest will be paid before the applicable vesting date.

11.	Adjustment for Recapitalization, Merger, etc.

(a)         Capitalization Adjustments. The aggregate number of Shares that may be granted or purchased pursuant to Awards (as set forth in Section 4 hereof), the number of Shares covered by each outstanding Award, and the price per Share thereof in each such Award shall be equitably and proportionally adjusted or substituted, as determined by the Committee as to the number, price, or kind of a Share or other consideration subject to such Awards (i) in the event of changes in the outstanding Shares or in the capital structure of the Company by reason of share dividends, share splits, reverse share splits, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges, or other relevant changes in capitalization occurring after the approval by the Committee of any such Award (including any Corporate Event); (ii) in connection with any extraordinary dividend declared and paid in respect of Shares, whether payable in the form of cash, Shares, or any other form of consideration; or (iii) in the event of any change in applicable laws or any other change in circumstances that results in or could result in any substantial dilution or enlargement of the rights granted to, or available for, Participants under the Plan.

(b)         Change in Control. Notwithstanding the foregoing, except as otherwise provided in a Subplan, an Award Agreement, in guidelines under the Plan, or as approved by the Committee, in connection with a Change in Control, (i) all outstanding Awards will be assumed or substituted in connection with such Change in Control, with any outstanding Performance Objectives deemed achieved at the greater of target and actual performance (as such Performance Objectives are determined by the Committee immediately prior to such Change in Control), (ii) Awards shall be subject to the adjustment set forth in Section 11(a) hereof, and (iii) the vesting, payment, purchase or distribution of an Award may not be accelerated by reason of a Change in Control for any Participant except in the case of a Double Trigger Termination.

(c)         Corporate Events. The Committee may provide, in connection with a Corporate Event that is not a Change in Control for any one or more of the following, including, without limitation, that (i) all outstanding Awards will be assumed or substituted in connection with such Corporate Event and that (ii) such Awards assumed or substituted in connection with such Corporate Event shall be subject to the adjustment set forth in Section 11(a) hereof.

(d)         Awards Not Assumed. With respect to any Award that is not assumed or substituted in connection with a Corporate Event, the Committee may provide for any one or more of the following:

(i)         that the vesting of any Awards shall be accelerated, subject to the consummation of such Corporate Event;

(ii)         that any or all vested and/or unvested Awards be cancelled as of the consummation of such Corporate Event, and that Participants holding Awards so cancelled will receive a payment in respect of cancellation of their Awards based on the amount of the per-Share consideration being paid for the Shares in connection with such Corporate Event, less, in the case of Options, Share Appreciation Rights, and other Awards subject to exercise, the applicable exercise price or base price; provided, however, that holders of Options, Share Appreciation Rights, and other Awards subject to exercise shall only be entitled to consideration in respect of cancellation of such Awards if the per-Share consideration less the applicable exercise price or base price is greater than zero (and to the extent the per-Share consideration is less than or equal to the applicable exercise price or base price, such Awards shall be cancelled for no consideration); and

(iii)         to the extent permissible under applicable law, that Awards be replaced with a cash incentive program that preserves the value of the Awards so replaced (determined as of the consummation of the Corporate Event), with subsequent payment of cash incentives subject to the same vesting conditions as applicable to the Awards so replaced, and payment to be made within thirty days of the applicable vesting date.

(e)         Payment Procedures. Payments to holders pursuant to Section 11(d)(ii) hereof shall be made in cash or in the form of such other consideration necessary for a Participant to receive property, cash, or securities (or combination thereof) as such Participant would have been entitled to receive upon the occurrence of the transaction if the Participant had been, immediately prior to such transaction, the holder of the number of Shares covered by the Award at such time (less any applicable exercise price or base price). In addition, in connection with any Corporate Event, prior to any payment or adjustment contemplated under Section 11(b) or Section 11(d) hereof, the Committee may require a Participant to (i) represent and warrant as to the unencumbered title to his Awards, (ii) bear such Participant’s pro rata share of any post-closing indemnity obligations, and be subject to the same post-closing purchase price adjustments, escrow terms, offset rights, holdback terms, and similar conditions as the other holders of Shares, and (iii) deliver customary transfer documentation as reasonably determined by the Committee. The Committee need not take the same action or actions with respect to all Awards or portions thereof or with respect to all Participants. The Committee may take different actions with respect to the vested and unvested portions of an Award.

(f)         Assumption Requirements. For the purposes of this Plan, an Award shall be considered assumed or substituted for if following the applicable Corporate Event the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the applicable Corporate Event, on substantially the same vesting and other terms and conditions as were applicable to the Award immediately prior to the applicable Corporate Event, the consideration (whether stock, cash or other securities or property) received in the applicable Corporate Event by holders of Shares for each Share held on the effective date of such Corporate Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the applicable Corporate Event is not solely common stock of the successor company or its parent or subsidiary, the Committee may, with the consent of the successor company or its parent or subsidiary, provide that the consideration to be received upon the exercise or vesting of an Award, for each Share subject thereto, will be solely common stock of the successor company or its parent or subsidiary substantially equal in fair market value to the per-Share consideration received by holders of Shares in the applicable Corporate Event. The determination of such substantial equality of value of consideration shall be made by the Committee and its determination shall be conclusive and binding.

(g)         Fractional Shares. Any adjustment provided under this Section 11 may provide for the elimination of any fractional share that might otherwise become subject to an Award. No cash payments shall be made with respect to fractional shares so eliminated.

12.	Use of Proceeds.

The proceeds received from the sale of Shares pursuant to the Plan shall be used for general corporate purposes.

13.	Rights and Privileges as a Shareholder.

Except as otherwise specifically provided in the Plan, no person shall be entitled to the rights and privileges of share ownership in respect of Shares that are subject to Awards hereunder until such Shares have been issued to that person.

14.	No Other Entitlements.

(a)         No individual shall have any claim or right to be granted an Award under the Plan or, having been selected for the grant of an Award, to be selected for a grant of any other Award.

(b)         Neither the Plan nor any action taken hereunder shall be construed as giving any individual any right to be retained in the employ or service of the Company or an Affiliate of the Company.

(c)         Except as otherwise specifically stated in any other employee benefit plan, policy or program, neither any Award under the Plan nor any amount realized from any such Award shall be treated as compensation for the purpose of calculating an employee’s benefit under any benefit plan, policy or program.

15.	Compliance with Laws.

The obligation of the Company to deliver Shares or other equivalents under the Plan upon vesting and/or exercise of any Award shall be subject to all applicable laws, rules and regulations, and to such approvals by governmental agencies (including, without limitation, tax authorities) as may be required. The Company shall be under no obligation to register for sale or resale under any applicable laws, rules and regulations any of the Shares to be offered or sold under the Plan or any Shares issued upon exercise or settlement of Awards. If the Shares offered for sale or sold under the Plan are offered or sold pursuant to an exemption from registration under the Securities Act, the Company may restrict the transfer of such Shares and may legend the Share certificates representing such Shares in such manner as it deems advisable to ensure the availability of any such exemption.

16.	Withholding Obligations.

As a condition to any transaction in an Award or in any rights associated therewith, including but not limited to the grant, vesting, exercise, sale and/or transfer of any Award and/or of Shares resulting from the vesting or the settlement of any Award and/or of any dividends or dividend equivalents accrued or paid on any Award and/or on any such Shares, the Committee may require that a Participant satisfy, through deduction or withholding from any payment of any kind otherwise due to the Participant, or through such other arrangements as are satisfactory to the Committee, the amount of all federal, state, and local income and other taxes or other mandatory payments of any kind required or permitted to be withheld in connection with such transaction, as well as amounts payable to any third party for escrow services and escrow fees, bank fees, exercise fees, account fees and other related fees and expenses. The Committee may permit Shares to be used to satisfy such withholding requirements and fee payments, and such Shares shall be valued at their Fair Market Value as of the date they are so used; provided, however, that depending on the withholding method, the Company may withhold by considering the applicable minimum statutorily required withholding rates or other applicable withholding rates in the applicable Participant’s jurisdiction, including maximum applicable rates that may be utilized without creating adverse accounting treatment under Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor pronouncement thereto).

17.	Transferability.

Each Award granted under the Plan will not be transferable or assignable by the recipient, and may not be made subject to execution, attachment or similar procedures, other than by will or the laws of descent and distribution, in each case as determined by a probate court of competent jurisdiction, or as determined by the Committee pursuant to the terms of any Award Agreement in accordance with any other applicable law, rule or regulation.

18.	Amendment of the Plan or Awards.

(a)         Amendment of Plan. The Board at any time, and from time to time, may amend the Plan; provided, however, that the Board shall not, without shareholder approval, make any amendment to the Plan that requires shareholder approval pursuant to applicable law or the applicable rules of the national securities exchange on which the Shares are principally listed.

(b)         Amendment of Awards. The Committee, at any time, and from time to time, may amend the terms of any one or more Awards, prospectively or retroactively; provided, however, that the rights under any Award shall not be impaired by any such amendment unless the Participant consents in writing (it being understood that no action taken by the Board or by the Committee that is expressly permitted under the Plan, including, without limitation, any actions described in Section 11 hereof, shall constitute an amendment of an Award for such purpose). Notwithstanding the foregoing, subject to the limitations of applicable law, if any, and without an affected Participant’s consent, the Committee may amend the terms of any one or more Awards if necessary to bring the Award into compliance with any applicable tax legislation, rule, regulation or guidance (even if issued or amended after the Effective Date), including, without limitation, Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder.

(c)         No Repricing of Awards without Shareholder Approval. Notwithstanding Section 18(a) or 18(b) hereof, or any other provision of the Plan, repricing of Awards shall not be permitted without shareholder approval. For this purpose, a “repricing” means any of the following (or any other action that has the same effect as any of the following): (i) changing the terms of an Award to lower its exercise price or base price (other than on account of capital adjustments resulting from share splits, etc., as described in Section 11(a) hereof); (ii) any other action that is treated as “repricing” under GAAP or for purposes of the shareholder approval rules of any securities exchange or inter-dealer quotation system on which the securities of the

Company are listed or quoted; and (iii) repurchasing for cash or canceling an Award in exchange for another Award at a time when its exercise price or base price is greater than the Fair Market Value of the underlying Shares, unless the cancellation and exchange occurs in connection with an event set forth in Section 11(b) hereof.

19.	Termination or Suspension of the Plan.

The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall automatically terminate on the day before the tenth (10th) anniversary of the Effective Date. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

20.	Effective Date of the Plan.

The Plan is effective as of the Effective Date.

21.	Miscellaneous.

(a)         Blue Pencil. If any provision of the Plan or Subplan is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or Subplan, it shall be stricken and the remainder of the Plan or Subplan shall remain in full force and effect.

(b)         Limitation on Awards to Office Holders. Notwithstanding anything herein to the contrary, any Award granted under the Plan to an Office Holder shall be subject to the Compensation Policy, unless otherwise determined by the Committee and approved in accordance with the Companies Law.

(c)         Exemptions from Section 16(b) Liability. It is the intent of the Company that the grant of any Awards to or other transaction by a Participant who is subject to Section 16(b) of the Exchange Act shall be exempt from Section 16 of the Exchange Act pursuant to an applicable exemption (except for transactions acknowledged in writing to be non-exempt by such Participant). In addition, the Company intends any transaction by which a Participant sells Shares issued in respect of the vesting or exercise of any Award granted hereunder for the purpose of settling any withholding tax liability of such Participant (commonly referred to as a “net settlement,” “net exercise,” “sell to cover” or “broker-assisted cashless exercise” transaction) that would otherwise be subject to Section 16(b) of the Exchange Act shall be exempt from Section 16 of the Exchange Act pursuant to an applicable exemption. Accordingly, if any provision of this Plan, Subplan or any Award Agreement does not comply with the requirements of Rule 16b-3 then applicable to any such transaction, such provision shall be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 so that such Participant shall avoid liability under Section 16(b) of the Exchange Act.

(d)         Certificates. Shares acquired pursuant to Awards granted under the Plan may be evidenced in such a manner as the Committee shall determine. If certificates representing Shares are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Shares, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Shares. Notwithstanding the foregoing, the Committee may determine that the Shares shall be held in book entry form rather than delivered to the Participant pending the release of any applicable restrictions.

(e)         Delay in Delivery.

(i)         The Company is relieved from any liability for the nonissuance or nontransfer, or for any delay in the issuance or transfer of any Shares subject to Awards, resulting from the inability of the Company to obtain, or from any delay in obtaining, from any regulatory body having jurisdiction or authority, any requisite approval to issue or transfer any such Shares, if counsel for the Company deems such approval necessary for the lawful issuance or transfer thereof.

(ii)         Without limiting the generality of the foregoing, the Company shall not have any obligation or liability as a result of any delay in issuing any certificate evidencing Shares or in the delivery thereof to Participants, or any act or omission of any Company-designated brokerage firm in relation to Shares.

(f)         Corporate Action Constituting Grant of Awards. Corporate action constituting a grant by the Company of an Award to any Participant will be deemed completed as of the date of such corporate action, unless otherwise determined by the Committee, regardless of when the instrument, certificate, or letter evidencing the Award is communicated to, or actually received or accepted by, the Participant. In the event that the corporate records (e.g., Committee consents, resolutions or minutes) documenting the corporate action constituting the grant contain terms (e.g., exercise price or base price, vesting schedule or number of shares) that are inconsistent with those in the Award Agreement as a result of a clerical error in the papering of the Award Agreement, the corporate records will control and the Participant will have no legally binding right to the incorrect term in the Award Agreement.

(g)         Escrow Agreement. The Committee may require a Participant who receives an Award to enter into an escrow or trustee agreement providing that such Award, or Shares distributed in connection with the vesting, settlement or exercise thereof, will remain in the physical custody of an escrow holder or trustee, as necessary to satisfy applicable local law or otherwise determined to be in the best interests of the Company by the Committee.

(h)         Clawback/Recoupment Policy. Notwithstanding anything herein to the contrary, all Awards granted under the Plan shall be and remain subject to any incentive compensation clawback or recoupment policy currently in effect or as may be adopted by the Committee or the Board, and in each case, as may be amended from time to time, including, but not limited to, any clawback provision in the Compensation Policy. Any such policy adoption or amendment shall in no event require the prior consent of any Participant. In the event that an Award is subject to more than one such policy, the policy with the most restrictive clawback or recoupment provisions shall govern such Award, subject to applicable law.

(i)         Provision for Foreign Participants. Awards may be granted to Participants who are foreign nationals or employed outside Israel, or both, on such terms and conditions different from those applicable to Awards to Participants employed in Israel as may be necessary or desirable in order to recognize differences in local law or tax policy. The Committee may also impose conditions on the exercise or vesting of Awards in order to minimize the Company’s obligation with respect to tax equalization for Participants on assignments outside their home countries.

(j)         Treatment of Awards Upon a Qualifying Retirement. Upon a Participant’s Qualifying Retirement, and as determined in a Subplan or otherwise by the Committee, Awards (or any part thereof) granted to such Participant may accelerate, continue to vest, provide for an extended period of time in which to exercise an Award upon Termination or contain any other terms and conditions as the Committee deems appropriate.

(k)         Data Privacy. As a condition of receipt of any Award, each Participant explicitly and unambiguously consents to the collection, use, and transfer, in electronic or other form, of personal data as described in this Section 21(k) by and among, as applicable, the Company and its Affiliates for the exclusive purpose of implementing, administering, and managing the Plan and Awards and the Participant’s participation in the Plan. In furtherance of such implementation, administration, and management, the Company and its Affiliates may hold certain personal information about a Participant, including, but not limited to, the Participant’s name, home address, telephone number, date of birth, social security or insurance number or other identification number, salary, nationality, job title(s), information regarding any securities of the Company or any of its Affiliates, and details of all Awards (the “Data”). In addition to transferring the Data amongst themselves as necessary for the purpose of implementation, administration, and management of the Plan and Awards and the Participant’s participation in the Plan, the Company and its Affiliates may each transfer the Data to any third parties assisting the Company in the implementation, administration, and management of the Plan and Awards and the Participant’s participation in the Plan. Recipients of the Data may be located in the Participant’s country or elsewhere, and the Participant’s country and any given recipient’s country may have different data privacy laws and protections. By accepting an Award, each Participant authorizes such recipients to receive, possess, use, retain, and transfer the Data, in electronic or other form, for the purposes of assisting the Company in the implementation, administration, and management of the Plan and Awards and the Participant’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Company or the Participant may elect to deposit any Shares. The Data related to a Participant will be held only as long as is necessary to implement, administer, and manage the Plan and Awards and the Participant’s participation in the Plan. A Participant may, at any time, view the Data held by the Company with respect to such Participant, request additional information about the storage and processing of the Data with respect to such Participant, recommend any necessary corrections to the Data with respect to the Participant, or refuse or withdraw the consents herein in writing, in any case without cost, by contacting his local human resources representative. The Company may cancel the Participant’s eligibility to participate in the Plan, and the Participant may forfeit any outstanding Awards if the Participant refuses or withdraws the consents described herein. For more information on the consequences of refusal to consent or withdrawal of consent, Participants may contact their local human resources representative.

(l)         No Liability of Committee Members. Subject to applicable law, neither any member of the Committee nor any of the Committee’s permitted delegates shall be liable personally by reason of any contract or other instrument executed by such member or on his behalf in his capacity as a member of the Committee or for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each member of the Committee and each other employee, officer, or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against all costs and expenses (including counsel fees) and liabilities (including sums paid in settlement of a claim) arising out of any act or omission to act in connection with the Plan, unless arising out of such person’s own fraud or willful misconduct; provided, however, that approval of the Committee shall be required for the payment of any amount in settlement of a claim against any such person. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s articles of association, as may be amended from time to time, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

(m)         Payments Following Accidents or Illness. Subject to applicable law, if the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for his affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or his estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid to his spouse, child, relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.

(n)         Governing Law. The Plan shall be governed by and construed in accordance with the internal laws of the State of Delaware without reference to the principles of conflicts of laws thereof.

(o)         Compliance with Section 409A of the Code. To the extent that the Committee determines that any Award granted hereunder is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code. To the extent applicable, the Plan, Subplan and/or Award Agreements shall be interpreted in accordance with Section 409A of the Code. Notwithstanding anything to the contrary in the Plan (and unless the Subplan and/or Award Agreement specifically provides otherwise), if the Shares are publicly traded and if a Participant holding an Award that constitutes “deferred compensation” under Section 409A of the Code is a “specified employee” for purposes of Section 409A of the Code, no distribution or payment of any amount that is due because of a “separation from service” (as defined in Section 409A of the Code without regard to alternative definitions thereunder) will be settled or paid before the date that is six months following the date of such Participant’s “separation from service” (as defined in Section 409A of the Code without regard to alternative definitions thereunder) or, if earlier, the date of the Participant’s death, unless such distribution or payment can be made in a manner that complies with Section 409A of the Code, and any amounts so deferred will be settled or paid in a lump sum on the day after such six-month period elapses, with the balance settled or paid thereafter on the original schedule.

(p)         Funding. No provision of the Plan shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company be required to maintain separate bank accounts, books, records, or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan other than as unsecured general creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees and service providers under general law.

(q)         Restrictions. The Committee shall have the power to impose such other restrictions on Awards as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for favorable tax treatment under Section 102 of the Israeli Tax Ordinance or any other applicable tax law provision.

(r)         Tax Treatment. The Company makes no representations that any Awards or payments or benefits provided under the Plan or any Subplan will qualify for any specific treatment under the applicable tax laws of any jurisdiction in which the Company or its Affiliates operate and in no event shall the Company, its Affiliates or any of their respective directors, officers, employees or advisers be held liable for all or any portion of any taxes, interest, penalties or other monetary amounts owed by a Participant (or any other individual claiming a benefit through a Participant) as a result of the Plan or Subplan.

(s)         No Limitation on Compensation. Nothing in the Plan shall be construed to limit the right of the Company to establish other plans or to pay compensation to its employees, officers or directors in cash or property, in a manner that is not expressly authorized under the Plan.

(t)         No Constraint on Corporate Action. Nothing in the Plan shall be construed (i) to limit, impair or otherwise affect the Company’s right or power to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell or transfer all or any part of its business or assets, or (ii) except as provided in Section 18 or 19 hereof, to limit the right or power of the Company or its Affiliates to take any action that such entity deems to be necessary or appropriate.

(u)         Reliance on Reports. Each member of the Committee and each member of the Board shall be fully justified in relying, acting or failing to act, and shall not be liable for having so relied, acted, or failed to act in good faith, upon any report made by the independent public accountant of the Company and its Affiliates and upon any other information furnished in connection with the Plan by any person or persons other than such member.

(v)         Titles and Headings. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

*    *    *

Appendix B

AMENDMENT NO. 1

TO

EMPLOYMENT AGREEMENT

This Amendment No. 1 (this “Amendment”) to the Employment Agreement (as defined below) is entered into as of [•], 2020, by and between Teva Pharmaceutical Industries, Ltd., (the “Company”) and Kåre Schultz (“Executive”).

WHEREAS, the Company and the Executive are parties to that certain Employment Agreement, dated September 7, 2017 (the “Employment Agreement”), which details the terms of the Executive’s employment with the Company; and

WHEREAS, the Company and the Executive now wish to amend certain provisions of the Agreement and desire to memorialize such amendment to the Employment Agreement in this Amendment;

NOW, THEREFORE, in consideration of the covenants and agreements herein contained, the parties hereto hereby agree as follows:

1.     Capitalized Terms. Capitalized terms that are not defined in this Amendment shall have the meanings ascribed thereto in the Employment Agreement.

2.     Amendments to the Employment Agreement.

(a)	Section 1.1 of the Employment Agreement is hereby amended by replacing the phrase “the fifth (5th) anniversary of the Effective Date” with “the sixth (6th) anniversary of the Effective Date.”

(b)

Section 4.1.2 of the Employment Agreement is hereby amended by deleting the definition “Performance Period” from the last sentence of the first paragraph. The first paragraph of section 4.1.2 of the Employment Agreement will hereafter read as follows:

“Sign-on PSU Award. Executive shall be granted two performance share unit (“PSU”) awards (each, a “Sign-on PSU Award”), the target number of Shares subject to each of which shall be determined assuming each Sign-on PSU Award grant were made on the last day prior to the public announcement of Executive’s hire (using the per Share closing price on that date) and each grant had a grant date fair value of $7,500,000 (Seven Million Five Hundred Thousand United States Dollars) (or $15,000,000 (Fifteen Million United States Dollars) in the aggregate). Each Sign-on PSU Award shall provide that the number of Shares earned thereunder shall be determined based on the percentage increase in the per Share price, beginning with the average per Share closing price on the Effective Date (or, if the Effective Date occurs on 1 February 2018 or earlier, the per Share closing price on the last day prior to the public announcement of Executive’s hire shall apply instead) (the “Beginning Price”) and ending with the average per Share closing price during the six (6) months ending on (a) in the case of the first Sign-on PSU Award (the “Three-Year PSU Award”), the third (3rd) anniversary of the Effective Date or (b) in the case of the second Sign-on PSU Award (the “Five-Year PSU Award”), the fifth (5th) anniversary of the Effective Date (such applicable average per Share closing price, the “End Price,”), as follows:”

(c)

Section 4.2 of the Employment Agreement is hereby amended by adding the sentence “The annual equity awards granted for each such fiscal year are collectively referred to as the “Annual Equity Awards” after the end of the first sentence of Section 4.2. The first and second sentence of section 4.2 of the Employment Agreement will hereafter read as follows:

“For each fiscal year of the Term, Executive shall be granted equity awards with a target grant date fair value of $6,000,000 (Six Million United States Dollars), subject to the terms of the 2015 Plan (or any successor thereto) and Exhibit B. The annual equity awards granted for each such fiscal year are collectively referred to as the “Annual Equity Awards”.

(d)	Section 4.2 of the Employment Agreement is further hereby amended by adding the following paragraph immediately following the end of Section 4.2:

“In addition, from the fiscal year 2020 and for each fiscal year of the Term thereafter, Executive shall be granted additional performance-based equity awards with a target grant date fair value equal to $4,000,000 (Four Million United States Dollars), subject to (i) the terms of the 2015 Plan (or any successor thereto), (ii) the terms of Exhibit B as applicable to performance based awards, and (iii) the same performance goals and related vesting criteria as Annual Equity Awards that are performance based granted to Executive, unless other performance measures and/or vesting periods are determined by the Committee and the Board in agreement with Executive (“Additional Annual Award”). For the sake of clarity, the grant date of the Additional Annual Award for the year 2020 shall be the date of 2020 Annual General Meeting of Shareholders and the performance goals and related vesting criteria for such Additional Annual Award shall be identical to those applicable to the PSUs granted to Executive on February 28, 2020.

For the purpose of this Agreement, Performance Period shall be defined as the applicable performance period attached to each performance based award.”

(e)	Section 9.6 of the Employment Agreement is hereby amended by adding the following paragraph immediately following the end of Section 9.6:

“In addition, and subject to Executive’s execution and non-revocation of the Release of Claims in accordance with Section 9.7 and Executive’s continuous compliance with Sections 11, 12, 13 and 14 of the Employment Agreement, in the event that Executive’s employment terminates in connection with the non-renewal of this Agreement by the Company hereunder or by Executive upon his retirement, Executive shall be entitled to the Equity Benefits.

For purposes of this Section 9.6 the term “retirement” shall mean the non-renewal by Executive of his employment term hereunder in accordance with Section 1.1 of this Agreement, following which Executive ceases to work as an employee in a full-time managerial capacity for any for-profit organization.

In addition, and for the purpose of this Section 9.6 only, the restrictions in Section 12 of this Agreement shall not apply to engagement with a company that is not either of (x) any company on the list of peer group companies as disclosed in Proposal 4 of the Company’s 2020 Proxy Statement or (y) an entity that is engaged, directly or indirectly, including but not limited through an affiliate, in the development, manufacture of, sale of or trading in (i) generic products or (ii) specialty pharmaceutical products (including but not limited to biopharmaceutical products) that are competitive with a specialty product developed manufactured, sold or otherwise traded in by the Company as of the Date of Termination.”

(f)	Section 9.9.5 of the Employment Agreement is hereby amended by:

i.	Replacing the phrase “means vesting in the Sign-on Awards as follows:” with “means vesting in the Sign-on Awards, the Annual Equity Awards and the Additional Annual Awards, as follows:”.

ii.

Replacing the references in subsection 9.9.5(b)(i) and subsection 9.9.5(b)(ii) of the Employment Agreement to “Sign On PSU Award” with “Sign On PSU Award, Annual Equity Awards and Additional Annual Awards”.

Subsection 9.9.5 (b)(i) of the Employment Agreement will hereafter read as follows:

“If the Date of Termination is during a Performance Period, then the applicable Sign On PSU Award, Annual Equity Awards and Additional Annual Awards shall be eligible for full vesting and settlement, at the end of the applicable Performance Period based on actual performance through the entire Performance Period”.

Subsection 9.9.5 (b)(ii) of the Employment Agreement will hereafter read as follows:

“If the Date of Termination occurs following the expiration of an applicable Performance Period, then the portion of the applicable Sign On PSU Award, Annual Equity Awards and Additional Annual Awards earned based on actual performance during the Performance Period shall immediately vest and be settled”;

iii.	Adding the following new subsection 9.9.5(c) immediately following subsection 9.9.5(b) of the Employment Agreement:

c. Annual Time Based Equity Awards. Any portion of the Annual Equity Award that vests solely based on the continued service of Executive that is unvested as of the Date of Termination shall continue to vest, over the remainder of its original vesting period, on the same terms and to the same extent as if Executive had remained employed by the Company in accordance with the terms and conditions of the 2015 Plan (or any successor thereto) during such period. In addition, the vested portion of any stock option as of the conclusion of the stock option vesting term will be exercisable through the original expiration date of the term of such stock option, following which any portion of such stock option not exercised will automatically expire.

(g)

The last sentence of Section 12 of the Employment Agreement is hereby amended to read as follows: “For the avoidance of doubt, this Section 12 shall not apply to Executive following a termination of employment that occurs due to the non-renewal of this Agreement by Executive for reasons other than retirement (as such term is defined in Section 9.6) pursuant to the third sentence of Section 1.1.”

3.    Ratification and Confirmation. Except as specifically amended by this Amendment, the Employment Agreement is hereby ratified and confirmed in all respects and remains valid and in full force and effect. Whenever the Employment Agreement is referred to in this Amendment or in any other agreement, document or instrument, such reference shall be deemed to be to the Employment Agreement, as amended by this Amendment, whether or not specific reference is made to this Amendment.

4.    Entire Agreement. The Employment Agreement and this Amendment constitute the entire understanding and agreement of the parties hereto regarding the employment of the Executive and supersede all prior negotiations, discussions, correspondence, communications, understandings and agreements between the parties relating to the subject matter hereof.

5.    Governing Law. This Amendment shall be governed by and construed and enforced in accordance with the laws of Israel without giving effect to the choice of law or conflict of laws provisions thereof.

6.    Controlling Document. In case of conflict between any of the terms and condition of this Amendment and the Employment Agreement, the terms and conditions of this Amendment shall prevail.

7.    Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument. The execution of this Amendment may be by actual signature or by signature delivered.

*     *     *     *     *

EXECUTIVE

Name:

Dated:

ACCEPTED AND AGREED:

TEVA PHARMACEUTICAL INDUSTRIES LTD.

By:

Title:

By:

Title:

Appendix C

Hebrew language version of Amendment to Articles of Association

C-1

TEVA PHARMACEUTICAL INDUSTRIES LIMITED (“TEVA”)

2020 ANNUAL GENERAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 9, 2020

PROXY CARD

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF TEVA

Teva’s Board of Directors recommends that you vote FOR all proposals. If you execute and return this proxy card without indicating any directions with respect to any matter, this proxy card will be voted FOR all proposals.

Information in respect of the undersigned:

Shareholder name:
Number of identity card or passport (country):
Corporation number:
Place of incorporation:
Number of Teva ordinary shares being voted:

The undersigned hereby constitutes and appoints each of DOV BERGWERK, CHEN YEHUDAI, DIKLA TADMOR and NETANEL DEROVAN, acting individually, the true and lawful attorney, agent and proxy of the undersigned, with full power of substitution, to vote with respect to the number of shares set forth above, standing in the name of the undersigned at the close of trading on the Record Date, at the 2020 Annual General Meeting of Shareholders, and at any and all adjournments thereof, with all the power that the undersigned would possess if personally present and especially (but without limiting the general authorization and power hereby given) to vote as instructed on the reverse side.

In order to be counted, a duly executed proxy must be received by Teva by 4:30 p.m., Israel time, on June 5, 2020 (if not revoked prior to such time), unless determined otherwise by the chairman of the meeting, by submitting this proxy card to Teva’s executive offices at 5 Basel Street, Petach Tikva, 4951033 Israel to the attention of the Corporate Secretary.

In order to be counted, in addition to this proxy card: (i) shareholders registered in Teva’s shareholder register (Registered Holders) must also provide Teva with a copy of such Registered Holder’s identity card, passport or certificate of incorporation, as the case may be; and (ii) a shareholder registered pursuant to Section 177(1) of the Israeli Companies Law, 5759-1999, through a nominee company (Non-Registered Holders) must also provide Teva with an ownership certificate confirming such Non-Registered Holder’s ownership of Teva’s ordinary shares on the Record Date, which certificate must be approved by a member of the Tel Aviv Stock Exchange, as required by the Israeli Companies Regulations (Proof of Share Ownership for Voting at a General Meeting), 5760-2000. Non-Registered Holders may alternatively submit their votes through the electronic voting system of the Israeli Securities Authority at https//:votes.isa.gov.il.

This proxy card, when properly executed, will be voted in the manner directed herein by the undersigned. Any and all proxies heretofore given are hereby revoked.

(Continued and to be signed on the reverse side)

PLEASE COMPLETE, SIGN, DATE AND RETURN PROMPTLY

Matter on the Agenda:		Please vote by marking “X” in the correct box
		For	Against	Abstain
1.	ELECTION OF DIRECTORS:
(a) Dr. Sol J. Barer
(b) Jean-Michel Halfon
(c) Nechemia (Chemi) J. Peres
(d) Janet S. Vergis
2.	TO APPROVE, ON A NON-BINDING ADVISORY BASIS, THE COMPENSATION FOR TEVA’S NAMED EXECUTIVE OFFICERS
3.	TO APPROVE TEVA’S 2020 LONG-TERM EQUITY-BASED INCENTIVE PLAN
4.	TO APPROVE AN AMENDMENT TO THE TERMS OF OFFICE AND EMPLOYMENT OF TEVA’S PRESIDENT AND CHIEF EXECUTIVE OFFICER
5.	TO APPROVE AN AMENDMENT TO TEVA’S ARTICLES OF ASSOCIATION
6.	TO APPOINT KESSELMAN & KESSELMAN, A MEMBER OF PRICEWATERHOUSECOOPERS INTERNATIONAL LTD., AS TEVA’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM UNTIL TEVA’S 2021 ANNUAL MEETING OF SHAREHOLDERS

Signature	Date